      As filed with the Securities and Exchange Commission on June 9, 1998

                                                      REGISTRATION NO. 333-49011
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                        ADVANCED ACCESSORY SYSTEMS, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   13-3848156
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                            AAS CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   13-3969422
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                               AAS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    6719                                   38-3319226
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                                 SPORTRACK, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   13-3848154
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                             VALLEY INDUSTRIES, LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3714                                   38-3363492
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------

                                                        VALTEK, LLC
                                   (Exact Name of Registrant as Specified in Its Charter)
                DELAWARE                                    3714                                   38-3402070
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                  Identification Number)

                           -------------------------
          12900 HALL ROAD, SUITE 200, STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           -------------------------
                              MARSHALL D. GLADCHUN
                            CHIEF EXECUTIVE OFFICER
                           12900 HALL ROAD, SUITE 200
                        STERLING HEIGHTS, MICHIGAN 48313
                                 (810) 997-2900
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                           -------------------------

                                With a copy to:
                                 JOHN J. SUYDAM
                        O'SULLIVAN GRAEV & KARABELL, LLP
                 30 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10112
                                 (212) 408-2400
                           -------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                        ADVANCED ACCESSORY SYSTEMS, LLC
                            AAS CAPITAL CORPORATION
                            ------------------------

                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B),
         SHOWING LOCATION OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

            FORM S-4 ITEM NUMBER AND CAPTION               LOCATION OR CAPTION IN PROSPECTUS
            --------------------------------               ---------------------------------
 1.    Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus.....    Facing Page of Registration Statement;
                                                      Outside Front Cover Page of Prospectus
 2.    Inside Front and Outside Back Cover Pages
       of Prospectus..............................    Inside Front and Outside Back Cover Pages
                                                      of Prospectus; Available Information
 3.    Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information..............    Prospectus Summary; Risk Factors; Selected
                                                      Consolidated Financial Information
 4.    Terms of the Transaction...................    Prospectus Summary; The Exchange Offer;
                                                      Description of the Notes
 5.    Pro Forma Financial Information............    Unaudited Pro Forma Financial Information
 6.    Material Contracts with the Company Being
       Acquired...................................                         *
 7.    Additional Information Required for
       Reoffering by Persons and Parties Deemed to
       be Underwriters............................    Plan of Distribution
 8.    Interests of Named Experts and Counsel.....                         *
 9.    Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities................................                         *
10.    Information With Respect to S-3
       Registrants................................                         *
11.    Incorporation of Certain Information by
       Reference..................................                         *
12.    Information With Respect to S-2 or S-3
       Registrants................................                         *
13.    Incorporation of Certain Information by
       Reference..................................                         *
14.    Information With Respect to Registrants
       Other Than S-2 or S-3 Registrants..........    Prospectus Summary; Risk Factors; Selected
                                                      Consolidated Financial Information;
                                                      Management's Discussion and Analysis of
                                                      Financial Condition and Results of
                                                      Operations; Business; Description of the
                                                      Credit Facilities
15.    Information With Respect to S-3
       Companies..................................
16.    Information With Respect to S-2 or S-3
       Companies..................................                         *
17.    Information With Respect to Companies Other
       Than S-2 or S-3 Companies..................                         *
18.    Information if Proxies, Consents or
       Authorization Are to be Solicited..........                         *
19.    Information if Proxies, Consents or
       Authorizations Are Not to be Solicited, or
       in an Exchange Offer.......................    Management; Ownership of Capital Stock;
                                                      Certain Transactions

-------------------------
* Not applicable or answer is in the negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 9, 1998

PROSPECTUS

                        ADVANCED ACCESSORY SYSTEMS, LLC
                            AAS CAPITAL CORPORATION
                 OFFER TO EXCHANGE UP TO $125,000,000 OF THEIR
               9 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                          FOR ANY AND ALL OUTSTANDING
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                            ------------------------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON             , 1998, UNLESS EXTENDED
                            ------------------------

    Advanced Accessory Systems, LLC ("AAS" and, together with its subsidiaries, the "Company") and AAS Capital Corporation ("Capital Corp." and, together with AAS, the "Issuers") hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of 9 3/4% Series B Senior Subordinated Notes due 2007 (the "New Notes") of the Issuers for each $1,000 principal amount of the issued and outstanding 9 3/4% Senior Subordinated Notes due 2007 (the "Old Notes," and the Old Notes and the New Notes, collectively, the "Notes") of the Issuers from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $125,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

    Interest on the New Notes will accrue from April 1, 1998 and will be payable in cash semi-annually in arrears on April 1 and October 1 of each year commencing October 1, 1998. Interest will be payable on the Old Notes accepted for exchange to, but not including, April 1, 1998.

    The New Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Issuers. The New Notes will rank pari passu in right of payment with any future senior subordinated Indebtedness (as defined) of the Issuers and will rank senior in right of payment to all Subordinated Indebtedness (as defined) of the Issuers. The New Notes will be fully and unconditionally guaranteed (the "Guarantees"), jointly and severally on a senior subordinated basis, by each of the Company's direct and indirect domestic subsidiaries (excluding Unrestricted Subsidiaries (as defined)) (collectively, the "Guarantors"). The Guarantees will be unsecured obligations of the Guarantors and will be subordinated to all existing and future Senior Indebtedness of such Guarantors, including their obligations under their guarantees in respect of the Amended and Restated Credit Agreement (as defined). See "Description of the Notes." As of March 31, 1998, including the 1998 Transactions (as defined), the aggregate principal amount of the Issuers' outstanding Senior Indebtedness was approximately $70.0 million (excluding unused commitments). In addition, the Indenture (as defined) permits the Issuers to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Description of the Notes -- Ranking" and "-- Subordination of the Notes -- Guarantees of the Notes."

    The Old Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The New Notes are being offered hereby in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Issuers believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers). The Issuers have agreed that, for a period of 180 days after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the New Notes. The Issuers do not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotations system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

    The Issuers will not receive any proceeds from the Exchange Offer. The Issuers will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined herein). The Exchange Offer is subject to certain customary conditions.

    This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by Chase Securities Inc. ("CSI") in connection with offers and sales related to market-making transactions in the Notes. CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. See "Plan of Distribution."
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.
                            ------------------------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1998.

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH COMPANY RESEARCH, SURVEYS OR STUDIES PURCHASED BY THE COMPANY OR THE INITIAL PURCHASERS (AS DEFINED) AND CONDUCTED BY THIRD PARTIES AND FROM INDUSTRY OR GENERAL PUBLICATIONS. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.
                            ------------------------

                           FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA FINANCIAL INFORMATION," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL OF THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES WILL BE REALIZED AND IT IS LIKELY THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION; (2) INCREASED COSTS; (3) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (4) INCREASES IN THE COMPANY'S COST OF BORROWING OR UNAVAILABILITY OF ADDITIONAL DEBT OR EQUITY CAPITAL; (5) ADVERSE STATE OR FEDERAL LEGISLATION OR REGULATION OR ADVERSE DETERMINATIONS BY REGULATIONS; AND (6) CHANGES IN GENERAL ECONOMIC CONDITIONS AND/OR IN THE MARKETS IN WHICH THE COMPANY MAY, FROM TIME TO TIME, COMPETE. MANY OF SUCH FACTORS ARE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     The Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Such materials can also be inspected on the Internet at http://www.sec.gov.

     Upon consummation of the Exchange Offer, AAS will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such materials filed by AAS with the Commission may be inspected, and copies thereof obtained, at the places, and in the manner, set forth above.

     In the event that AAS ceases to be subject to the informational reporting requirements of the Exchange Act, AAS has agreed that, so long as the Notes remain outstanding, it will file with the Commission and distribute to holders of the Notes copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that AAS would have been required to file with the Commission pursuant to the Exchange Act. Such financial information will include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereto expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. AAS will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request. In addition, AAS has agreed that for so long as any of the Old Notes remain outstanding it will make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuers have either exchanged the Old Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Old Notes pursuant to an effective registration statement filed by the Issuers.

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus. Unless the context otherwise requires, the term the "Company" refers to Advanced Accessory Systems, LLC, a Delaware limited liability company, and its subsidiaries, including SportRack, Brink and Valley. The term "SportRack" refers to SportRack, LLC, a Delaware limited liability company, and its subsidiaries; the term "Brink" refers to Brink International B.V., a private company with limited liability incorporated under the laws of The Netherlands, and its subsidiaries; the term "Valley" refers to Valley Industries, LLC, a Delaware limited liability company; the term "SportRack International" refers to SportRack International Inc., a Quebec corporation and a subsidiary of SportRack; and the term "Ellebi" refers to Ellebi S.r.1., an Italian corporation and a subsidiary of Brink. As used herein, the term "light vehicles" comprises light trucks and passenger cars, and the term "light trucks" includes minivans, standard size vans, sport utility vehicles ("SUVs") and pickup trucks.

                                  THE COMPANY

GENERAL

     The Company is one of the world's largest designers, manufacturers and suppliers of towing and rack systems and related accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's products include a complete line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. The Company's broad offering of rack systems includes fixed and detachable racks and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. The Company's products are sold as standard accessories or options for a variety of light vehicles. In 1997, on a pro forma basis, the Company estimates that approximately 49% of its net sales were generated from products sold for light trucks. The Company is the sole Tier 1 OEM supplier of towing or rack systems for eight of the top ten light trucks produced in North America, including the General Motors ("GM") C/K Pickup and Blazer, the Chrysler Grand Cherokee (towing systems and rack systems), T-3000 Pickup and Caravan and the Ford Explorer, Ranger and Windstar. On a pro forma basis for the year ended December 31, 1997, the Company's net sales and EBITDA (as defined) would have been $268.5 million and $36.3 million, respectively. For the three months ended March 31, 1998 and 1997, the Company's net sales were $74.0 million and $34.5 million, respectively, and EBITDA was $10.2 million and $5.6 million, respectively.

COMPETITIVE ADVANTAGES


     Leading Global Market Position. Based on its knowledge of the industry, the Company believes that it is one of the world's largest designers, manufacturers and suppliers of towing systems and one of the world's largest designers, manufacturers and suppliers of rack systems. The Company also believes, based on its knowledge of the industry, that it is the largest supplier of towing systems in Europe, the largest supplier of towing systems to automotive OEMs in North America and the second largest supplier of towing systems to the aftermarket in North America. Based on its knowledge of the industry, the Company also believes that it is one of the two largest suppliers of rack systems sold to automotive OEMs in North America. The Company has 19 engineering, manufacturing and distribution facilities strategically located in the United States, Canada, The Netherlands, Denmark, Germany, the United Kingdom, Sweden, Italy and France. By virtue of its size and global presence, the Company believes it benefits from several competitive advantages, including the ability to (i) satisfy local design, production, quality and timing requirements of global OEMs; (ii) provide "one-stop shopping" for customers' product and service requirements; (iii) optimize plant production; (iv) maximize its raw material purchasing power; (v) spread its selling, administrative and product development expenses over a large base of net sales; and (vi) develop and maintain state-of-the-art production facilities.


     Strong Relationships with Diverse Customer Base. The Company has an established position as a Tier 1 supplier of towing and/or rack systems to most of the OEMs manufacturing in North America and Europe including Chrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, Mercedes, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda and Kia. The Company supplies Chrysler with substantially all its towing systems and rack systems and accessories. The Company also supplies approximately 50% of the towing and rack system requirements of General Motors. Tier 1 status and strong customer relationships are important elements in achieving continued profitable growth because, as OEMs narrow their supplier bases, well regarded, existing suppliers have an advantage in gaining new contracts. The evolution of OEM relationships into strategic partnerships provides a significant advantage to Tier 1 suppliers with system integration capabilities (such as the Company) in retaining existing contracts as well as in participating during the design phase for new vehicles, which is integral to becoming a supplier for such new platforms. The Company is also a leading supplier of towing and rack systems to automotive aftermarket wholesalers, retailers and installers, such as U-Haul, Pep Boys, Balkamp, Advance Auto Parts, Coast Distribution Systems, Discount Auto Parts, Ace Hardware and Canadian Tire.

     Comprehensive Product Line. The Company continues to position itself as a leading supplier to its customers for a growing range of products and services. Through its offering of over 2,000 towing system models, the Company's products fit virtually every light vehicle produced in North America and Europe. The Company is one of a limited number of European manufacturers with such a broad product line that also satisfies European Community ("EC") regulatory safety standards, even though such standards have not yet been adopted by each EC member country. Competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets these safety standards. The Company has provided OEMs with fixed rack systems for approximately half of the light truck models produced in North America that utilize vehicle-specific fixed racks. The Company's innovative Mondial(R) product line of detachable rack systems, which consists of only 14 stock keeping units ("SKUs"), is able to fit substantially all the light vehicles produced in North America and Europe, while some competitors' comparable product lines consist of more than 200 SKUs. The Company believes that its broad product offerings also facilitate strategic partnerships with automotive aftermarket wholesalers, retailers and installers.

     Design and Engineering Expertise. The Company has an engineering and research and development staff that develops new products and processing technologies. The Company works directly with OEM designers to create innovative solutions that simplify vehicle assembly and reduce vehicle cost and weight. For example, the Company developed a roll formed, aluminum cross rail which substantially reduced the weight of the Chrysler minivan rack at a competitive cost. Additionally, the Company is responsible for many industry innovations, including lighter, less obtrusive, round tube towing hitches as well as push button and pull lever stanchions on fixed rack systems. The Company believes its design and engineering capabilities provide significant value to its customers by (i) shortening OEM new product development cycles; (ii) lowering OEM manufacturing costs; (iii) providing technical expertise; and (iv) permitting aftermarket customers to maintain lower inventory levels. The Company also believes that its design innovations have created value for end users by providing products that are durable and easy to install and that enhance vehicle utility and appearance.

     High Quality, Low Cost Manufacturing Position. The Company believes that it is one of the highest quality, lowest cost suppliers of towing and rack systems in North America and Europe. The Company has received numerous quality and performance awards, including Chrysler's Gold Pentastar Award, Ford's Q-1 Award, Toyota's Distinguished Supplier Award and Nissan's Superior Supplier Performance Award. Supplier quality systems are currently being standardized across OEMs through the ISO-9000 and QS-9000 programs. The Company has achieved ISO-9000 or QS-9000 certification for ten of its 17 manufacturing and engineering facilities and is in the process of obtaining certification for the rest of its facilities. The Company's low cost position is a result of its strict cost controls and continuous improvement programs designed to enhance productivity. OEMs typically prefer stable suppliers who can generate productivity gains that can be shared to reduce OEM costs. The Company's cost controls are closely integrated with its quality driven manufacturing operations, thereby allowing it to profitably deliver high quality, easy to install and competitively priced components on a just-in-time basis. The Company's focus on low cost manufacturing also provides benefits when selling products to the less price sensitive aftermarket.

BUSINESS STRATEGY

     The Company's objective is to strengthen its position as a leading global supplier of automotive exterior accessories, thereby increasing revenue and cash flow. In order to accomplish its goal, the Company intends to pursue the following strategies.

     Increase Global Market Share. The Company intends to capitalize on its expanded presence in North America and Europe by marketing products to its global automotive OEM customers. Through its past acquisitions of complementary product lines, the Company is able to offer an expanded range of products and services to its extended customer base. The Company also expects to secure new customers by virtue of its expanded market presence and broad product and service offerings. The Company believes its continued emphasis on new technology (both product and process), will result in the development of more innovative, high margin towing and rack system products which it expects to market to its expanding customer base.

     Maintain and Enhance Strong Customer Relationships. The Company intends to strengthen and expand its relationships with global automotive OEMs and aftermarket customers by (i) continuing its commitment to innovative design and development of products during the early stages of vehicle design and redesign;
(ii) building on its position as a low cost supplier of quality accessory products; (iii) offering new products in existing and new geographic areas by taking advantage of existing OEM relationships; and (iv) working with aftermarket customers to develop new products and marketing strategies. The Company has recently obtained orders from Mercedes Benz, BMW, SEAT and Chrysler to supply products for new SUVs.

     Increase Operating Efficiencies. The Company believes there are significant opportunities for improvement in margins and cash flow through intercompany cooperation among its various acquired business units, including (i) realizing economies of scale from the combined purchasing power of a larger company; (ii) achieving production and other operating efficiencies through the implementation of a "best practices" program; (iii) reducing certain selling, administrative and product development expenses; and (iv) reducing capital and operating expenditures from coordinated use of manufacturing resources.

     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward systems suppliers, the Company is focused on making strategic acquisitions that will enhance its ability to provide integrated systems (such as a towing or rack system) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including expansion into selected geographic areas. The Company believes that such acquisitions should provide additional opportunities for increased net sales and cash flow by enhancing the Company's manufacturing and marketing capabilities.

                               INDUSTRY OVERVIEW

     In 1996, the North American exterior accessories market for light vehicles was approximately $3.3 billion. In 1996, in the first year of ownership, North American consumers spent approximately $1.4 billion on exterior accessories for their light trucks as compared to approximately $0.8 billion in 1986, representing a compound annual growth rate of 5.9%. The Company's research indicates that growth in this market, and in towing systems and rack systems in particular, resulted in large part from the increased production and sale of light trucks, which in 1996 accounted for approximately 46% of total light vehicle production in North America as compared to 32% in 1986. According to DRI/McGraw-Hill Ward's Global Automotive Group, production of light trucks in North America and Western Europe has outpaced overall production in the light vehicle market (ten-year compound annual growth rate of 1.3% in North America and 1.4% in Western Europe), resulting primarily from the growth in minivans (ten-year compound annual growth rate of 8.6% in North America and 30.8% in Western Europe) and SUVs (ten-year compound annual growth rate of 11.6% in North America and 13.7% in Western Europe), although no assurance can be given that such production rates of light trucks will continue or will continue to outpace overall production.

     The strong growth in production of light trucks is attributable to several factors, including (i) the more sizable and comfortable interiors and aesthetically pleasing modern designs offered by light trucks; (ii) the changing lifestyle of the population, which is aging and therefore devoting more time to recreational activities;

(iii) the versatile product offerings targeted toward both the luxury and economy market sectors; (iv) the increasing acceptance of light truck use for everyday transportation; and (v) the durability and special performance capabilities (e.g. four-wheel drive) of light trucks.

     As automobile and light truck manufacturers have faced increased global competition, they have sought to significantly improve quality, reduce costs and shorten the development time required for new vehicle models. These changes have altered the OEM/supplier relationship and benefited larger suppliers that have strong product engineering and development capabilities, superior quality products, lower unit costs and the ability to deliver products on a timely basis. As a result, the Company believes that it will continue to benefit from the following automotive OEM and aftermarket trends: (i) consolidation of supplier base by OEMs; (ii) emergence of EC safety standards; (iii) increased levels of manufacturing in North America by transplants; and (iv) increased outsourcing by OEMs.

                            MANAGEMENT AND OWNERSHIP

     Chase Capital Partners ("CCP") and certain members of the Company's management formed the Company in September 1995, to make strategic acquisitions of automotive exterior accessory manufacturers and to integrate those acquisitions into a global enterprise that would be a preferred supplier to the automotive industry. The Company's senior management team has an average of over 20 years of experience in manufacturing and marketing automotive-related products. The Company believes that members of its management team have strong and successful track records in the operation of their respective businesses. Members of the Company's senior management own, in the aggregate, approximately 23.0% of the issued and outstanding voting securities of the Company on a fully diluted basis.

     CCP is the private equity group of The Chase Manhattan Corporation, the largest bank holding company in the United States, and is one of the largest private equity organizations in the United States, with over $4.0 billion under management. Through its affiliates, CCP invests in leveraged buyouts, recapitalizations and venture capital opportunities by providing equity and mezzanine debt capital. Since its inception in 1984, CCP has closed over 450 direct investments in a variety of industries. Affiliates of CCP own approximately 48.1% of the issued and outstanding voting securities of the Company on a fully diluted basis.

                              ACQUISITION HISTORY

     In September 1995, the Company, through its SportRack subsidiary, acquired substantially all of the net assets of the MascoTech Accessories division (the "MascoTech Division") of MascoTech, Inc. ("MascoTech"). The MascoTech Division was a North American supplier of rack systems and accessories to the automotive OEM market and aftermarket.

     In October 1996, the Company acquired (the "Brink Acquisition") all of the capital stock of Brink B.V., a private company with limited liability incorporated under the laws of The Netherlands and a European supplier of towing systems to the automotive OEM market and aftermarket. In December 1996, ownership of Brink B.V. and its subsidiaries was transferred to a newly formed subsidiary of the Company, Brink International B.V.

     In August 1997, the Company formed Valley to acquire (the "Valley Acquisition") the net assets of Valley Industries, Inc. ("Valley Industries"), a North American supplier of towing systems to the automotive OEM market and aftermarket.

     Two smaller acquisitions were completed in July 1997 by a subsidiary of SportRack, SportRack International. SportRack International acquired from Bell Sports Corporation ("Bell") the net assets of its SportRack division, a Canadian supplier of rack systems and accessories to the automotive aftermarket. CCP is a significant equity investor in Bell. SportRack International also acquired the capital stock of Nomadic Sports, Inc. ("Nomadic"), a Canadian supplier of rack systems and accessories to the automotive OEM market and aftermarket. The acquisitions of the SportRack division of Bell and Nomadic are collectively referred to in this Prospectus as the "SportRack International Acquisition."

     In January 1998, the Company formed Ellebi to acquire the net assets of a division of Ellebi S.p.A. (the "Ellebi Acquisition"). Ellebi is an Italian manufacturer and distributor of towing systems to the European automotive OEM market and aftermarket.

     In February 1998, the Company through SportRack International, Inc., acquired the net assets of Transfo-Rakzs, Inc. (the "Transfo-Rakzs Acquisition"), a designer, manufacturer and distributor of rear hitch rack carrying systems and related products to Canada and the U.S.

     The Ellebi Acquisition and the Transfo-Rakzs Acquisition are referred to herein collectively as the "1998 Transactions."
                            ------------------------

     Capital Corp. is a newly formed Delaware corporation and is a wholly owned subsidiary of the Company. The New Notes will be the joint and several obligations of the Company and Capital Corp. Capital Corp. has no assets, no liabilities other than with respect to the Notes and does not conduct any operations.

     The principal executive offices of the Company are located at 12900 Hall Road, Suite 200, Sterling Heights, Michigan 48313 and its telephone number is
(810) 997-2900.

                               THE EXCHANGE OFFER

Registration Rights
Agreement.....................   The Old Notes were sold by the Issuers on
                                 September 25, 1997 to CSI and First Chicago
                                 Capital Markets, Inc. (the "Initial
                                 Purchasers"), who resold the Old Notes to qualified institutional investors in reliance on Rule 144A under the Securities Act. In connection therewith, the Issuers, the
                                 Guarantors and the Initial Purchasers executed and delivered for the benefit of the holders of the Old Notes a registration rights agreement
                                 (the "Registration Rights Agreement")
                                 providing, among other things, for the Exchange
                                 Offer.

The Exchange Offer............   New Notes are being offered in exchange for a
                                 like principal amount of Old Notes. As of the date hereof, $125,000,000 aggregate principal amount of Old Notes are outstanding. The
                                 Issuers will issue the New Notes to Holders promptly following the Expiration Date. See
                                 "Risk Factors -- Consequences of Failure to
                                 Exchange."

Expiration Date...............   5:00 p.m., New York City time, on             ,
                                 1998, unless the Exchange Offer is extended as provided herein, in which case the term
                                 "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Interest......................   Each New Note will bear interest from April 1,
                                 1998. Interest will be payable on the Old Notes accepted for exchange to, but not including, April 1, 1998.

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 customary conditions, which may be waived by the Issuers. The Issuers reserve the right to amend, terminate or extend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. See "The
                                 Exchange Offer -- Conditions."

Procedures for Tendering Old
Notes.........................   Each Holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal, each Holder will represent to the Issuers, among other things, that (i) the New
                                 Notes acquired pursuant to the Exchange Offer by the Holder and any beneficial owners of Old
                                 Notes are being obtained in the ordinary course of business of the person receiving such New
                                 Notes, (ii) neither the Holder nor such
                                 beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor such beneficial owner is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Issuers. Each broker-dealer that receives New
                                 Notes for its own account in exchange for Old
                                 Notes, where such Old Notes
                                 were acquired by such broker-dealer as a result of marketmaking activities or other trading activities (other than Old Notes acquired directly from the Issuers), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New
                                 Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The
                                 Exchange Offer - Procedures for Tendering" and
                                 "Plan of Distribution."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered
                                 Holder. The transfer of registered ownership may take considerable time. See "The Exchange
                                 Offer -- Procedures for Tendering."

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not
                                 immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures."

Withdrawal Rights.............   Tenders may be withdrawn as provided herein at
                                 any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange
                                 Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
Delivery of New Notes.........   The Issuers will accept for exchange any and
                                 all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date. The New
                                 Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Exchange Agent................   First Union National Bank is serving as
                                 Exchange Agent in connection with the Exchange
                                 Offer. See "The Exchange Offer -- Exchange
                                 Agent."

Use of Proceeds...............   There will be no cash proceeds to the Issuers
                                 from the exchange pursuant to the Exchange
                                 Offer.

Consequences of Failure to
  Exchange....................   Holders of Old Notes who do not exchange their
                                 Old Notes for New Notes pursuant to the
                                 Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The Exchange Offer applies to $125,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will evidence the same debt as the Old Notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the Indenture, under which both the Old Notes were, and the New Notes will be, issued. See "Description of Notes."

Securities Offered............   $125,000,000 aggregate principal amount of
                                 9 3/4% Series B Senior Subordinated Notes due
                                 2007.

Maturity......................   October 1, 2007.

Interest Payment Dates........   April 1 and October 1, commencing October 1,
                                 1998.

Sinking Fund..................   None.

Optional Redemption...........   Except as described below, the Issuers may not
                                 redeem the Notes prior to October 1, 2002. On or after such date, the Issuers may redeem the Notes, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to October 1, 2000, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public
                                 Equity Offerings by the Company, at a
                                 redemption price equal to 109.750% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding after each such redemption. See "Description of the Notes
                                 -- Optional Redemption."

Change of Control.............   Upon the occurrence of a Change of Control, the
                                 Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See "Description of the Notes
                                 -- Change of Control."

Subsidiary Guarantees.........   The New Notes will be fully and unconditionally
                                 guaranteed (the "Guarantees"), jointly and severally on a senior subordinated basis, by the Guarantors. The Guarantors also guarantee all obligations of the Company under the Amended and Restated Credit Agreement. The obligations of each Guarantor under its Guarantee will be subordinated in right of payment to the prior payment in full of all existing and future Guarantor Senior
                                 Indebtedness (as defined) of such Guarantor to substantially the same extent as the Notes are subordinated to all existing and future Senior
                                 Indebtedness of the Issuers. See "Description of the Notes -- Guarantees of the Notes."

Ranking.......................   The New Notes will be unsecured and will be
                                 subordinated in right of payment to all
                                 existing and future Senior Indebtedness of the Issuers. The New Notes will rank pari passu in right of payment with any future senior subordinated Indebtedness (as defined) of the Issuers and will rank senior to all Subordinated Indebtedness (as defined) of the Issuers. As of March 31, 1998, including the
                                 1998 Transactions, the aggregate principal amount of the Issuers' outstanding Senior
                                 Indebtedness was approximately $70.0 million
                                 (excluding unused commitments). See
                                 "Description of the Notes -- Ranking" and "--
                                 Subordination of the Notes."

Certain Covenants.............   The indenture under which the Old Notes were,
                                 and the New Notes will be, issued (the
                                 "Indenture") contains certain covenants that, among other things, limit (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries, (ii) the payment of dividends on, and redemption of, capital stock of the Company and its Restricted Subsidiaries and the redemption of certain subordinated obligations of the Company and its Restricted
                                 Subsidiaries, (iii) investments, (iv) sales of assets and Restricted Subsidiary stock, (v) transactions with affiliates and (vi) consolidations, mergers and transfers of all or substantially all of the Company's assets. The
                                 Indenture also prohibits certain restrictions on distributions from Restricted Subsidiaries.
                                 However, all of these limitations and
                                 prohibitions are subject to a number of
                                 important qualifications and exceptions. See
                                 "Description of the Notes -- Certain
                                 Covenants."

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table presents summary historical financial data of the MascoTech Division ("Predecessor") for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 through September 27, 1995 (the period prior to the acquisition of the net assets of the MascoTech Division by the Company). The data as of and for the years ended December 31, 1993 and 1994 have been derived from the unaudited financial statements of the MascoTech Division and the data for the period from January 1, 1995 through September 27, 1995 have been derived from the audited financial statements included elsewhere in this Prospectus. The historical data as of and for the period from September 28, 1995 through December 31, 1995 and for the years ended December 31, 1996 and 1997 represent consolidated financial data of the Company subsequent to the acquisition of the MascoTech Division, and include (i) the operations of Brink subsequent to the Brink Acquisition on October 30, 1996; (ii) the operations of Bell and Nomadic subsequent to the SportRack International Acquisition on July 2, 1997 and July 24, 1997, respectively, and (iii) the operations of Valley subsequent to the Valley Acquisition on August 5, 1997. The historical data for the Company through December 31, 1997 have been derived from the audited financial statements of the Company included elsewhere in this Prospectus. The data as of and for the three months ended March 31, 1997 present consolidated financial information for the Company, including Brink. The data as of and for the three months ended March 31, 1998 present consolidated financial information for the Company, including Brink, Sport Rack International, Valley, Ellebi and Transfo-Rakzs. The interim data as of and for the three months ended March 31, 1998 and 1997 have been derived from unaudited financial statements that, in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of those to be expected for a full year. The summary pro forma statement of operations data and other financial data for the year ended December 31, 1997 were prepared to illustrate the effect of (i) the offering of the Old Notes (the "Offering");
(ii) the Valley Acquisition and the SportRack International Acquisition; and
(iii) the 1998 Transactions, as if all of such transactions had occurred on January 1, 1997. Pro forma data as of and for the three months ended March 31, 1998 have not been presented because such data are substantially the same as the historical data for such period because Ellebi was acquired on January 2, 1998 and Transfo-Rakzs, acquired in February 1998, is not significant. The pro forma data do not purport to be indicative of the results of operations or the financial position of the Company that would have been obtained if the acquisitions and Offering had been completed as of such dates or to project the results of operations or the financial position of the Company for any future date or period. The following table should be read in conjunction with the financial statements of the Company, Valley Industries and Ellebi, "Selected Historical Financial Data," "Unaudited Pro Forma Financial Information" and, in each case, the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

                                                                                      COMPANY
                                                                  ------------------------------------------------
                                         PREDECESSOR                           HISTORICAL                PRO FORMA
                              ---------------------------------   ------------------------------------   ---------
                                 YEAR ENDED        PERIOD FROM      PERIOD FROM               YEAR ENDED
                                DECEMBER 31,      JANUARY 1 TO     SEPTEMBER 28              DECEMBER 31,
                              -----------------   SEPTEMBER 27,   TO DECEMBER 31,   ------------------------------
                               1993      1994         1995             1995         1996(1)   1997(2)      1997
                               ----      ----     -------------   ---------------   -------   -------      ----
                                   (DOLLARS IN THOUSANDS)                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net sales...................  $59,081   $60,882      $48,698          $16,299       $81,466   $188,678   $268,489
Cost of sales...............   48,369    47,716       38,645           12,458        53,607    135,556    194,173
                              -------   -------      -------          -------       -------   --------   --------
  Gross profit..............   10,712    13,166       10,053            3,841        27,859     53,122     74,316
Selling, administrative and
  product development
  expenses..................    6,585     7,313        6,107            1,472        13,413     31,350     46,728
Amortization of intangible
  assets....................       --        --           --              546         2,475      2,336      3,448
                              -------   -------      -------          -------       -------   --------   --------
  Operating income..........    4,127     5,853        3,946            1,823        11,971     19,436     24,140
Other (income) expense
  Interest expense(4).......       --        --           --              975         4,312     12,627     19,627
  Foreign currency
    loss(5).................       --        --           --               --         1,330      6,097      6,097
  Other, net................      665      (105)          65              (22)          (80)        --        125
                              -------   -------      -------          -------       -------   --------   --------
  Income (loss) before
    minority interest,
    extraordinary charge and
    income taxes............    3,462     5,958        3,881              870         6,409        712     (1,709)
Provision (benefit) for
  income taxes(6)...........    1,247     2,114        1,324               --          (491)    (2,856)    (2,561)
                              -------   -------      -------          -------       -------   --------   --------
  Income (loss) before
    minority interest and
    extraordinary charge....    2,215     3,844        2,557              870         6,900      3,568        852
Minority interest...........       --        --           --                9            69         97         97
                              -------   -------      -------          -------       -------   --------   --------
  Income (loss) before
    extraordinary
    charge..................    2,215     3,844        2,557              861         6,831      3,471        755
Extraordinary charge(7).....       --        --           --               --         1,970      7,416         --
                              -------   -------      -------          -------       -------   --------   --------
  Net income (loss).........  $ 2,215   $ 3,844      $ 2,557          $   861       $ 4,861   $ (3,945)  $    755
                              =======   =======      =======          =======       =======   ========   ========
OTHER DATA:
Cash flows from operating
  activities................  $ 8,683   $ 1,165      $ 3,741          $ 1,390       $ 9,917   $  6,982   $ 10,374
Cash flows used for
  investing activities......    2,213     1,392        2,079           46,538        57,463     79,733     11,199
Cash flows provided by (used
  for) financing
  activities................   (6,259)      289       (1,661)          46,785        48,605     97,080     (4,126)
EBITDA(8)...................    4,890     6,773        4,334            2,651        16,448     27,916     36,291
Depreciation................      763       920          789              282         2,002      6,144      8,703
Capital expenditures........    2,213     1,392        2,079              491         3,124      7,751     10,272
Ratio of EBITDA to interest expense............................          2.72x         3.81x      2.21x      1.85x
Ratio of earnings to fixed charges(9)..........................          1.89x         2.43x      1.06x        --

BALANCE SHEET DATA
(AT END OF PERIOD):
Cash........................  $    10   $     8      $     3          $ 1,637       $ 2,514   $ 27,348   $     --
Working capital.............     (672)    3,518        4,002            3,960        14,368     64,375         --
Total assets................   15,070    21,743       24,698           59,979       148,359    265,483         --
Total debt, including
  current maturities........       --        --           --           34,900        93,142    197,126         --
Mandatorily redeemable
  warrants..................       --        --           --              200         3,498      3,507         --
Equity......................    8,940    13,664       15,794           14,221        18,463     16,444         --

                                                     COMPANY
                                               -------------------
                                                   HISTORICAL
                                               -------------------
                                               THREE MONTHS ENDED
                                                    MARCH 31,
                                               -------------------
                                                 1997     1998(3)
                                                 ----     -------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net sales...................                   $ 34,516   $ 74,027
Cost of sales...............                     23,767     53,978
                                               --------   --------
  Gross profit..............                     10,749     20,049
Selling, administrative and
  product development
  expenses..................                      6,423     12,350
Amortization of intangible
  assets....................                        511        785
                                               --------   --------
  Operating income..........                      3,815      6,914
Other (income) expense
  Interest expense(4).......                      2,158      4,936
  Foreign currency
    loss(5).................                      3,514      1,042
  Other, net................                         --         --
                                               --------   --------
  Income (loss) before
    minority interest,
    extraordinary charge and
    income taxes............                     (1,857)       936
Provision (benefit) for
  income taxes(6)...........                     (1,078)    (1,171)
                                               --------   --------
  Income (loss) before
    minority interest and
    extraordinary charge....                       (779)     2,107
Minority interest...........                         21         --
                                               --------   --------
  Income (loss) before
    extraordinary
    charge..................                       (800)     2,107
Extraordinary charge(7).....                         --         --
                                               --------   --------
  Net income (loss).........                   $   (800)  $  2,107
                                               ========   ========
OTHER DATA:
Cash flows from operating
  activities................                   $ (1,743)  $  4,261
Cash flows used for
  investing activities......                        742     24,218
Cash flows provided by (used
  for) financing
  activities................                      1,352     (2,796)
EBITDA(8)...................                      5,633     10,226
Depreciation................                      1,307      2,527
Capital expenditures........                        742      2,444
Ratio of EBITDA to interest expense...........    2.61x      2.07x
Ratio of earnings to fixed charges(9).........      --       1.18x

BALANCE SHEET DATA
(AT END OF PERIOD):
Cash........................                   $    809   $  4,926
Working capital.............                     15,704     54,923
Total assets................                    147,588    278,028
Total debt, including
  current maturities........                     94,431    194,542
Mandatorily redeemable
  warrants..................                      3,498      3,582
Equity......................                     17,105     18,494

                                                   (footnotes on following page)

-------------------------

(1) In October 1996, the Company acquired Brink. The Brink Acquisition has been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Brink are included in the consolidated operating results of the Company subsequent to October 30, 1996.

(2) The Company acquired the SportRack division of Bell on July 2, 1997, Nomadic on July 24, 1997, and Valley on August 5, 1997. The Valley Acquisition and the SportRack International Acquisition have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Valley and SportRack International are included in the consolidated operating results of the Company subsequent to the respective acquisition dates.

(3) The Company acquired Ellebi on January 2, 1998 and Transfo-Rakzs in February 1998. Such acquisitions have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Ellebi and Transfo-Rakzs are included in the consolidated operating results of the Company subsequent to their respective acquisition dates.

(4) Prior to its acquisition by the Company on September 28, 1995, the Predecessor was a division of MascoTech and, accordingly, had no outstanding indebtedness.

(5) Represents net currency loss on indebtedness, incurred in connection with the Brink Acquisition, which is currently denominated in U.S. dollars.

(6) The Predecessor, as a division of MascoTech, was allocated a portion of the consolidated income tax provision, which approximated the division's federal income tax provision on a stand alone basis. The Company is a limited liability company and, as such, the earnings of the Company and its domestic subsidiaries are included in the taxable income of the Company's unitholders and no federal income tax provision is required. The Company's foreign subsidiaries provide for income taxes on their results of operations.

(7) In connection with the indebtedness extinguished as a result of the Brink Acquisition, a prepayment penalty of $220,000 and unamortized deferred debt issuance costs of $1.8 million were charged to operations during 1996. In connection with indebtedness extinguished as a result of issuing the Old Notes, a prepayment penalty of $1.4 million, unamortized debt discount of $3.1 million, and unamortized deferred debt issuance costs of $3.2 million were charged to operations during 1997. The debt extinguishment charges in 1997 were reduced by $365,000 representing the income tax benefit recognized by Brink.

(8) EBITDA is defined as operating income plus depreciation and amortization, which definition may not be comparable to similarly titled measures reported by other companies. EBITDA is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered in isolation from or as an alternative to net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, funds depicted by the EBITDA measurement are not fully available for discretionary use because of debt service requirements, expenditures for capital replacement and expansion, and the need to conserve funds for other commitments and uncertainties. See "Description of the Notes -- Certain Definitions" for the definition of EBITDA for purposes of the Indenture.

(9) For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before minority interest, extraordinary charge and income taxes, plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the component of operating lease rental expense that management believes is representative of the interest component of rent expense. The Company's pro forma earnings were insufficient to cover pro forma fixed charges by $1.6 million for the year ended December 31, 1997. The Company's earnings were insufficient to cover fixed charges by $1.8 million for the three months ended March 31, 1997.

                                  RISK FACTORS

     In addition to the other matters set forth in this Prospectus, the following factors should be considered carefully by holders of Old Notes before making a decision to tender their Old Notes in the Exchange Offer.

LEVERAGE AND LIQUIDITY

     As a result of the Transactions, the Company is highly leveraged. As of March 31, 1998, the Company's indebtedness and its ratio of indebtedness to total capital was $194.5 million and 0.9 to 1.0, respectively. The Company's pro forma earnings were insufficient to cover pro forma fixed charges by $1.6 million for the year ended December 31, 1997. The Company's earnings were insufficient to cover fixed charges by $1.8 million for the three months ended March 31, 1997. In addition, subject to the restrictions in the Amended and Restated Credit Agreement and the Indenture, the Company and its subsidiaries may incur additional indebtedness (including additional Senior Indebtedness) from time to time to finance acquisitions or capital expenditures or for other purposes. See "Pro Forma Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Credit Facilities" and "Description of the Notes."

     The Company's high degree of leverage may have important consequences for the Company, including (i) the ability of the Company to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be available on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be used to pay the Company's interest expense and debt amortization, which will reduce the funds that would otherwise be available to the Company for its operations and future business opportunities (the Company's currently existing capital structure requires cash interest and debt amortization payments of approximately $22.3 million in 1998 and payments ranging from approximately $22.8 million to $28.6 million in 1999 through 2002);
(iii) a substantial decrease in net operating cash flows or an increase in expenses of the Company could make it difficult for the Company to meet its debt service requirements and force it to modify its operations; (iv) the Company may be more highly leveraged than its competitors, which may place it at a competitive disadvantage; and (v) the Company's high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally. Any inability of the Company to service its indebtedness or obtain additional financing, as needed, would have a material adverse effect on the Company.

     The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control as well as the availability of revolving credit borrowings under the Amended and Restated Credit Agreement or a successor facility. The Company anticipates that, based on current and expected levels of operations, its operating cash flow, together with borrowings under the Amended and Restated Credit Agreement, should be sufficient to meet its debt service, working capital and capital expenditure requirements for the foreseeable future, although no assurances can be given in this regard, including as to the ability to increase revenues or profit margins. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness (which could include the Notes), or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all, including, whether, and on what terms, the Company could raise equity capital.

RESTRICTIVE DEBT COVENANTS

     The Amended and Restated Credit Agreement and the Indenture contain a number of significant covenants that, among other things, restrict the ability of the Company to (i) declare dividends or redeem or repurchase capital stock;
(ii) prepay, redeem or purchase debt, including the Notes; (iii) incur liens;
(iv) make loans and investments; (v) incur additional indebtedness; (vi) amend or otherwise alter debt and other material agreements; (vii) make capital expenditures; (viii) engage in mergers, acquisitions and asset sales; (ix) enter into transactions with affiliates; and (x) alter the business it conducts. The indebtedness outstanding under the Amended and Restated Credit Agreement is guaranteed by all of the Company's domestic subsidiaries and is secured by a first priority lien on substantially all of the properties and assets of the Company and its respective domestic subsidiaries, now owned or acquired later, including a pledge of all of the shares of the Company's respective existing and future domestic subsidiaries, and up to 65% of the shares of the Company's existing and future foreign subsidiaries which are owned by the Company or one of its domestic subsidiaries and certain of the tangible and intangible assets of the Company's existing and future foreign subsidiaries. In addition, under the Amended and Restated Credit Agreement, the Company is required to comply with financial covenants with respect to (i) a maximum leverage ratio; (ii) a minimum fixed charge coverage ratio; (iii) a minimum net worth; (iv) capital expenditures; and (v) rentals. If the Company were unable to borrow under the Amended and Restated Credit Agreement due to a default or failure to meet certain specified borrowing base prerequisites for borrowing, it could be left without sufficient liquidity.

SUBORDINATION OF NEW NOTES AND THE GUARANTEES; NON-GUARANTOR SUBSIDIARIES

     The New Notes and the Guarantees will be unsecured and subordinated to the prior payment in full of all Senior Indebtedness of the Company and the Guarantors, respectively. As of March 31, 1998, the aggregate outstanding principal amount of all Senior Indebtedness was approximately $70.0 million. In the event of a bankruptcy, liquidation or reorganization of the Company, the assets of the Company or the Guarantors will be available to pay obligations on the New Notes only after all Senior Indebtedness of the Company or the Guarantors, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the New Notes. In addition, the Company may not pay principal or premium, if any, or interest on the New Notes if any Senior Indebtedness is not paid when due or any other default on any Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, such amount has been paid in full or the default has been cured or waived and such acceleration has been rescinded. In addition, if any default occurs with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Company may not make any payments on the New Notes for a designated period of time. Finally, if any judicial proceeding is pending with respect to any such default in payment on any Senior Indebtedness, or other default with respect to certain Senior Indebtedness, or if the maturity of the New Notes is accelerated because of a default under the Indenture and such default constitutes a default with respect to any Senior Indebtedness, the Company may not make any payment on the New Notes.

     The New Notes will not be guaranteed by any of the Company's foreign subsidiaries. See "Description of the Notes." On a pro forma basis, approximately 35% of the Company's net sales were made by non-Guarantor subsidiaries in 1997. For the three months ended March 31, 1998, approximately 31% of the Company's net sales were made by non-Guarantor subsidiaries.

INTEREST RATE FLUCTUATIONS

     A significant portion of the indebtedness of the Company to be outstanding following the Offering will bear interest at variable rates. While the Company may enter interest rate protection agreements to limit its exposure to increases in such interest rates, such agreements will not eliminate the exposure to variable rates. Any increase in the interest rates on the Company's indebtedness will reduce funds available to the Company for its operations and future business opportunities.

INTEGRATION OF ACQUISITIONS

     The Company seeks to grow through acquisitions. No assurance can be given that the integration of any future acquisitions will be successful or that the anticipated strategic benefits of any such future acquisitions will be realized. Acquisitions may involve a number of special risks, including, but not limited to, adverse short-term effects on the Company's reported operating results, diversion of management's attention, standardization of accounting systems, dependence on retaining, hiring and training key personnel, and unanticipated problems or legal liabilities. The ability of the Company to successfully implement its acquisition strategy depends on a number of factors, some of which are beyond the Company's control. There can be no assurance that the Company will be able to consummate acquisitions in the future on terms acceptable to it.

POTENTIAL RISKS RELATED TO SIGNIFICANT OPERATIONS IN FOREIGN COUNTRIES

     The Company manufactures and sells certain of its products in Europe, Canada and Mexico. In 1997, on a pro forma basis, approximately 35% of the Company's net sales were derived from operations conducted outside the United States. For the three months ended March 31, 1998 and 1997, approximately 31% and 41%, respectively, of the Company's net sales were derived from operations outside the United States. Such sales are principally in currencies other than U.S. dollars. Foreign operations are subject to certain risks that can materially affect the sales, profits, cash flows and financial position of the Company, such as currency exchange rate fluctuations, inflation, changes in import duties, exchange controls and variable political conditions. In particular, currency exchange rate fluctuations may impact the revenues and gross margins of the Company's foreign operations. Moreover, most of the Company's indebtedness is denominated in U.S. dollars and exchange rate fluctuations and other factors may affect the amount and availability of dollars to service such debt. The Company is currently not a party to any currency hedging agreements. In addition, a highly inflationary economy may also give rise to increased production costs without correspondingly increased prices, especially if products are exported to countries with low inflation rates. See
Note 11 of the notes to the Company's consolidated financial statements.

OWNERSHIP OF THE COMPANY

     CCP and its affiliates in the aggregate own approximately 48.1% of the Company's issued and outstanding voting securities on a fully diluted basis. In addition, pursuant to the Members' Agreement (as defined), affiliates of CCP have the ability to appoint a majority of the members of the Company's Board of Managers. See "Management -- Members' Agreement." Accordingly, CCP will be able to exert substantial influence on the direction and future operations of the Company. See "Security Ownership of Certain Beneficial Owners and Management" and "Plan of Distribution."

THE OEM SUPPLIER INDUSTRY

     The Company competes in the global OEM supplier industry which is characterized by a small number of OEMs which are able to exert considerable pressure on OEM suppliers, including the Company. On a pro forma basis, sales to OEM customers were approximately 65% of the Company's aggregate net sales in 1997. For the three months ended March 31, 1998 and 1997, sales to OEM customers were approximately 74% and 81%, respectively, of the Company's net sales. In addition, on a pro forma basis, sales to Chrysler and General Motors were approximately 27% and 16%, respectively, of the Company's aggregate net sales in 1997. For the three months ended March 31, 1998, sales to Chrysler and General Motors were approximately 34% and 16%, respectively, of the Company's net sales. Sales to these customers consist of a large number of different parts, tooling and other services, which are sold to separate divisions and operating groups within each customer's organizations. Although the Company has purchase orders from such customers, such purchase orders generally provide for supplying the customer's requirements for a particular model or model year rather than for manufacturing a specific quantity of products. The loss of either of such customers or any of such purchase orders, or a significant decrease in demand for certain models or a group of related models sold by any of its major customers could have a material adverse effect on the Company. The failure of the Company to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect the Company. OEM customers are also able to exert considerable pressure on component and system suppliers to reduce costs, provide integrated systems (as opposed to just parts), finance tooling, improve quality and provide additional design and engineering capabilities. There can be no assurance that the additional costs of increased quality standards, price reductions or additional engineering or systems integration capabilities required by OEMs will not have a material adverse effect on the financial condition or results of operations of the Company. In addition, the Company may not be able to pass on increases in the cost of raw materials to its OEM customers.

     The OEM supplier industry is highly cyclical and, in large part, dependent upon the overall strength of consumer demand for light trucks and passenger cars. There can be no assurance that the automotive industry for which the Company supplies components and systems, will not experience downturns in the future. An economic recession typically impacts substantially leveraged companies such as the Company more than similarly situated companies with less leverage. A decrease in overall consumer demand for motor vehicles in general or specific types of vehicles could have a material adverse effect on the Company's financial condition and results of operations.

LABOR RELATIONS

     Approximately 150 of the Company's employees in the United States at the Company's Port Huron, Michigan facility are represented by the Teamsters Union. Collective bargaining agreements with the Teamsters Union affecting these employees expire in April 1999. As is common in many European jurisdictions, substantially all of the Company's employees in Europe are covered by country-wide collective bargaining agreements. While the Company believes that its relations with its employees are satisfactory, a dispute between the Company and its employees could have a material adverse effect on the Company.

     Many of the Company's OEM and other Tier 1 supplier customers, and other suppliers to the Company's customers, are unionized, and work stoppages, slowdowns or other labor disputes experienced by, and the labor relations policies of, OEMs and other Tier 1 suppliers could have an adverse effect on the Company's results of operations.

PURCHASE OF THE NOTES UPON CHANGE OF CONTROL

     Upon a Change of Control, the Company is required to offer to purchase all outstanding New Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. The source of funds for any such purchase will be the Company's available cash or cash generated from operations or other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of New Notes tendered, or that, if applicable, restrictions in the Amended and Restated Credit Agreement will allow the Company to make such required repurchases. See "Description of the Notes -- Change of Control."

COMPETITION

     The Company's industry is highly competitive. A large number of actual or potential competitors exist, some of which are larger than the Company and have substantially greater resources than the Company. See "Business -- Competition." There can be no assurance that the Company's business will not be adversely affected by increased competition in the markets in which it currently operates or in markets in which it will operate in the future, or that the Company will be able to improve or maintain its profit margins. In addition, the Company principally competes for new business both at the beginning of the development of new models and upon the redesign of existing models by its major customers. New model development generally begins two to four years prior to the marketing of such models to the public.

     OEMs have increasingly stressed the need for suppliers with global capabilities. There can be no assurance that by further expanding into international markets the Company will be successful either in competing with other suppliers, domestic or foreign, or in maintaining its relationship with various OEMs, such that its international operations will be profitable.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to various foreign, federal, state and local environmental laws, and regulations, including, but not limited to, those governing discharges into the air and water, the storage, handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by petroleum products or hazardous substances or wastes, and the health and safety of employees. Compliance with environmental laws, stricter interpretations of or amendments to such laws, or more vigorous enforcement policies by regulatory agencies may require material expenditures by the Company. The nature of the Company's current and former operations and the history of industrial uses at some of its facilities expose the

Company to the risk of liabilities or claims with respect to environmental and worker health and safety matters.

     In addition, under certain environmental laws, a current or previous owner or operator of property may be jointly and severally liable for the costs of investigation, removal or remediation of certain substances on, under or in such property, without regard to negligence or fault. The presence of, or failure to remediate properly such substances may adversely affect the ability to sell or rent such property or to borrow using such property as collateral. In addition, persons who generate, arrange for the disposal or treatment of, or dispose of hazardous substances may be jointly and severally liable for the costs of investigation, remediation or removal of such hazardous substances at or from the disposal or treatment facility, regardless of whether the such facility is owned or operated by such person. Responsible parties also may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. See
"Business -- Environmental Regulation."

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange the Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers). The Issuers have agreed that, for a period of 180 days after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in "-- Blue Sky Restrictions on Resale of New Notes" below.

NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES

     To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer for such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date or

(iii) the Holder must comply with the guaranteed delivery procedures described herein. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

     In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any Holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Issuers do not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

LACK OF A PUBLIC MARKET FOR THE NEW NOTES

     The New Notes will constitute a new class of securities with no established trading market. The Company does not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The Old Notes are designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market. The Company has been advised by CSI that CSI currently intends to make a market in the New Notes. CSI is not obligated to do so, however, and any market-making activities with respect to the New Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement (as defined). Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, the Company's financial condition and results of operations, and the market for similar notes. Depending on those and other factors, the New Notes may trade at a discount from their principal amount.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Issuers on September 25, 1997 to the Initial Purchasers, who resold the Old Notes to qualified institutional investors in reliance on Rule 144A under the Securities Act. In connection therewith, the Issuers, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement, which provides that (i) the Issuers will file an Exchange Offer Registration Statement with the Commission within 210 days after the date of the original issuance of the Old Notes (the "Issue Date"), (ii) the Issuers will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission within 270 days after the Issue Date (the "Target Effectiveness Date"), (iii) the Issuers will consummate the Exchange Offer within 300 days after the Issue Date (the "Target Consummation Date") and
(iv) if obligated to file the Shelf Registration Statement (as described below), the Issuers will use their best efforts to file the Shelf Registration Statement with the Commission promptly after such filing obligation arises and to cause the Shelf Registration Statement to become effective by the Commission as promptly as possible after such obligation arises. Promptly after the effectiveness of the Registration Statement, the Issuers will offer, pursuant to this Prospectus, to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     The Issuers have not requested, and do not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the Commission set forth in no-action letters issued to Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co. Incorporated (available June 5,
1991) and Shearman & Sterling (available July 2, 1993), the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business, such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such Holder nor any other such person is engaging in or intends to engage in a distribution of such New Notes. Because the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder who is an affiliate of the Issuers or who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers). The Issuers have agreed that, for a period of 180 days after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     If (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company reasonably determines in good faith, after consultation with counsel, that it is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Target Effectiveness Date, (iii) the Exchange Offer is, for any reason, not consummated on or prior to the fifth day after the Target Consummation Date, (iv) any Holder of Private Exchange Securities (as defined) so requests, or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (the occurrence of any such event set forth in the foregoing clauses (i) through (v), a "Shelf Registration Event"), then, in the case of such events, the Company shall promptly deliver to the Holders and the Trustee notice thereof (the "Shelf Notice") and thereafter the Issuers shall file an Initial Shelf Registration Statement (as defined) pursuant to the Registration Rights Agreement.

     SHELF REGISTRATION. If a Shelf Registration Event has occurred (and whether or not an Exchange Offer Registration Statement has been filed with the Commission or has become effective, or the Exchange Offer has been consummated), then:

          Initial Shelf Registration Statement. The Issuers shall promptly prepare and file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Old Notes (the "Initial Shelf Registration Statement"). The Issuers shall file with the Commission the Initial Shelf Registration Statement on or prior to the Filing Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form, if available, permitting registration of such Registrable Securities for resale by such holders in the manner designated by them (including, without limitation, in one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below). Each of the Issuers shall use their best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is 24 months from the Closing Date, or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or
     (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act (such 24 month or shorter period, the "Effectiveness Period").

          Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), each of the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event the Issuers shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, each of the Issuers shall use their best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

          Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

ADDITIONAL INTEREST

     (a) The Issuers agree to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect): if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement has not been filed on or prior to the Filing Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Registration Event described in clause (i) of the last paragraph of "-- Purpose and Effect of the Exchange Offer" shall have occurred prior to the Filing Date), Additional Interest shall accrue on the Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of Old Notes:

          (i) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Registration Event described in clause (i) of the last paragraph of "-- Purpose and Effect of the Exchange Offer" shall have occurred), Additional Interest shall accrue on the Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of Old Notes; and

          (ii) if (A) the Issuers have not exchanged New Notes for all Old Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the fifth day after the Expiration Date, or
     (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the Expiration Date, or (C) if applicable, any Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Old Notes over and above the stated interest in an amount equal to $0.192 per week (or any part thereof) per $1,000 principal amount of the Old Notes for the first 90 days commencing on (x) the sixth day after the Expiration Date, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective in the case of (B) above, or
     (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above;

provided, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this paragraph), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this paragraph) or (3) upon the exchange of New Notes for all Old Notes validly tendered and not withdrawn (in the case of clause (ii)(A) of this paragraph), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (ii)(B) of this paragraph), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (ii)(C) of this paragraph, Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue (but any accrued amount shall be payable).

     Holders of Old Notes will be required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions set forth above.

     The summary herein of the material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all of the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer,

Holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the Expiration Date. The Issuers will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of additional interest on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

     As of the date of this Prospectus, $125,000,000, aggregate principal amount of the Old Notes are outstanding. The Issuers have fixed the close of business
on             , 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were registered Holders of the Old Notes.

     Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law (the "DGCL") or the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral notice (confirmed in writing) or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of the exchange of Old Notes.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998 unless the Issuers, in their sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended, which shall in no event
be later than             , 1998.

     In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral notice (confirmed in writing) or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

     The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral notice (confirmed in writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Issuers will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

     Without limiting the manner in which the Issuers may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Issuers shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest from April 1, 1998. Interest will be paid on the Old Notes accepted for exchange to, but not including, April 1, 1998.

PROCEDURES FOR TENDERING

     The tender of Old Notes by a holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between such Holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will
first be sent on or about             , 1998, to all Holders of Old Notes known
to the Issuers and the Exchange Agent.

     Only a Holder of the Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender any Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, including any other required documents, to the Exchange Agent prior to 5:00 p.m, New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED AND PROPER INSURANCE BE OBTAINED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The interpretation by the Issuers of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Issuers determine are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to the Issuers, among other things, that (i) the New Notes acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Issuers. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the persons withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers in their sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange

Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

     Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Issuers to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers; or

          (c) any governmental approval has not been obtained, which approval the Issuers shall deem necessary for the consummation of the Exchange Offer.

     If the Issuers determine in their sole discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Issuers will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

EXCHANGE AGENT

     First Union National Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                          First Union National Bank
                          230 S. Tryon Street, 9th Floor
                          Charlotte, North Carolina 28288-1179
                          Attention: Corporate Trust Administration
                          Telecopier: (704) 383-7316

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile telephone or in person by officers and regular employees of the Issuers and their affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Issuers will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value less unamortized discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer, because it will be an even exchange of the Old Notes. The net proceeds to the Company from the Old Notes were approximately $119.6 million, after deducting the Initial Purchasers' discounts and fees and expenses of the Offering. The Company used such net proceeds to (i) repay approximately $90.0 million outstanding under the Amended and Restated Credit Agreement (the "Credit Agreement Debt"),
(ii) repay approximately $20.0 million of senior subordinated indebtedness (the "Senior Subordinated Debt") incurred in connection with the Brink Acquisition and to refinance then existing debt, (iii) repay approximately $6.3 million of subordinated indebtedness incurred in connection with the Brink Acquisition (the "Junior Subordinated Guilder Note"), (iv) pay approximately $1.9 of accrued interest and (v) pay prepayment penalties of $1.4 million on the Senior Subordinated Debt.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Company as of March 31, 1998 and includes the 1998 Transactions. The information set forth below should be read in conjunction with the "Summary Consolidated Historical and Pro Forma Financial Data," "Unaudited Pro Forma Financial Information," "Management Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company, and the notes thereto, included elsewhere in this Prospectus.

                                                                       AS OF
                                                                  MARCH 31, 1998
                                                                  --------------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................         $  4,926
                                                                     ========
Long-term debt (including current maturities):
  Amended and Restated Credit Agreement(1):
     Revolving Credit Facility(2)...........................         $     --
     Tranche A Term Loan....................................           16,624
     Tranche B Term Loan....................................           15,810
     Acquisition Facility(3)................................           21,000
  Canadian Credit Agreement(1)(2)...........................
     Term Note..............................................           13,741
     Revolving Note.........................................            2,824
  Notes (4).................................................          124,543
                                                                     --------
     Total long-term debt...................................          194,542
Mandatorily redeemable warrants(5)..........................            3,582
Members' equity.............................................           18,494
                                                                     --------
     Total capitalization...................................         $216,618
                                                                     ========

-------------------------
(1) See "Description of the Credit Facilities."

(2) The Company has up to $25.0 million available under the Revolving Credit Facility. Borrowings by SportRack International under the revolving note of the Canadian Credit Agreement (as defined) are counted against availability under the Revolving Credit Facility.

(3) On December 31, 1997, the Company borrowed $21.0 million under its Acquisition Facility. On January 2, 1998, the proceeds of such borrowing were used to make the Ellebi Acquisition.

(4) The principal amount of the Notes is $125.0 million. The Notes are presented net of unamortized discount of $457,000.

(5) Represents the value assigned to certain warrants associated with the Senior Subordinated Debt. The Senior Subordinated Debt was repaid with proceeds from the Notes. The warrants are being accreted to their redemption value through periodic charges to members' equity.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information of the Company is based on the audited financial statements of the Company, Valley Industries, and Ellebi S.p.A. included elsewhere in this Prospectus, and the unaudited financial statements of the Sport Rack division of Bell, Nomadic and Transfo-Rakzs. The unaudited pro forma statement of operations for the year ended December 31, 1997 gives effect to the Valley Acquisition, the SportRack International Acquisition, the 1998 Transactions and the Offering as if such transactions had occurred on January 1, 1997. Pro forma data as of and for the three months ended March 31, 1998 have not been presented because such data are substantially the same as the historical data for the period because Ellebi was acquired on January 2, 1998 and Transfo-Rakzs, acquired in February 1998, is not significant. The Exchange Offer has no effect on the unaudited pro forma financial information.

     The pro forma financial information gives effect to pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The Ellebi Acquisition and the Transfo-Rakzs Acquisition have been accounted for using the purchase method of accounting. The purchase price in excess of the fair value of net assets acquired for Ellebi and Transfo-Rakzs has been allocated to goodwill. The pro forma financial information should be read in conjunction with the historical financial statements of the Company, Valley Industries, Ellebi S.p.A. and, in each case, the related notes thereto, included elsewhere in this Prospectus.

     The pro forma financial information does not purport to be indicative of the results that would have been obtained had such transactions been completed as of the assumed dates and for the periods presented or that may be obtained in the future.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                  ADJUSTMENTS
                                                ------------------------------------------------
                                                    VALLEY
                                                      AND                            ELLEBI
                                                   SPORTRACK        INITIAL            AND
                                                 INTERNATIONAL    OFFERING OF     TRANSFO-RAKZS
                                     COMPANY    ACQUISITIONS(1)   OLD NOTES(2)   ACQUISITIONS(3)   PRO FORMA
                                     -------    ---------------   ------------   ---------------   ---------
                                                                 (IN THOUSANDS)
Net sales..........................  $188,678       $57,991         $    --          $21,820       $268,489
Cost of sales......................   135,556        45,003              --           13,614        194,173
                                     --------       -------         -------          -------       --------
  Gross profit.....................    53,122        12,988              --            8,206         74,316
Selling, administrative and product
  development expenses.............    31,350        11,169              --            4,209         46,728
Amortization of intangible
  assets...........................     2,336           973              --              139          3,448
                                     --------       -------         -------          -------       --------
  Operating income.................    19,436           846              --            3,858         24,140
Interest expense...................    12,627         3,570           1,160            2,270         19,627
Foreign currency loss..............     6,097            --              --               --          6,097
Other (income) expense, net........        --           103              --               22            125
                                     --------       -------         -------          -------       --------
  Income (loss) before minority
     interest and income taxes.....       712        (2,827)         (1,160)           1,566         (1,709)
Provision (benefit) for income
  taxes............................    (2,856)         (575)             --              870         (2,561)
                                     --------       -------         -------          -------       --------
  Income (loss) before minority
     interest......................     3,568        (2,252)         (1,160)             696            852
Minority interest..................        97            --              --               --             97
                                     --------       -------         -------          -------       --------
  Net income (loss)................  $  3,471       $(2,252)        $(1,160)         $   696       $    755
                                     ========       =======         =======          =======       ========

     See accompanying notes to Unaudited Pro Forma Statement of Operations.

                        ADVANCED ACCESSORY SYSTEMS, LLC
              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

(1) Pro forma adjustments to reflect the operations of Valley for the seven month period ended August 5, 1997, the SportRack division of Bell Sports Corporation ("Bell") for the six month period through July 2, 1997 and Nomadic for the seven month period through July 24, 1997 (together SportRack International). Subsequent to August 5, 1997, the operating results of Valley are included in the Company's historical results. Subsequent to July 2, 1997 for Bell and July 24, 1997 for Nomadic, the operating results of SportRack International are included in the Company's historical results.

                                                           HISTORICAL
                                                    ------------------------
                                                                 SPORTRACK
                                                    VALLEY     INTERNATIONAL    ADJUSTMENTS       PRO FORMA
                                                    ------     -------------    -----------       ---------
                                                                        (IN THOUSANDS)
    Net sales...................................    $53,510       $4,481          $    --          $57,991
    Cost of sales...............................     41,630        3,225              148(a)        45,003
                                                    -------       ------          -------          -------
      Gross profit..............................     11,880        1,256             (148)          12,988
    Selling, administrative and product
      development expenses......................      9,598        1,571               --           11,169
    Amortization of intangible assets...........         --          171              802(a)           973
                                                    -------       ------          -------          -------
      Operating income (loss)...................      2,282         (486)            (950)             846
    Interest expense............................        587           25            2,958(b)         3,570
    Foreign currency loss.......................         --           --               --               --
    Other (income) expense, net.................        125          (22)              --              103
                                                    -------       ------          -------          -------
      Income (loss) before minority interest and
         income taxes...........................      1,570         (489)          (3,908)          (2,827)
    Provision (benefit) for income taxes........        (11)          --             (564)(c)         (575)
                                                    -------       ------          -------          -------
      Income (loss) before minority interest....      1,581         (489)          (3,344)          (2,252)
    Minority interest...........................         --           --               --               --
                                                    -------       ------          -------          -------
      Net income (loss).........................    $ 1,581       $ (489)         $(3,344)         $(2,252)
                                                    =======       ======          =======          =======

-------------------------

     (a) Adjustments reflect the estimated increase in depreciation expense after giving effect to an approximate $2.5 million increase in fair value over historical cost and providing depreciation over periods based upon management's assessment of the remaining economic life of property and equipment, amortization expense related to approximately $34.5 million of goodwill (over 30 years) and approximately $3.3 million of other intangible assets (over 5-10 years) for the Valley Acquisition and the SportRack International Acquisition. The estimated increases are as follows:

                                                                (IN THOUSANDS)
                                                                --------------
Depreciation of property and equipment......................         $148
                                                                     ====
Amortization of goodwill....................................         $660
Amortization of other intangible assets.....................          142
                                                                     ----
Amortization of intangible assets...........................         $802
                                                                     ====

     (b) Adjustment reflects the increase in interest expense for borrowings outstanding under the Tranche B Term Loan and the Canadian Term Note after completion of the Valley Acquisition and the SportRack International Acquisition as if the borrowings had been outstanding at the beginning of the period. Historical and pro forma interest expense are as follows:

                                                                (IN THOUSANDS)
Tranche B Term Loan -- $55.0 million at 8.90% (7 months)....        $2,855
Canadian Term Note -- $14.5 million at 7.25% (6 months).....           523
Amortization of debt issuance costs.........................           192
                                                                    ------
                                                                     3,570
Elimination of historical interest expense..................          (612)
                                                                    ------
Net increase in interest expense............................        $2,958
                                                                    ======

     (c) Adjustment reflects the pro forma income tax benefit of adjustments made above. No benefit for federal income tax has been included for Valley because, for federal income tax purposes, Valley's results of operations accrue to the unitholders.

(2) Adjustment reflects the net impact on interest expense as if the issuance of the Old Notes had been consummated on January 1, 1997:

                                                                (IN THOUSANDS)
Issuance of Old Notes(a) -- $124.5 million at 9.75%.........       $ 9,141
Repayment of:
  Revolving Credit Facility -- $7.5 million at 6.10%........          (341)
  Tranche A Term Loan(b) -- $43.5 million at 8.00%..........        (2,682)
  Tranche B Term Loan(b) -- $39.0 million at 8.87%..........        (2,656)
  Senior Subordinated Debt(c) -- $16.8 million at 12.50%....        (2,210)
  Junior Subordinated Guilder Note -- $6.4 million at
     7.00%..................................................          (336)
Amortization of discount and debt issuance cost (over 10
  years)(d).................................................           244
                                                                   -------
Net increase in interest expense............................       $ 1,160
                                                                   =======

-------------------------
     (a) The Notes are reflected net of discount of $471,000. Interest is calculated on the principal amount of $125.0 million.

     (b) Includes amortization of debt issuance cost for Tranche A Term Loan and Tranche B Term Loan of $76,000 and $62,000, respectively.

     (c) The Senior Subordinated Debt is reflected net of discount of approximately $3.2 million and pro forma interest includes $335,000 of amortization. Interest is calculated on the principal amount of $20.0 million.

     (d) Adjustment reflects the amortization of discount and deferred debt issuance costs associated with the Old Notes as if the Offering had been consummated as of the beginning of the period. These costs are amortized over the term of the Old Notes using the effective interest method.

(3) Pro forma adjustments to reflect the operations of Ellebi and Transfo-Rakzs for the year ended December 31, 1997 translated at the average month end exchange rate for the year, or 1,706 and 1.37 Italian lira and Canadian dollars, respectively, to one United States dollar. Ellebi was acquired on January 2, 1998 and Transfo-Rakzs was acquired on February 7, 1998.

                                                          HISTORICAL
                                                    -----------------------
                                                    ELLEBI    TRANSFO-RAKZS    ADJUSTMENTS      PRO FORMA
                                                    ------    -------------    -----------      ---------
                                                                       (IN THOUSANDS)
    Net sales.....................................  $21,322       $498           $    --         $21,820
    Cost of sales.................................   12,414        239               961(a)       13,614
                                                    -------       ----           -------         -------
      Gross profit................................    8,908        259              (961)          8,206
    Selling, administrative and product
      development expenses........................    4,096        113                --           4,209
    Amortization of intangible assets.............       --         --               139(a)          139
                                                    -------       ----           -------         -------
      Operating income (loss).....................    4,812        146            (1,100)          3,858
    Interest expense..............................       --          8             2,262(b)        2,270
    Foreign currency loss.........................       --         --                --              --
    Other (income) expense, net...................       22         --                --              22
                                                    -------       ----           -------         -------
      Income (loss) before minority interest and
         income taxes.............................    4,790        138            (3,362)          1,566
    Provision (benefit) for income taxes..........    2,614         24            (1,768)(c)         870
                                                    -------       ----           -------         -------
      Income (loss) before minority interest......    2,176        114            (1,594)            696
    Minority interest.............................       --         --                --              --
                                                    -------       ----           -------         -------
      Net income (loss)...........................  $ 2,176       $114           $(1,594)        $   696
                                                    =======       ====           =======         =======

-------------------------
      (a) Adjustments reflect the estimated increase in depreciation expense after giving effect to an approximate $4.6 million increase in fair value over historical cost and providing depreciation over periods based upon management's assessment of the remaining economic life of property and equipment, amortization expense related to approximately $4.2 million of goodwill (over 30 years) assuming the Ellebi Acquisition and Transfo-Rakzs Acquisition had been consummated on January 1, 1997. The estimated increases are as follows:

                                                             (IN THOUSANDS)
Depreciation of property and equipment......................      $961
                                                                  ====
Amortization of goodwill....................................      $139
                                                                  ====

      (b) Adjustment reflects the increase in interest expense for borrowings outstanding under the Acquisition Facility and the increase in the Canadian revolving line of credit note after completion of the Ellebi Acquisition and the Transfo-Rakzs Acquisition as if the borrowings had been outstanding at the beginning of the period. Historical and pro forma interest expense are as follows:

                                                             (IN THOUSANDS)
Acquisition Facility -- $21.0 million at 10.25%.............     $2,153
Canadian revolving line of credit -- $.8 million at 7.50%...         62
Amortization of debt issuance costs.........................         55
                                                                 ------
                                                                  2,270
Elimination of historical interest expense..................         (8)
                                                                 ------
Net increase in interest expense............................     $2,262
                                                                 ======

      (c) Adjustment reflects the pro forma income tax benefit of adjustments made above.

                       SELECTED HISTORICAL FINANCIAL DATA

     The information below presents historical financial data of the MascoTech Division ("Predecessor") for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 through September 27, 1995 (the period prior to the acquisition of the net assets of MascoTech Division by the Company). The data as of and for the years ended December 31, 1993 and 1994 have been derived from the unaudited financial statements of the MascoTech Division and the data for the period from January 1, 1995 through September 27, 1995 have been derived from the audited financial statements included elsewhere in this Prospectus. The data as of and for the period from September 28, 1995 through December 31, 1995 and for the years ended December 31, 1996 and 1997 represent consolidated financial data of the Company subsequent to the acquisition of the MascoTech Division, and include (i) the operations of Brink subsequent to the Brink Acquisition on October 30, 1996; (ii) the operations of the SportRack division of Bell and Nomadic subsequent to the SportRack International Acquisition on July 2, 1997 and July 24, 1997, respectively, (iii) the operations of Valley subsequent to the Valley Acquisition on August 5, 1997, and have been derived from the audited financial statements included elsewhere in this Prospectus. The data as of and for the three months ended March 31, 1997 present consolidated financial information for the Company, including Brink. The data as of and for the three months ended March 31, 1998 present consolidated financial information for the Company, including Brink, SportRack International, Valley, Ellebi and Transfo-Rakzs. The interim data as of and for the three months ended March 31, 1998 and 1997 have been derived from unaudited financial statements that, in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of those to be expected for a full year. The following table should be read in conjunction with the financial statements of the Company and notes thereto, "Unaudited Pro Forma Financial Information", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                            PREDECESSOR                                        COMPANY
                                 ---------------------------------   ------------------------------------------------------------
                                    YEAR ENDED        PERIOD FROM      PERIOD FROM          YEAR ENDED        THREE MONTHS ENDED
                                   DECEMBER 31,      JANUARY 1 TO    SEPTEMBER 28, TO      DECEMBER 31,            MARCH 31,
                                 -----------------   SEPTEMBER 27,     DECEMBER 31,     -------------------   -------------------
                                  1993      1994         1995              1995         1996(1)    1997(2)    1997(1)    1998(3)
                                  ----      ----     -------------   ----------------   -------    -------    -------    -------
                                      (DOLLARS IN THOUSANDS)                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales......................  $59,081   $60,882      $48,698          $16,299        $ 81,466   $188,678   $ 34,516   $ 74,027
Cost of sales..................   48,369    47,716       38,645           12,458          53,607    135,556     23,767     53,978
                                 -------   -------      -------          -------        --------   --------   --------   --------
  Gross profit.................   10,712    13,166       10,053            3,841          27,859     53,122     10,749     20,049
Selling, administrative and
  product development
  expenses.....................    6,585     7,313        6,107            1,472          13,413     31,350      6,423     12,350
Amortization of intangible
  assets.......................       --        --           --              546           2,475      2,336        511        785
                                 -------   -------      -------          -------        --------   --------   --------   --------
  Operating income.............    4,127     5,853        3,946            1,823          11,971     19,436      3,815      6,914
Other (income) expense
  Interest expense(4)..........       --        --           --              975           4,312     12,627      2,158      4,936
  Foreign currency loss(5).....       --        --           --               --           1,330      6,097      3,514      1,042
  Other, net...................      665      (105)          65              (22)            (80)        --         --         --
                                 -------   -------      -------          -------        --------   --------   --------   --------
  Income (loss) before minority
    interest, extraordinary
    charge and income taxes....    3,462     5,958        3,881              870           6,409        712     (1,857)       936
Provision (benefit) for income
  taxes(6).....................    1,247     2,114        1,324               --            (491)    (2,856)    (1,078)    (1,171)
                                 -------   -------      -------          -------        --------   --------   --------   --------
  Income (loss) before minority
    interest and extraordinary
    charge.....................    2,215     3,844        2,557              870           6,900      3,568       (779)     2,107
Minority interest..............       --        --           --                9              69         97         21         --
                                 -------   -------      -------          -------        --------   --------   --------   --------
  Income (loss) before
    extraordinary charge.......    2,215     3,844        2,557              861           6,831      3,471       (800)     2,107
Extraordinary charge(7)........       --        --           --               --           1,970      7,416         --         --
                                 -------   -------      -------          -------        --------   --------   --------   --------
  Net income (loss)............  $ 2,215   $ 3,844      $ 2,557          $   861        $  4,861   $ (3,945)  $   (800)  $  2,107
                                 =======   =======      =======          =======        ========   ========   ========   ========
OTHER DATA:
Cash flows from operating
  activities...................  $ 8,683   $ 1,165      $ 3,741          $ 1,390        $  9,917   $  6,982   $ (1,743)  $  4,261
Cash flows used for investing
  activities...................    2,213     1,392        2,079           46,538          57,463     79,733        742     24,218
Cash flows from financing
  activities...................   (6,259)      289       (1,666)          46,785          48,605     97,080      1,352     (2,796)
EBITDA(8)......................    4,890     6,773        4,334            2,651          16,448     27,916      5,633     10,226
Depreciation...................      763       920          789              282           2,002      6,144      1,307      2,527
Capital expenditures...........    2,213     1,392        2,079              491           3,124      7,751        742      2,444
Ratio of EBITDA to interest expense...............................         2.72x           3.81x      2.21x       2.61x      2.07x
Ratio of earnings to fixed charges(9).............................         1.89x           2.43x      1.06x         --       1.18x
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash...........................  $    10   $     8      $     3          $ 1,637        $  2,514   $ 27,348   $    809   $  4,926
Working capital................     (612)    3,518        4,002            3,960          14,368     64,375     15,704     54,923
Total assets...................   15,070    21,743       24,698           59,979         148,359    265,483    147,588    278,028
Total debt, including current
  maturities...................       --        --           --           34,900          93,142    197,126     94,431    194,542
Mandatorily redeemable
  warrants.....................       --        --           --              200           3,498      3,507      3,498      3,582
Equity.........................    8,940    13,664       15,794           14,221          18,463     16,444     17,105     18,494

                                                   (footnotes on following page)

-------------------------
(1) In October 1996, the Company acquired Brink. The Brink Acquisition has been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Brink are included in the consolidated operating results of the Company subsequent to October 30, 1996.

(2) The Company acquired Bell on July 2, 1997, Nomadic on July 24, 1997, and Valley on August 5, 1997. The SportRack International Acquisition and Valley Acquisition have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of SportRack International and Valley are included in the consolidated operating results of the Company subsequent to the respective acquisition dates.

(3) The Company acquired Ellebi on January 2, 1998 and Transfo-Rakzs in February 1998. Such acquisitions have been accounted for in accordance with the purchase method of accounting. Accordingly, the operating results of Ellebi and Transfo-Rakzs are included in the consolidated operating results of the Company subsequent to the respective acquisition dates.

(4) Prior to its acquisition by the Company on September 28, 1995, the Predecessor was a division of MascoTech and, accordingly, had no outstanding indebtedness.

(5) Represents net currency loss on indebtedness, incurred in connection with the Brink Acquisition, which is currently denominated in U.S. dollars.

(6) The Predecessor, as a division of MascoTech, was allocated a portion of the consolidated income tax provision, which approximated the division's federal income tax provision on a stand-alone basis. The Company is a limited liability corporation and, as such, the earnings of the Company and its domestic subsidiaries are included in the taxable income of the Company's unitholders and no federal income tax provision is required. The Company's foreign subsidiaries provide for income taxes on their results of operations.

(7) In connection with the indebtedness extinguished as a result of the Brink Acquisition, a prepayment penalty of $220,000 and unamortized deferred debt issuance costs of $1.8 million were charged to operations during 1996. In connection with indebtedness extinguished as a result of issuing the Old Notes, a prepayment penalty of $1.4 million, $3.1 million of unamortized debt discount, and unamortized deferred debt issuance costs of $3.2 million were charged to operations during 1997. The debt extinguishment charges in 1997 were reduced by $365,000 representing the income tax benefit recognized by Brink.

(8) EBITDA is defined as operating income plus depreciation and amortization, which definition may not be comparable to similarly titled measures reported by other companies. EBITDA is presented because it is generally accepted as providing useful information regarding a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered in isolation from or as an alternative to net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. In addition, funds depicted by the EBITDA measurement are not fully available for discretionary use because of debt service requirements, expenditures for capital replacement and expansion, and the need to conserve funds for other commitments and uncertainties. See "Description of the Notes -- Certain Definitions" for the definition of EBITDA for purposes of the Indenture.

(9) For purposes of determining the ratio of earnings to fixed charges, "earnings" are defined as income (loss) before minority interest, extraordinary charge and income taxes, plus fixed charges. "Fixed charges" consist of interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the component of operating lease rental expense that management believes is representative of the interest component of rent expense. The Company's earnings were insufficient to cover fixed charges by $1.8 million for the three months ended March 31, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     CCP and certain members of the Company's management formed the Company in September 1995 to make strategic acquisitions of automotive exterior accessory manufacturers and to integrate those acquisitions into a global enterprise that would be a preferred supplier to the automotive industry. In September 1995, the Company, through its SportRack subsidiary, acquired substantially all of the net assets of the MascoTech Division, a North American supplier of rack systems and accessories to the automotive OEM market and aftermarket. The MascoTech Division was a division of MascoTech. For comparative purposes, the financial information for the year ended December 31, 1995 represents the combination of the results of operations of the MascoTech Division for the period from January 1, 1995 to September 27, 1995 together with the results of operations of the Company from September 28, 1995 to December 31, 1995 (the period subsequent to the acquisition of the MascoTech Division by the Company). The financial statements of the MascoTech Division and the Company in the two combined periods are not comparable in certain respects due to differences between the cost bases of certain assets held by the Company versus that of the MascoTech Division, changes in accounting policies at the acquisition date, and certain incremental costs, such as interest expense, that the Company incurred as a stand-alone company subsequent to September 27, 1995.

ACQUISITIONS

     In October 1996, the Company consummated the Brink Acquisition by acquiring the outstanding capital stock of Brink B.V., a European supplier of towing systems to the automotive OEM and aftermarket.

     In July 1997, the Company consummated the SportRack International Acquisition by acquiring from Bell substantially all of the net assets of its SportRack division, a Canadian supplier of rack systems and accessories to the automotive aftermarket, and acquiring the capital stock of Nomadic, a Canadian supplier of rack systems and accessories to the automotive OEM and aftermarket.

     In August 1997, the Company consummated the Valley Acquisition by acquiring substantially all of the net assets of Valley Industries, Inc., a North American supplier of towing systems to the automotive OEM market and aftermarket.

     In January 1998, the Company through Brink International B.V., acquired the net assets of the towbar segment of Ellebi S.p.A. for an aggregate purchase price of approximately $22 million including estimated costs of the transaction. The towbar segment of Ellebi S.p.A. is a manufacturer and distributor of towing systems to the automotive OEM market and aftermarket. The acquisition was financed primarily through the Company's Acquisition revolving note. Total revenue for the towbar segment of Ellebi S.p.A. was $21.3 million for the year ended December 31, 1997.

     In February 1998, the Company through SportRack International, Inc., acquired the net assets of Transfo-Rakzs for an aggregate purchase price of approximately $1.1 million, including estimated costs of the transaction. Transfo-Rakzs is a designer, manufacturer and distributor of rear hitch rack carrying systems and related products to Canada and the U.S. The acquisition was financed primarily through borrowings under the Company's revolving credit facility. Total revenue for Transfo-Rakzs, Inc. was $498,000 for the year ended December 31, 1997.

     In each instance, the acquisition was accounted for in accordance with the purchase method of accounting and the operating results of the acquired company have been included in the Company's consolidated financial statements since the date of the respective acquisition.

SUMMARY RESULTS OF OPERATIONS

     The following table presents the major components of the statement of operations together with percentages of each component as a percentage of net sales.

                                            YEAR ENDED DECEMBER 31,                       THREE MONTHS ENDED MARCH 31,
                             ------------------------------------------------------    ----------------------------------
                                 1995(1)             1996                1997               1997               1998
                                 -------             ----                ----               ----               ----
                                                                (DOLLARS IN THOUSANDS)
Net sales..................  $64,997   100.0%   $81,466   100.0%   $188,678   100.0%   $34,516   100.0%   $74,027   100.0%
  Gross profit.............   13,894    21.4%    27,859    34.2%     53,122    28.2%    10,749    31.1%    20,049    27.1%
Selling, administrative and
  product development
  expenses.................    7,579    11.7%    13,413    16.5%     31,350    16.6%     6,423    18.6%    12,350    16.7%
Amortization of intangible
  assets...................      546      .8%     2,475     3.0%      2,336     1.2%       511     1.5%       785     1.1%
  Operating income.........    5,769     8.9%    11,971    14.7%     19,436    10.3%     3,815    11.1%     6,914     9.3%
Interest expense...........      975     1.5%     4,312     5.3%     12,627     6.7%     2,158     6.2%     4,936     6.7%
Foreign currency loss......       --      --      1,330     1.6%      6,097     3.2%     3,514    10.2%     1,042     1.4%
Income (loss) before
  minority interest,
  extraordinary charge and
  income taxes.............    4,751     7.3%     6,409     7.9%        712      .4%    (1,857)   (5.4%)      936     1.3%
Extraordinary charge.......       --      --      1,970     2.4%      7,416     3.9%        --      --         --      --
Net income (loss)..........    3,418     5.3%     4,861     6.0%     (3,945)   (2.1%)     (800)   (2.3%)    2,107     2.8%

-------------------------
(1) Represents the combination of the historical results of operations for the MascoTech Division for the period January 1, 1995 to September 27, 1995 together with the results of operations of the Company from September 28, 1995 to December 31, 1995 (the period subsequent to the acquisition of the MascoTech Division by the Company).

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1997

     Net Sales. Net sales for the three months ended March 31, 1998 were $74.0 million, representing an increase of $39.5 million, or 114.5%, over net sales for the three months ended March 31, 1997. This increase resulted primarily from the acquisitions of Valley, SportRack International, Ellebi and Transfo-Rakzs which had combined net sales totaling $30.7 during the three months ended March 31, 1998. The remaining increase of $8.8 million is attributable to continued net sales growth of the Company's SportRack and Brink subsidiaries. Recently, Chrysler, which represented approximately 34% and 37% of the Company's net sales for the first quarters of 1998 and 1997, respectively, announced plans to merge with Daimler-Benz. Based on publicly available information, the Company does not believe that the proposed merger will have a material adverse impact on its sales or results of operations.

     Gross Profit. Gross profit for the three months ended March 31, 1998 was $20.0 million, representing an increase of $9.3 million, or 86.5%, over the gross profit for the three months ended March 31, 1997. This increase resulted primarily from the increase in net sales, partially offset by a decrease in the gross margin percentage. Gross profit as a percentage of net sales was 27.1% for the three months ended March 31, 1998 compared to 31.1% for the three months ended March 31, 1997. This decrease in gross profit margin resulted from lower gross profit margins of newly acquired businesses, particularly at SportRack International, which had high development costs and a significant weather related disruption in operations in January 1998.

     Selling, administrative and product development expenses. Selling, administrative and product development expenses for the three months ended March 31, 1998 were $12.4 million, representing an increase of $5.9 million, or 92.3%, over the selling, administrative and product development expenses for the three months ended March 31, 1997, reflecting the increase in net sales. Selling, administrative and product development expenses as a percentage of net sales decreased to 16.7% for the three months ended March 31, 1998 from 18.6% for the three months ended March 31, 1997. This decrease relative to net sales reflects the impact of spreading certain fixed costs over a higher sales base, offset partially by higher selling, administrative and product development expenses as a percentage of net sales for newly acquired businesses.

     Operating income. Operating income for the three months ended March 31, 1998 was $6.9 million, an increase of $3.1 million, or 81.2%, over operating income for the three months ended March 31, 1997, reflecting the increase in net sales. Operating income as a percentage of net sales decreased to 9.3% for the three months ended March 31, 1998 from 11.1% for the three months ended March 31, 1997, reflecting a decrease in gross margins, offset partially by a decrease in selling, general and product development expenses as a percentage of net sales.

     Interest expense. Interest expense for the three months ended March 31, 1998 was $4.9 million, an increase of $2.8 million, or 128.7%, over interest expense for the three months ended March 31, 1997. The increase was primarily due to additional borrowings to finance (i) the SportRack Acquisition in July 1997, (ii) the Valley Acquisition in August 1997, (iii) the Ellebi Acquisition in January 1998, (iv) the Transfo-Rakzs Acquisition in February 1998 and (v) the effect of the issuance of the Notes in October 1997, the proceeds of which were used to repay debt from the Valley Acquisition and other then existing debt.

     Foreign currency loss. Foreign currency loss for the three months ended March 31, 1998 was $1.0 million, compared to a foreign currency loss of $3.5 million for the three months ended March 31, 1997. The Company's foreign currency loss is primarily related to Brink, which has indebtedness denominated in U.S. dollars. During the three months ended March 31, 1997, the U.S. dollar began to strengthen significantly in relation to the Dutch Guilder, the functional currency of Brink. At December 31, 1996, the exchange rate of the Dutch Guilder to the U.S. dollar was 1.75:1, whereas at March 31, 1997 the exchange rate was 1.88:1, or a 7.4% decline in the relative value of the Dutch Guilder. At December 31, 1997, the exchange rate of the Dutch Guilder to the U.S. dollar was 2.02:1, whereas at March 31, 1998, the exchange rate was 2.05:1, or a 1.5% decline in the relative value of the Dutch Guilder during the quarter.

     Net income (loss). Net income for the three months ended March 31, 1998 was $2.1 million, as compared to a net loss of $800,000 for the three months ended March 31, 1997, an increase of $2.9 million. The increase in net income is attributable to increased operating income and decreased foreign currency loss offset by increased interest expense related to the Valley, SportRack International, Ellebi and Transfo-Rakzs Acquisitions.

1997 COMPARED TO 1996

     Net sales. Net sales for 1997 were $188.7 million, representing an increase of $107.2 million, or 131.6% over net sales for 1996. The increase was due primarily to the Valley Acquisition in August 1997 ($37.9 million), the SportRack International Acquisition in July 1997 ($2.5 million), and the full year sales of Brink in 1997 as compared to two months in 1996 ($54.8 million). In addition, sales for SportRack increased $12.0 million because of increased sales of rack systems to OEM's for installation on new light truck models and increased OEM production of certain light truck models which use SportRack's systems. On a pro forma basis, if the net sales of Valley and Sportrack International were included with those of the Company for 1996 and 1997, and Brink sales were included with those of the Company for 1996, net sales for 1997 would have been $246.7 million, as compared to net sales of $233.5 million for 1996, an increase of $13.2 million, or 5.7%.

     Gross profit. Gross profit for 1997 was $53.1 million, representing an increase of $25.3 million, or 90.7%, over the gross profit for 1996. This increase resulted from the increase in net sales offset by a decrease in the gross margin. Gross profit as a percentage of net sales was 28.2% in 1997 compared to 34.2% in 1996. The decrease in gross margin resulted from a lower gross margin on sales contributed by Valley and a lower gross margin on sales of rack systems to the OEM's due to (i) launch costs related to new programs, (ii) lower margins on certain newly launched programs, and (iii) price rebates on certain OEM programs.

     Selling, administrative and product development expenses. Selling, administrative and product development expenses for 1997 were $31.4 million, representing an increase of $17.9 million, or 133.7% over selling, administrative and product development expenses for 1996, reflecting the increase in net sales. Selling, administrative and product development expenses as a percentage of net sales increased to 16.6% in 1997 from 16.5% in 1996. Certain selling, administrative and product development expenses are relatively fixed and do not increase proportionately with sales. The effect of these fixed expenses has been offset by higher expenses associated with the Company's European expansion and new corporate headquarters. In addition, selling, administrative and product development expenses are higher as a percentage of net sales for Brink, which was acquired in October 1996, and SportRack International, which was acquired in July 1997, than for the Company.

     Operating income. Operating income for 1997 was $19.4 million, an increase of $7.5 million, or 62.4%, over operating income for 1996. The increase was due primarily to inclusion of Brink operating results for the full year in 1997 as compared to two months in 1996 together with the increases from the SportRack International and Valley Acquisitions in July and August of 1997, respectively. Operating income as a percentage of net sales decreased to 10.3% in 1997 from 14.7% in 1996 reflecting a decrease in gross margins offset by reduced amortization of intangible assets as a result of changing the goodwill amortization period from 15 years to 30 years in 1997.

     Interest expense. Interest expense for 1997 was $12.6 million, an increase of $8.3 million, or 192.8%, over interest expense for 1996. The increase was primarily due to additional borrowings to finance (i) the Brink Acquisition in October 1996, (ii) the Sportrack International Acquisition in July 1997, (iii) the Valley Acquisition in August 1997, and (iv) the effect of the issuance of the Old Notes, of which a portion of the proceeds were used to repay debt from the Valley Acquisition and the Brink Acquisition.

     Foreign currency loss. Foreign currency loss in 1997 was $6.1 million. The Company acquired Brink in October 1996 and the related Brink Acquisition indebtedness is denominated in U.S. dollars. During 1997, the U.S. dollar strengthened significantly in relation to the Dutch Guilder, the functional currency of Brink. At December 31, 1996, the exchange rate of the Dutch Guilder to the U.S. dollar was 1.75:1, whereas at December 31, 1997 the exchange rate was 2.02:1, or a 15.4% decline in the relative value of the Dutch Guilder.

     Extraordinary charge. The extraordinary charge resulting from debt extinguishment in 1997 was $7.4 million. In connection with the issuance of the Old Notes, the Company repaid, in full, its Senior Subordinated Debt and Junior Subordinated Guilder Note and repaid a portion of certain term notes under the Amended and Restated Credit Agreement. In connection with such debt extinguishments, the Company recorded an extraordinary charge comprised of $1.4 million in prepayment penalties, $3.1 million of unamortized debt discount and $3.2 million of unamortized debt issuance costs, less $400,000 of tax benefit.

     Net income (loss). The net loss for 1997 was $3.9 million, as compared to net income of $4.9 in 1996, a decrease of $8.8 million. Operating income for 1997 was $19.4 million, representing an increase of $7.5 million, or 62.4% over operating income for 1996. The increased operating income, resulting from inclusion of Brink's operating results for a full year in 1997 as compared to two months in 1996, the Valley Acquisition in August 1997, and the SportRack International Acquisition in July 1997, was offset by increased interest costs associated with such acquisitions ($8.3 million), increased foreign currency loss related to Brink Acquisition debt denominated in U.S. dollars ($4.8 million), and an increase in an extraordinary charge resulting from debt extinguishment ($5.4 million), collectively offset by an increase in the related income tax benefit ($2.4 million).

1996 COMPARED TO 1995

     Net sales. Net sales for 1996 were $81.5 million, representing an increase of $16.5 million, or 25.3% over net sales for 1995. The increase was due to the Brink Acquisition in October 1996 ($7.6 million) and increased sales of rack systems to OEM's for installation on new light truck models and increased OEM production of certain light truck models which use the Company's rack systems.

     Gross profit. Gross profit for 1996 was $27.9 million, representing an increase of $14.0 million, or 100.5% over gross profit for 1995. This increase resulted from the increase in net sales and an increase in the gross margin. Gross profit as a percentage of net sales was 34.2% in 1996 compared to 21.4% in 1995. The increase was primarily a result of (i) increased sales of higher margin rack systems for installation on new light truck models, (ii) expanded margins on certain rack systems resulting from engineering changes and manufacturing improvements, and
(iii) the effect of higher net sales on fixed overhead costs.

     Selling, administrative and product development costs. Selling, administrative and product development expenses for 1996 were $13.4 million, representing an increase of $5.8 million, or 77.0%, over selling, \administrative and product development costs for 1995. Selling, administrative and product development costs as a percentage of net sales increased to 16.5% in 1996 compared to 11.7% in 1995. These increases resulted primarily from the Brink Acquisition in October 1996 and increased costs associated with the MascoTech Division becoming a stand-alone company in September 1995.

     Operating income. Operating income for 1996 was $12.0 million, an increase of $6.2 million, or 107.5%, over operating income for 1995. Operating income as a percentage of net sales increased to 14.7% in 1996 from 8.9% in 1995 primarily as a result of higher gross margins partially offset, as a percentage of net sales, by increased selling, administrative and product development costs and increased amortization of intangible assets.

     Interest expense. Interest expense for 1996 was $4.3 million, an increase of $3.3 million, or 342.3%, over interest expense for 1995 representing, in 1996, a full year of interest cost associated with the acquisition of the MascoTech Division in September 1995. The MascoTech Division, as a matter of policy, was not charged interest on intercompany balances by MascoTech, Inc. during 1995.

     Foreign currency loss. Foreign currency loss in 1996 was $1.3 million. The Company acquired Brink in October 1996 and the related Brink Acquisition debt ($65.0 million) was denominated in U.S. dollars whereas the functional currency of Brink is the Dutch Guilder. During 1996, the U.S. dollar strengthened in relation to the Dutch Guilder, the functional currency of Brink. On October 31, 1996 (the Brink Acquisition date) the exchange rate of the Dutch Guilder to the U.S. dollar was 1.70:1, whereas, at December 31, 1996 the exchange rate was 1.75:1 or a 2.9% decline in the relative value of the Dutch Guilder.

     Extraordinary charge. The extraordinary charge resulting from debt extinguishment in 1996 was $2.0 million. In connection with the Brink Acquisition, the Company repaid, in full, borrowings under a credit agreement and senior subordinated loan agreement. In connection with such debt extinguishments, the Company recorded an extraordinary charge comprised of $1.6 million in prepayment penalties, $220,000 of unamortized debt discount and $150,000 of unamortized debt issuance costs.

     Net income (loss). The net income for 1996 was $4.9 million as compared to net income of $3.4 in 1995, an increase of $1.5 million. Operating income for 1996 was $12.0 million, representing an increase of $6.2 million, or 107.5% over operating income for 1995. The increased operating income, resulting from increased gross margins and inclusion of Brink's operating results for two months in 1996, was offset by increased interest costs associated with such acquisition ($3.3 million), increased foreign currency loss related to Brink Acquisition debt denominated in U.S. dollars ($1.3 million), and an increase in an extraordinary charge resulting from debt extinguishment ($2.0 million), collectively offset by an increase in the related income tax benefit ($1.8 million).

LIQUIDITY AND CAPITAL RESOURCES

     The Company's principal liquidity requirements are to service its debt under its existing credit facilities and meet its working capital and capital expenditure needs. The Company's indebtedness at March 31, 1998 and December 31, 1997 was $194.5 million and $197.1 million, respectively.

WORKING CAPITAL AND CASH FLOWS

     Working capital and key elements of the consolidated statement of cash flows are:

                                                            DECEMBER 31,                MARCH 31,
                                                   ------------------------------   ------------------
                                                     1995       1996       1997      1997       1998
                                                     ----       ----       ----      ----       ----
                                                                 (DOLLARS IN THOUSANDS)
Working capital..................................  $  3,960   $ 14,368   $ 64,375   $15,704   $ 54,923
Cash flows provided by (used for) operating
  activities(1)..................................     5,131      9,917      6,982    (1,743)     4,261
Cash flows used for investing activities(1)......   (48,617)   (57,463)   (79,733)     (742)   (24,218)
Cash flows provided by (used for) financing
  activities(1)..................................    45,119     48,605     97,080     1,352     (2,796)

-------------------------
(1) Represents the combination of the historical cash flows for the Predecessor for the period January 1, 1995 to September 27, 1995 together with the cash flows of the Company from September 28, 1995 to December 31, 1995 (the period subsequent to the acquisition of the Predecessor by the Company).

Operating Activities

  December 31, 1997

     Cash flows from operating activities reflect the Company's net income, adjusted for non-cash items and changes in working capital. Non-cash charges for depreciation and amortization were $1.7 million, $4.7 million, and $9.4 million for 1995, 1996, and 1997, respectively. Working capital increased $10.4 million and $50.0 million in 1996 and 1997, respectively, primarily as a result of the Brink, Valley, and SportRack International acquisitions.

     Cash increased to $27.3 million at December 31, 1997 from $2.5 million at December 31, 1996 primarily as a result of borrowings of $21.0 million on December 31, 1997 which were used to acquire Ellebi on January 2, 1998. Accounts receivable and inventories increased $24.7 million and $13.8 million, respectively, at December 31, 1997 as compared to December 31, 1996 of which $18.0 million and $14.6 million, respectively, relate to the Valley and SportRack International acquisitions. The remaining increase in accounts receivable at December 31, 1997 results from the timing of collections from large customers, primarily OEM's. During 1998 management will focus on reducing inventory levels, primarily within its foreign operations. Accounts payable and accrued expenses increased $9.8 million and $7.6 million, respectively, at December 31, 1997 as compared to December 31, 1996 of which $10.5 million and $3.5 million, respectively, relate to the Valley and SportRack International acquisitions.

     The Company's European and Canadian subsidiaries have income tax net operating loss carryforwards ("NOLs") of approximately $8.0 million and $1.1 million, respectively, at December 31, 1997. The European NOLs have no expiration date and the Canadian NOLs expire primarily in 2004.

  March 31, 1998

     Working capital at March 31, 1998 was $54.9 million, a decrease of $9.5 million as compared to December 31, 1997. Cash decreased to $4.9 million at March 31, 1998 from $27.3 million at December 31, 1997 primarily as a result of the purchase of Ellebi in January 1998 for approximately $21.0 million. Accounts receivable, inventories and accounts payable at March 31, 1998 increased $11.6 million, $11.7 million and $8.0 million, respectively, as compared to December 31, 1997; the Ellebi and Transfo-Rakzs Acquisitions resulted in $4.2 million, $11.3 million and $2.3 million, respectively of such increases. Increased sales for the three months ended March 31, 1998 as compared to the three months ended December 31, 1997, attributable to seasonal activity in the European towing systems aftermarket and continued growth in the U.S. OEM light truck market, caused increases in accounts receivable of approximately $7.4 million. Accounts payable increased by approximately $5.7 million during the three months ended March 31, 1998 as a result of the timing of payments to suppliers and increased business activity.

     Cash flows from operating activities reflect the Company's net income, adjusted for non-cash items and changes in working capital. Non-cash charges for depreciation and amortization were $3.5 million and $2.2 million for the three months ended March 31, 1998 and 1997, respectively.

Investing Activities

  December 31, 1997

     Investing cash flows include acquisitions of property and equipment of $2.6 million, $3.1 million, and $7.8 million in 1995, 1996, and 1997, respectively. On a pro forma basis for 1997, capital expenditures were $10.3 million and are limited to $10.0 million for 1998 under the terms of the Amended and Restated Credit Agreement. The Company estimates that capital expenditures for 1998 will be primarily for the expansion of capacity, productivity and process improvements and maintenance. The Company's 1998 capital expenditures are anticipated to include approximately $4.0 million for replacing and upgrading existing equipment. The Company's ability to make capital expenditures is subject to restrictions in the Amended and Restated Credit Agreement. See "Description of the Credit Facilities."

     Investing cash flows also include $46.0 million, $54.3 million, and $70.9 million in 1995, 1996, and 1997, respectively for the acquisition of the Predecessor (September 1995), Brink (October 1996), SportRack International and Valley (July and August 1997, respectively).

  March 31, 1998

     Investing cash flows include acquisitions of property and equipment of $2.4 million and $742,000 during the three months ended March 31, 1998 and 1997, respectively. Increased acquisitions of property and equipment reflect greater volume of equipment replacement and upgrades for Valley and SportRack International, which were acquired during the third quarter of 1997. The Company's ability to make capital expenditures is subject to restrictions under the Credit Agreement.

     Investing cash flows also include $21.8 million for the three months ended March 31, 1998 for the Ellebi and Transfo-Rakzs Acquisitions. The Company expects to make an additional payment to the sellers of Ellebi totaling $1.1 million during the second quarter of 1998, representing the final installment for the purchase of Ellebi.

Financing Activities

  December 31, 1997

     Financing cash flows include borrowings of $31.0 million, $46.1 million, and $90.5 million in 1995, 1996 and 1997, respectively for the acquisition of the Predecessor (September 1995), Brink (October 1996), SportRack International and Valley (July and August 1997, respectively), and Ellebi (January 1998). Debt issuance costs in connection with such borrowings were $1.8 million, $2.6 million and $2.6 million in 1995, 1996, and 1997, respectively. In October 1997 the Company issued the Notes. Proceeds from the issuance, which totaled $124.5 million, were used to reduce or eliminate certain of the Company's outstanding senior and subordinated debt and to pay $4.7 million in offering costs. Proceeds from the issuance of membership units were $13.5 million, $4.6 million, and $5.0 million in 1995, 1996, and 1997, respectively. Distributions to members, in amounts sufficient to meet the tax liability on the Company's domestic taxable income which accrues to individual members, were $3.7 million in 1996 and $2.9 million in 1997.

  March 31, 1998

     Financing cash flows for the three months ended March 31, 1998 and 1997 included (i) scheduled principal repayments under the Company's term notes of $888,000 and $1.3 million, respectively, (ii) net repayments of $1.9 million in 1998 and net borrowings of $2.8 million in 1997 under the Company's revolving credit facilities and (iii) distributions to members in amounts sufficient to meet their tax liabilities with respect to the Company's domestic taxable income which accrues to individual members.

     Capital expenditures for the three months ended March 31, 1998 were $2.4 million. The Company expects that capital expenditures for 1998 will be approximately $10.0 million, the maximum amount permitted under the Credit Agreement for 1998, and that such expenditures will be adequate for normal growth and replacement.

DEBT AND CREDIT SOURCES

     Borrowings under the Company's existing credit facilities bear interest at floating rates which require interest payments on varying dates depending on the interest rate option selected by the Company. Under the terms of the Company's existing credit facilities, the Company will be required to make principal payments totaling approximately $3.7 million in 1998, $4.7 million in 1999, $11.2 million in 2000, and $11.9 million in 2001. The Company is also required to purchase and maintain interest rate protection with respect to a portion of the term loans for three years. The Notes bear interest at 9.75% which is payable semiannually in arrears. See "Description of Credit Facilities" and "Note 3" to the Company's "Consolidated Financial Statements" for additional information regarding the credit facilities.

     The Company is exposed to interest rate volatility with regard to variable rate debt. The Company uses interest rate swaps to reduce interest rate volatility. At December 31, 1996 and 1997 and March 31, 1998 the notional value of interest rate swaps was $18,500. Under the terms of the interest rate swap agreements, the Company pays a fixed interest rate on debt equal to the notional value. The effects of interest rate swaps are reflected in interest expense and are not material.

     The Company expects that its primary sources of cash will be from operating activities and borrowings under the Revolving Credit Facility. As of March 31, 1998, the Company has borrowed $2.8 million under the Revolving Credit Facility and Canadian Revolving Note and has $22.2 million of available borrowing capacity. As part of the Amended and Restated Credit Agreement, Chase and NBD committed to provide a $22.0 million Acquisition Revolving Note to finance acquisitions. On December 31, 1997, the Company borrowed $21.0 million under the Acquisition Revolving Note and used such proceeds to acquire the net operating assets of the towbar segment of Ellebi S.p.A. on January 2, 1998. Future acquisitions, if any, may require additional third party financing and there can be no assurances that such funds would be available on terms satisfactory to the Company, if at all.

     The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control, as well as the availability of revolving credit borrowings under the Amended and Restated Credit Agreement or a successor facility. The Company anticipates that, based on current and expected levels of operations, its operating cash flow, together with borrowings under the Amended and Restated Credit Agreement, should be sufficient to meet its debt service, working capital and capital expenditure requirements for the foreseeable future, although no assurances can be given in this regard, including as to the ability to increase revenues or profit margins. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness (which could include the Notes), or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all, including, whether, and on what terms, the Company could raise equity capital. See "Forward Looking Statements" and "Risk Factors" for more information that may effect the Company's results of operations.

INTERNATIONAL OPERATIONS

     The Company conducts operations in several foreign countries including Canada, The Netherlands, Denmark, the United Kingdom, Sweden, France, Germany, and, with the Ellebi Acquisition in January 1998, Italy. On a pro forma basis, net sales from international operations during 1997 were approximately $92.7 million, or 34.5% of the Company's net sales. For the three months ended March 31, 1998 and 1997, net sales from international operations were approximately $22.8 million and $14.3 million, respectively (or 30.8% and 41.4%, respectively, of the Company's net sales). At December 31, 1997, and at March 31, 1998 assets associated with these operations were approximately 43.2% and 44.8%, respectively, of total assets, and the Company had indebtedness denominated in currencies other than the U.S. dollar of approximately $16.7 million and $16.6 million, respectively.

     The Company's international operations may be subject to volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Most of the revenues and costs and expenses of the Company's operations in these countries are denominated in the local currencies. The financial position and results of operations of the Company's foreign subsidiaries are measured using the local currency as the functional currency.

     The Company may periodically use foreign currency forward option contracts to offset the effects of exchange rate fluctuations on cash flows denominated in foreign currencies. The balance of these contracts as of March 31, 1998 was not material, and the Company does not use derivative financial instruments for trading or speculative purposes.

YEAR 2000

     The Company has established an internal task force at each significant operating subsidiary to develop and implement a plan to address Year 2000 issues, including relationships with customers and suppliers. While the assessment is ongoing, based on currently available information the Company believes that it will be able to resolve Year 2000 issues in a timely manner through modification, upgrading or replacement of certain externally purchased software to Year 2000 compliant versions and upgrading or replacing certain machinery and equipment through normal, or in some cases accelerated, replacement programs. The Company does not believe that the incremental cost to resolve the Year 2000 issues will have a material impact on capital expenditures or results of operations.

NEW ACCOUNTING PRONOUNCEMENTS


     The Financial Accounting Standard Board has issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information," and No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits," which require a change in the method for determining and reporting business segment information and revise employer's disclosures about pension and other postretirement benefit plans. Although the Company operates in one business segment, SFAS No. 131 will require the Company to report revenues and long-lived assets on a country level. SFAS No. 132 will standardize the Company's disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures. These statements will be adopted by the Company in fiscal 1998 as required and, because such statements relate to matters of disclosure, they will not have an effect upon the Company's operating results.

                                    BUSINESS

THE COMPANY

     The Company is one of the world's largest designers, manufacturers and suppliers of towing and rack systems and related accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's products include a complete line of towing systems including accessories such as trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. The Company's broad offering of rack systems includes fixed and detachable racks and accessories which can be installed on vehicles to carry items such as bicycles, skis, luggage, surfboards and sailboards. The Company's products are sold as standard accessories or options for a variety of light vehicles. In 1997, on a pro forma basis, the Company estimates that approximately 49% of its net sales were generated from products sold for light trucks. The Company is the sole Tier 1 OEM supplier of towing or rack systems for eight of the top ten light trucks produced in North America, including the GM C/K Pickup and Blazer, the Chrysler Grand Cherokee (towing systems and rack systems), T-3000 Pickup and Caravan and the Ford Explorer, Ranger and Windstar. On a pro forma basis for the year ended December 31, 1997, the Company's net sales and EBITDA would have been $268.5 million and $36.3 million, respectively. For the three months ended March 31, 1998 and 1997, the Company's net sales were $74.0 million and $34.5 million, respectively, and EBITDA was $10.2 million and $5.6 million, respectively.

COMPETITIVE ADVANTAGES


     Leading Global Market Position. Based on its knowledge of the industry, the Company believes that it is one of the world's largest designers, manufacturers and suppliers of towing systems and one of the world's largest designers, manufacturers and suppliers of rack systems. The Company also believes, based on its knowledge of the industry, that it is the largest supplier of towing systems in Europe, the largest supplier of towing systems to automotive OEMs in North America and the second largest supplier of towing systems to the aftermarket in North America. Based on its knowledge of the industry, the Company also believes that it is one of the two largest suppliers of rack systems sold to automotive OEMs in the North America. The Company has 19 engineering, manufacturing and distribution facilities strategically located in the United States, Canada, The Netherlands, Denmark, Germany, the United Kingdom, Sweden, Italy and France. By virtue of its size and global presence, the Company believes it benefits from several competitive advantages, including the ability to (i) satisfy local design, production, quality and timing requirements of global OEMs; (ii) provide "one-stop shopping" for customers' product and service requirements; (iii) optimize plant production; (iv) maximize its raw material purchasing power; (v) spread its selling, administrative and product development expenses over a large base of net sales; and (vi) develop and maintain state-of-the-art production facilities.


     Strong Relationships with Diverse Customer Base. The Company has an established position as a Tier 1 supplier of towing and/or rack systems to most of the OEMs manufacturing in North America and Europe including Chrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, Mercedes, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda and Kia. The Company supplies Chrysler with substantially all its towing systems and rack systems and accessories. The Company also supplies approximately 50% of the towing and rack system requirements of General Motors. Tier 1 status and strong customer relationships are important elements in achieving continued profitable growth because, as OEMs narrow their supplier bases, well regarded, existing suppliers have an advantage in gaining new contracts. The evolution of OEM relationships into strategic partnerships provides a significant advantage to Tier 1 suppliers with system integration capabilities (such as the Company) in retaining existing contracts as well as in participating during the design phase for new vehicles, which is integral to becoming a supplier for such new platforms. The Company is also a leading supplier of towing and rack systems to automotive aftermarket wholesalers, retailers and installers, such as U-Haul, Pep Boys, Balkamp, Advance Auto Parts, Coast Distribution System, Discount Auto Parts, Ace Hardware and Canadian Tire.

     Comprehensive Product Line. The Company continues to position itself as a leading supplier to its customers for a growing range of products and services. Through its offering of over 2,000 towing system models, the Company's products fit virtually every light vehicle produced in North America and Europe. The

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

Company is one of a limited number of European manufacturers with such a broad product line that also satisfies European Community ("EC") regulatory safety standards, even though such standards have not yet been adopted by each EC member country. Competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets these safety standards. The Company has provided OEMs with fixed rack systems for approximately half of the light truck models produced in North America that utilize vehicle-specific fixed racks. The Company's innovative Mondial(R) product line of detachable rack systems, which consists of only 14 SKUs, is able to fit substantially all the light vehicles produced in North America and Europe, while some competitors' comparable product lines consist of more than 200 SKUs. The Company believes that its broad product offerings also facilitate strategic partnerships with automotive aftermarket wholesalers, retailers and installers.

     Design and Engineering Expertise. The Company has an engineering and research and development staff that develops new products and processing technologies. The Company works directly with OEM designers to create innovative solutions that simplify vehicle assembly and reduce vehicle cost and weight. For example, the Company developed a roll formed, aluminum cross rail which substantially reduced the weight of the Chrysler minivan rack at a competitive cost. Additionally, the Company is responsible for many industry innovations, including lighter, less obtrusive, round tube towing hitches as well as push button and pull lever stanchions on fixed rack systems. The Company believes its design and engineering capabilities provide significant value to its customers by (i) shortening OEM new product development cycles; (ii) lowering OEM manufacturing costs; (iii) providing technical expertise; and (iv) permitting aftermarket customers to maintain lower inventory levels. The Company also believes that its design innovations have created value for end users by providing products that are durable and easy to install and that enhance vehicle utility and appearance.

     High Quality, Low Cost Manufacturing Position. The Company believes that it is one of the highest quality, lowest cost suppliers of towing and rack systems in North America and Europe. The Company has received numerous quality and performance awards, including Chrysler's Gold Pentastar Award, Ford's Q-1 Award, Toyota's Distinguished Supplier Award and Nissan's Superior Supplier Performance Award. Supplier quality systems are currently being standardized across OEMs through the ISO-9000 and QS-9000 programs. The Company has achieved ISO-9000 or QS-9000 certification for ten of its 17 manufacturing and engineering facilities and is in the process of obtaining certification for the rest of its facilities. The Company's low cost position is a result of its strict cost controls and continuous improvement programs designed to enhance productivity. OEMs typically prefer stable suppliers who can generate productivity gains that can be shared to reduce OEM costs. The Company's cost controls are closely integrated with its quality driven manufacturing operations, thereby allowing it to profitably deliver high quality, easy to install and competitively-priced components on a just-in-time basis. The Company's focus on low cost manufacturing also provides benefits when selling products to the less price sensitive aftermarket.

BUSINESS STRATEGY

     The Company's objective is to strengthen its position as a leading global supplier of automotive exterior accessories, thereby increasing revenue and cash flow. In order to accomplish its goal, the Company intends to pursue the following strategies.

     Increase Global Market Share. The Company intends to capitalize on its expanded presence in North America and Europe by marketing products to its global automotive OEM customers. Through its past acquisitions of complementary product lines, the Company is able to offer an expanded range of products and services to its extended customer base. The Company also expects to secure new customers by virtue of its expanded market presence and broad product and service offerings. The Company believes its continued emphasis on new technology (both product and process), will result in the development of more innovative, high margin towing and rack system products which it expects to market to its expanding customer base.

     Maintain and Enhance Strong Customer Relationships. The Company intends to strengthen and expand its relationships with global automotive OEMs and aftermarket customers by (i) continuing its commitment to innovative design and development of products during the early stages of vehicle design and redesign;

(ii) building on its position as a low cost supplier of quality accessory products; (iii) offering new products in existing and new geographic areas by taking advantage of existing OEM relationships; and (iv) working with aftermarket customers to develop new products and marketing strategies. The Company has recently obtained orders from Mercedes Benz, BMW, SEAT and Chrysler to supply products for new SUVs.

     Increase Operating Efficiencies. The Company believes there are significant opportunities for improvement in margins and cash flow through intercompany cooperation among its various acquired business units, including (i) realizing economies of scale from the combined purchasing power of a larger company; (ii) achieving production and other operating efficiencies through the implementation of a "best practices" program; (iii) reducing certain selling, general and administrative and product development expenses; and (iv) reducing capital and operating expenditures from coordinated use of manufacturing resources.

     Pursue Strategic Acquisitions. In response to the trend in the OEM market toward systems suppliers, the Company is focused on making strategic acquisitions that will enhance its ability to provide integrated systems (such as a towing or rack system) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including expansion into selected geographic areas. The Company believes that such acquisitions should provide additional opportunities for increased net sales and cash flow by enhancing the Company's manufacturing and marketing capabilities.

INDUSTRY OVERVIEW

     In 1996, the North American exterior accessories market for light vehicles was approximately $3.3 billion. In 1996, North American consumers spent approximately $1.4 billion on exterior accessories for their light trucks as compared to approximately $0.8 billion in 1986, representing a compound annual growth rate of 5.9%. Growth in this market, and in towing systems and rack systems in particular, resulted in large part from the increased production and sale of light trucks, which in 1996 accounted for approximately 46% of total light vehicle production in North America as compared to 32% in 1986. According to DRI/McGraw-Hill Ward's Global Automotive Group, production of light trucks in North America and Western Europe has outpaced overall production in the light vehicle market (ten-year compound annual growth rate of 1.3% in North America and 1.4% in Western Europe), resulting primarily from the growth in minivans (ten-year compound annual growth rate of 8.6% in North America and 30.8% in Western Europe) and SUVs (ten-year compound annual growth rate of 11.6% in North America and 13.7% in Western Europe), although no assurance can be given that such production rates of light trucks will continue or will continue to outpace overall production.

     Strong growth in production of light trucks is attributable to several factors, including (i) the more sizable and comfortable interiors and aesthetically pleasing modern designs offered by light trucks; (ii) the changing lifestyle of the population, which is aging and therefore devoting more time to recreational activities; (iii) the versatile product offerings targeted toward both the luxury and economy market sectors; (iv) the increasing acceptance of light truck use for everyday transportation; and (v) the durability and special performance capabilities (e.g. four-wheel drive) of light trucks.

Automotive OEM and Aftermarket Trends

     As automobile and light truck manufacturers have faced increased global competition, they have sought to significantly improve quality, reduce costs and shorten the development time required for new vehicle models. These changes have altered the OEM/supplier relationship and benefited larger suppliers that have strong product engineering and development capabilities, superior quality products, lower unit costs and the ability to deliver products on a timely basis. As a result, the Company believes that it has benefited and will continue to benefit from the following automotive OEM and aftermarket trends:

     Consolidation of Supplier Base by OEMs. Since the 1980's, OEMs have significantly consolidated their supplier base in an effort to reduce their procurement-related costs, ensure high quality and accelerate new model development. As a result, many smaller, poorly capitalized suppliers with limited product lines and engineering and design capabilities have either been eliminated as suppliers to OEMs or tiered (i.e., they supply other suppliers). Consequently, larger suppliers with broad product lines, in-house design and engineering capabilities and the ability to effectively manage their own supplier bases, have been able to significantly increase their market share.

     The consolidation by OEMs has altered the typical structure of supplier contracts. In the past, OEMs supplied all design, development and manufacturing expertise for accessory parts and were responsible for consistency of quality and reliability of delivery. On newer models, however, there has been a trend toward involving potential suppliers earlier in the design and development process to encourage suppliers to share design and development responsibility. In some cases, sole-source supply contracts which cover the life of a vehicle or platform are awarded. Both OEMs and suppliers benefit from the consolidation trend. Suppliers are able to devote the resources necessary for proprietary product development with the expectation that they will have the opportunity to profit on such investment over the multi-year life of a contract. OEMs benefit from shared manufacturing cost savings attributable to long, multi-year production runs at high capacity utilization levels.

     Emergence of European Community Safety Standards. Trends within the European towing systems market result primarily from emerging EC safety standards and the corresponding legislative framework. Such standards provide that a towing system must fit all the vehicle manufacturer's recommended fitting points, must not interfere with the vision of the number plate when not in use and must meet strict testing criteria for durability and safety. These standards have been adopted by The Netherlands, Germany, Sweden, Italy and Scandinavia. Other EC countries are expected to adopt the legislation within two years. All of the Company's approximately 2,000 towing systems sold in Europe currently undergo rigorous safety testing in order to satisfy these EC regulatory standards. In addition, all of the Company's detachable roof rack systems are designed and tested to meet and exceed strict German standards.


     Increased Levels of Manufacturing in North America by Transplants. As a result of the relative cost advantage of producing vehicles in North America, many foreign automobile manufacturers with manufacturing operations in the United States ("transplants") have increased their share of North American light vehicle production from approximately 6% in 1986 to approximately 20% in 1996. Industry sources forecast that this trend will continue. For example, both Mercedes Benz and BMW commenced manufacturing in the U.S. in 1996. In addition, Toyota has announced plans to build its T-100 pickup truck in Indiana by 1998, Honda has announced plans to build its Odyssey minivan in North America by 1999, and BMW has announced plans to build its E-53 SUV in North America by 1999. The Company believes that increased levels of manufacturing of light trucks in North America by transplants will benefit full service, high quality suppliers with North American operations such as the Company.


     Outsourcing by OEMs. In an effort to facilitate and enhance product design, reduce costs and simplify manufacturing processes, automotive OEMs are increasingly outsourcing the manufacture of many components that were previously manufactured internally. This trend results from independent suppliers being generally able to design, manufacture and deliver components at a lower cost than OEMs as a result of (i) their significantly lower direct labor, fringe benefit and overhead costs; (ii) their ability to spread research and development and engineering costs over products provided to multiple OEMs; and
(iii) the economies of scale inherent in product specialization. Independent suppliers such as the Company have benefited from outsourcing because the aggregate number, complexity and value of components that they manufacture have increased dramatically. OEMs, in turn, have benefited because outsourcing has allowed them to reduce costs and to focus on overall vehicle design and consumer marketing.

PRODUCTS

     The principal product lines of the Company are towing systems and rack systems and accessories. On a pro forma basis in 1997, towing systems constituted approximately 62% and rack systems and accessories constituted approximately 38% of the Company's net sales, respectively. For the three months ended March 31, 1998 and 1997, towing systems constituted approximately 61% and 59%, respectively, and rack systems and accessories constituted 39% and 41%, respectively, of the Company's net sales. The Company believes it offers a more comprehensive product line than any of its competitors. The Company has devoted

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

considerable resources to the engineering and designing of its products and, as a result, considers itself a market leader in the research and new product development of towing systems and rack systems.

     Towing Systems. The Company designs, manufactures and supplies towing systems to automotive OEMs and the automotive aftermarket which fit virtually every light vehicle produced in North America and Europe. In the aggregate, the Company supplies over 2,000 different towing systems, including a complete line of towing accessories.

     The Company's towing systems sold in Europe are installed primarily on passenger cars. The Company's primary product within the European market is the fixed ball towbar that is specifically designed to be mounted on a particular car model in accordance with the OEM's specified mounting points. The Company also markets sophisticated detachable ball systems which are popular with owners of more expensive cars or cars on which the license plate would otherwise be blocked by a fixed ball towbar. All of the Company's towing system products sold in Europe currently undergo rigorous safety testing in order to satisfy EC regulatory standards. Competitors whose products do not satisfy such standards face substantial design and testing costs to offer a comparable product line that meets the safety standards.

     The Company's towing systems sold in North America are installed primarily on light trucks. Two of the Company's most innovative product designs have been the tubular trailer hitch which is lighter in weight, less obtrusive and stronger than the conventional hitch, and a device which ensures secure attachment of a towing product to the vehicle. These product innovations have enabled the Company to improve the functionality and safety of towing systems while, at the same time, enhancing the overall appearance of vehicles utilizing these towing products.

     The Company offers a complete line of towing accessories, including trailer balls, ball mounts, electrical harnesses, safety chains and locking hitch pins. To capitalize on the strong growth trend in light trucks, the Company has recently expanded its product line to include other products designed specifically for this market, such as grille guards, brush guards and tire carriers.

     Fixed Rack Systems. The Company designs, manufactures and supplies fixed roof rack systems for individual vehicle models that are generally sold to the automotive OEMs for installation at the factory or dealership. These rack systems typically remain on a model for the life of its design, which generally ranges from four to six years. The Company has been an industry leader in developing designs which not only complement the styling themes of a particular vehicle, but also increase the utility and functionality of the rack system. Most of the fixed rack systems sold by the Company are composed of side rails which run along both sides of the vehicle's roof, feet which mount the side rails to the vehicle's roof, and cross rails which run between the side rails. Cross rails, which are attached to the side rails with stanchions, are typically movable and can be used to carry a load. The Company uses advanced materials such as lightweight, high strength plastics and roll formed aluminum to develop durable rack systems that optimize vehicle performance. Many of these products incorporate innovative features such as push button and pull lever stanchions, which allow easy movement of the cross rails to accommodate various size loads. These rack systems are utilized on a large number of light trucks, including Jeep Grand Cherokee and Cherokee, Chrysler minivans, GM Suburban, Tahoe and Yukon and Mercedes Benz ML320.

     Detachable Rack Systems. The Company designs, manufactures and supplies detachable roof and rear mount rack systems for distribution in both the automotive and sporting accessory aftermarkets. A detachable rack system typically consists of cross rails which are attached to the roof of a vehicle by removable mounting clips. The Company offers a full line of detachable rack systems, including the SportRack(R), SnapRack(TM) and Mondial(R) rack systems. The Company's innovative Mondial(R) product line of detachable rack systems consists of only 14 SKUs that are able to fit substantially all passenger vehicles sold in North America and Europe while some competitors' comparable product lines consist of more than 200 SKUs. In addition, the Mondial(R) line of detachable rack systems is designed to meet and exceed strict international performance standards, and is noted for its flexibility, ease of attachment and minimal SKU requirements.

     Rack System Accessories. The Company designs and manufactures lifestyle accessories for distribution in both the automotive and sporting accessory aftermarkets. These accessories typically attach to the

Company's rack systems and are used for carrying items such as bicycles, skis, luggage, surfboards and sailboards.

CUSTOMERS AND MARKETING

     Management believes that the Company's strong and diverse industry relationships are based on its reputation for high service levels, strong technical support, innovative product development, high quality and competitive pricing. On a pro forma basis, sales to OEM and aftermarket customers represented approximately 65% and 35% of the Company's net sales, respectively, in 1997. For the three months ended March 31, 1998 and 1997, sales to OEM customers were 74% and 81%, respectively, and sales to aftermarket customers were 26% and 19%, respectively, of the Company's net sales. In addition, on a pro forma basis, sales to Chrysler and General Motors were approximately 27% and 16%, respectively, of the Company's aggregate net sales in 1997. For the three months ended March 31, 1998, sales to Chrysler and General Motors were approximately 34% and 16%, respectively, of the Company's net sales. Recently, Chrysler and Daimler-Benz have announced plans to merge. Based on publicly available information, the Company does not believe that the proposed merger between Chrysler and Daimler-Benz will have a material adverse impact on its sales or results of operations.

     Automotive OEMs. The Company obtains most of its new orders through a presourcing process by which the customer invites one or a few preferred suppliers to manufacture and design a component or system that meets certain price, timing, functional and aesthetic parameters. Upon selection at the development stage, the Company and the customer typically agree to cooperate in developing the product to meet the specified parameters. Upon completion of the development stage and the award of the manufacturing business, the Company receives a purchase order that covers parts to be supplied for a particular car model. Such supply arrangements typically involve annual renewals of the purchase order over the life of the model, which is generally four to six years. In addition, the Company enters into long-term contracts with certain OEM customers which require the Company to make annual price reductions. The Company also competes to supply parts for successor models even though the Company may currently supply parts on the predecessor model. Sales to OEMs and Tier 1 suppliers are made directly by the Company's internal sales staff of 29 individuals and 23 outside sales representatives.

     The Company sells its products to most of the automotive OEMs selling light vehicles in North America and Europe, including Chrysler, General Motors, Toyota, Opel, Volvo, Isuzu, Ford, Mercedes, BMW, Subaru, Fiat, Mitsubishi, Nissan, Volkswagen, SEAT, Skoda and Kia. The Company supplies Chrysler with substantially all of its towing systems and rack systems and accessories. The Company also supplies approximately 50% of the towing system and rack system requirements of General Motors, for which it has been a supplier for over 20 years. The following chart sets forth information regarding vehicle models on which the Company's automotive products are used or for which the Company has been awarded business (including Ellebi, which was acquired on January 2, 1998).

                                                                              AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER            1997 PRODUCTION(A)                   FUTURE PRODUCTION(B)
   -------       ------------            ------------------                   --------------------
Towing Systems  Chrysler        Cherokee, Grand Cherokee, Caravan,     Cherokee, Grand Cherokee, Plymouth
                                Voyager, Town & Country, Ram Pick-up,  Prowler, Ram Van
                                Dakota, Wrangler, Durango
                General Motors  Suburban, Yukon, Tahoe, Astro,         Frontera, Corsa, Arena (van)
                                Safari, CK Pick-up, ML Van, S-10
                                Blazer, APV Vans, Bravada Jimmy, Geo
                                Tracker, Blazer, Corsa, Astra
                                (hatchback), Astra (Sedan), Astra
                                (Station wagon), Calibra, Vectra
                                (Hatchback), Vectra (Sedan), Vectra
                                (Station wagon), Omega (Sedan), Omega
                                (Station wagon), Campo, Frontera,
                                Monterey, Zafira
                Ford            Expedition, Explorer, Ranger,          Escort, Explorer
                                Aerostar Minivan, Mercury Villager,
                                Windstar Minivan, Navigator, Fiesta,
                                Escort (all models), Mondeo, Mondeo
                                (Wagon), Scorpio (Sedan), Scorpio
                                (Wagon), Maverick, Transit

                                                                              AWARDED BUSINESS ON
   PRODUCT       OEM CUSTOMER            1997 PRODUCTION(A)                   FUTURE PRODUCTION(B)
   -------       ------------            ------------------                   --------------------
Towing Systems
(cont.)
                Renault         Laguna (Station wagon), Laguna,        Twingo, Laguna, Clio
                                Megane, Twingo, Espace
                Isuzu           Rodeo, Trooper
                Toyota          4-Runner, Land Cruiser, RAV4, Lexus,   Corolla, Lexus LS200, Carina,
                                646T, 477T, 860T, Corolla, Carina,     Carina Wagon, Yaris
                                Camry, Hi-Lux, Picnic, Previa,
                                Hi-Ace, Celica
                Nissan          Pathfinder, Pick-up, Quest, Infiniti   Almera, Primera Wagon, Micra,
                                vehicle, QW Truck, Micra, Sunny,       Patrol
                                Almera, Primera, Maxima, King Cab,
                                Terrano, Patrol
                Mazda           121, MPV, Xedos-9, Xedos-6, 626, 323   626 Wagon, 323
                Honda           Passport                               PF Van, CRV
                Mitsubishi      Montero                                Spacestar, Challenger
                FIAT            Almost all models
                Alpha Romeo     Almost all models
                Lancia          Almost all models
                Subaru          Outback                                79V
                Range Rover     Range Rover, Land Rover
                Volvo           900 series (Sedan), 900 series         900 series, S/V 70 series
                                (Station wagon), 850 (Sedan), 850
                                (Station wagon)
                SAAB            9000 series, 900 series                900 series, 9000 series, 9000
                                                                       station wagon, small car 9-3,
                                                                       small car 9-5, small station wagon
                Peugeot         106, 306, 406 (Sedan), 406 (Station    206 Sport, 306 Break
                                wagon), 406 (Coupe), 605, 806, J5
                                (Van), Boxer (Van)
                Suzuki          Wagon R.                               Grand Vitara
                Daihatsu        Sirion, More, Charade
                SEAT            Toledo
                Skoda           SK240
                Volkswagen      Gold Combi, Vento
                Daewoo          LD100
Rack Systems    Chrysler        Cherokee, Grand Cherokee, Caravan,     Cherokee, Grand Cherokee, Caravan,
                                Voyager, Town & Country, Durango       Voyager, Town & Country, Neon PT,
                                                                       BW 72
                General Motors  Suburban, Yukon, Tahoe, Astro, Safari  Suburban, Yukon, Tahoe, Jimmy,
                                                                       Blazer, Bravada
                Honda           Accord
                Mitsubishi      Montero
                Mercedes        ML320
                Subaru          Outback, Impreza, Legacy
                KIA             Sportage
                SEAT            Vario                                  GP99
                Opel                                                   Astra
                BMW                                                    E-53 (SUV)

-------------------------
(a) Represents models for which the Company produced products in 1997.

(b) The amount of products produced under these awards is dependent on the number of vehicles manufactured by the OEMs. Many of the models are versions of vehicles not yet in production. See "Risk Factors -- The OEM Supplier Industry." There can be no assurance that any of these vehicles will be produced or that the Company will generate certain revenues under these awards even if the models are produced.

     Automotive Aftermarket. The Company sells its products directly into the automotive aftermarket through a number of channels, including wholesalers, retailers and installers, through its internal sales force and outside sales representatives. The largest of the Company's aftermarket customers include U-Haul, Pep Boys, Balkamp, Advance Auto Parts, Coast Distribution System, Discount Auto Parts, Ace Hardware and Canadian Tire. The Company believes that it has established a reputation as a highly reliable aftermarket supplier able to meet its customers' requirements for on-time deliveries while minimizing the carrying levels of inventory. For example, the Company began supplying towing systems to U-Haul (which the Company believes, based on its research, is the largest installer of towing systems in the United States) in 1994 and for the year ended December 31, 1997, supplied approximately 50% of U-Haul's towing system requirements. The Company believes aftermarket customers such as U-Haul represent opportunities to cross-sell existing products such as rack systems and accessories.


MANUFACTURING PROCESS

     The Company's manufacturing operations are directed toward achieving ongoing quality improvements, reducing manufacturing and overhead costs, realizing efficiencies and adding flexibility. The manufacturing operations utilized by the Company include metal cutting, bending, cold forming, roll forming, stamping, welding, plastic injection molding, painting, assembly and packaging. The Company performs most manufacturing operations in-house but outsources certain processes depending on the capabilities and capacities of individual plants and cost considerations. For example, while some of the Company's towing systems manufacturing facilities have painting capabilities, the Company has chosen to outsource the painting of its rack systems.

     The Company develops new tooling used in the manufacture of its products. Once a customer accepts such tooling, the tooling becomes the property of the customer and the Company is reimbursed by the customer for the cost of the tooling, or in certain instances, recovers all or a portion of such costs through incremental increases in unit selling prices.

     In some cases, the Company has also developed special machinery to meet its particular needs. For example, the hardware that accompanies certain towing systems is selected automatically by special equipment and is then weighed and transferred into the final package without human intervention. The Company has developed specialized, computer operated machinery to enable it to efficiently perform this operation. The Company has organized its production process to minimize the number of manufacturing functions and the frequency of material handling, thereby improving quality and reducing costs. In addition, the Company uses cellular manufacturing which improves scheduling flexibility, productivity and quality while reducing work in process and costs.

     The Company has established quality procedures at each of its facilities and strives to manufacture the highest quality product possible. The Company has achieved ISO-9000 or QS-9000 certification for ten of its seventeen manufacturing and engineering facilities and is in the process of obtaining certification for the rest of its facilities. The Company has received numerous quality and performance awards from its OEM customers, including Chrysler's Gold Pentastar Award, Ford Q-1 Award, Toyota's Distinguished Supplier Award and the Nissan Superior Supplier Performance Award.

PRODUCT DESIGN, DEVELOPMENT AND TESTING

     The Company believes that it is a leader in the design of towing systems and rack systems and accessories. The Company believes it offers products that possess greater quality, reliability and performance than the products sold by many of its competitors. The 84 members of the Company's engineering and design staff possess strong technical skills. The Company currently holds more than 150 U.S. and foreign patents, and has numerous patent applications pending. The expiration of such patents are not expected to have a material adverse effect on the Company's operations.

     On a pro forma basis, the Company spent $6.9 million on research and development in 1997. The Company works closely with OEMs to constantly improve design and manufacturing technology and product functionality. When an OEM is in the process of developing a new model, it typically approaches an established or incumbent supplier with a request to supply the required towing system or rack system. The Company is typically contacted two to four years prior to the start of production of the new model. The Company's product development engineers then work closely with the OEM to develop a product that satisfies the OEM's aesthetic and functional requirements. This relationship also provides the Company with a competitive advantage in the aftermarket because the Company already possesses the knowledge to create a system compatible with new model vehicles prior to release.

     The Company has extensive testing capabilities which enable it to test and certify its products. The Company subjects its products to tests which it believes are more demanding than conditions which would occur during normal use. The Company has specialized equipment which it has purchased or developed for use in its testing laboratories.

     Since May 1994, six European countries enacted the new EC regulatory standards which require that towing systems undergo significant safety testing prior to gaining approval for sale. This safety testing requires that a towing system be extensively tested for fatigue and includes subjecting a towing system to upwards of two million high load pulses. The Company does its testing in its own laboratory under the control of an independent institute that is authorized by the EC to approve the towing systems for sale. The quality assurance system is regularly audited by an independent institute and by the automotive OEMs themselves. The Company has continually been awarded the highest distinction of achievement by the independent institute.

RAW MATERIALS

     The principal raw material used in the Company's products is steel, which is purchased in sheets, rolls, bars or tubes and represents approximately 50% of the Company's raw material costs. The Company also purchases significant amounts of aluminum and plastics. The Company has various suppliers globally and has not had difficulties in procuring raw materials nor does it expect to have any problems in the future. The Company is committed to supplier development and long-term supplier relationships. However, most of the Company's raw material demands are for commodities and, as such, can be purchased on the open market on an as needed basis. The Company selects among available suppliers by comparing cost, consistent quality and timely delivery as well as compliance with QS-9000 and ISO-9000 standards.

     The Company customarily obtains its supplies through individual purchase orders. In some instances, the Company will enter into short-term contracts with its suppliers which generally run one year or less. However, in the Company's sole outsourcing relationship, it has signed a long-term supply agreement which terminates in 2004 with one of its painting suppliers, Crown Group, Inc. ("Crown"), under which Crown opened a state-of-the-art paint line in a facility adjacent to the Company's Port Huron facility.

COMPETITION

     The Company's industry is highly competitive. A large number of actual or potential competitors exist, some of which are larger than the Company and have substantially greater resources than the Company. The Company competes primarily on the basis of product quality, cost, timely delivery, customer service, engineering and design capabilities and new product innovation in both the OEM market and the automotive aftermarket. The Company believes that as OEMs continue to strive to reduce new model development cost and time, innovation and design and engineering capabilities will become more important as a basis for distinguishing competitors. The Company believes it has an outstanding reputation in both of these areas. In the automotive aftermarket, the Company believes that its wide range of product applications is a competitive advantage. For example, the Company has developed towing systems to fit substantially all the light vehicles produced in North America and Europe. The Company believes its competitive advantage in the aftermarket is enhanced by its close relationship with OEMs, allowing the Company access to automobile design at an earlier time than its competitors.

     In the towing systems market, the Company competes with Draw-Tite Inc. and Reese Products Inc., both of which are subsidiaries of TriMas Corp., Bosal Holding B.V., The Oris Group, Production Stamping Inc. and numerous smaller competitors.

     In the rack systems and accessories market, the Company's competitors include JAC Holding Corp., Thule, which is a wholly-owned subsidiary of Eldon AB (a Swedish company), Yakima Products Inc., Barrecrafters, Graber Products Inc. and several smaller competitors.

EMPLOYEES

     At March 31, 1998, the Company had approximately 1,800 employees of whom approximately 1,275 are hourly employees and approximately 525 are salaried personnel. Approximately 150 of the Company's employees in the United States at the Port Huron, Michigan facility are represented by the Teamsters Union. Collective bargaining agreements with the Teamsters Union affecting these employees expire in April 1999. As is common in many European jurisdictions, substantially all of the Company's employees in Europe are covered by country-wide collective bargaining agreements. The Company believes that its relations with its employees are good.

FACILITIES

     The Company's executive offices are located in approximately 14,550 square feet of leased space in Sterling Heights, Michigan. The Company has 19 engineering, manufacturing and distribution facilities with a total of approximately 1,973,350 square feet of space. The Company believes that substantially all of its property and equipment is in good condition and that it has sufficient capacity to meet its current and projected manufacturing and distribution needs.

     The Company's facilities are as follows:

                                                                               SQUARE     OWNED/        LEASE
           LOCATION                                FUNCTION                     FEET      LEASED     EXPIRATION**
           --------                                --------                    ------     ------     ------------
North America
Shelby Township, Michigan*         Manufacturing                                42,800    Owned                 --
Port Huron, Michigan*              Manufacturing                               200,000    Owned                 --
Sterling Heights, Michigan*        Administration and engineering               14,550    Leased              2003
Mt. Clemens, Michigan              Warehousing                                  25,000    Leased              1998
Lodi, California                   Administration, manufacturing and           150,000    Owned                 --
                                     engineering
Auburn Hills, Michigan             Warehousing                                  49,000    Leased              2006
Madison Heights, Michigan*         Administration and manufacturing             90,000    Leased              2002
Madison Heights, Michigan*         Engineering                                  18,000    Leased              2002
Granby, Quebec                     Administration, manufacturing and            62,000    Leased              2001
                                     warehousing
Bromptonville, Quebec              Manufacturing                                 2,000    Leased              1999

Europe
Sandhausen, Germany                Administration and engineering                5,000    Leased    Month to Month
Staphorst, The Netherlands*        Administration, manufacturing,              405,000    Owned                 --
                                     warehousing and engineering
Hoogeveen, The Netherlands*        Manufacturing and warehousing               185,000    Owned                 --
Fensmark, Denmark*                 Manufacturing and warehousing                95,000    Owned                 --
Nuneaton, United Kingdom*          Manufacturing and warehousing                75,000    Owned                 --
Vanersborg, Sweden*                Manufacturing, warehousing and              160,000    Leased              2004
                                     engineering
Reims, France                      Manufacturing and warehousing               115,000    Owned                 --
Reggio Emilia, Italy               Administration, manufacturing,              170,000    Leased              2003
                                     warehousing and engineering
Reggio Emilia, Italy               Manufacturing and warehousing               110,000    Leased              2003

-------------------------
 * QS 9000 and/or ISO 9000 certification.

** Gives effect to all renewal options.

ENVIRONMENTAL REGULATION

     The Company's operations are subject to foreign federal, state and local environmental laws and regulations that limit the discharges into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes. In many jurisdictions, these laws are complex, change frequently, and have tended to become stronger over time.

In jurisdictions such as the United States, such obligations, including but not limited to those under the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA") may be joint and several and may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which waste or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The Company believes that its operations are in substantial compliance with the terms of all applicable environmental laws and regulations as currently interpreted. In addition, to the best of the Company's knowledge, there are no existing or potential environmental claims against the Company nor has the Company received any notification or have any current investigation regarding, the disposal, release, or threatened release at any location of any hazardous substance generated or transported by the Company. However, the Company cannot predict with any certainty that it will not in the future incur liability under environmental laws and regulations with respect to contamination of sites currently or formerly owned or operated by the Company (including contamination caused by prior owners and operators of such sites), or the off-site disposal of hazardous substances.

     While historically the Company has not had to make significant capital expenditures for environmental compliance, the Company cannot predict with any certainty its future capital expenditures for environmental compliance because of continually changing compliance standards and technology. Future events, such as changes in existing environmental laws and regulations or unknown contamination of sites owned or operated by the Company (including contamination caused by prior owners and operators of such sites), may give rise to additional compliance costs which could have a material adverse effect on the Company's financial condition. Furthermore, actions by foreign, federal, state and local governments concerning environmental matters could result in laws or regulations that could increase the cost of producing the products manufactured by the Company or otherwise adversely affect the demand for its products. Additionally, the Company does not currently have any insurance coverage for environmental liabilities and does not anticipate obtaining such coverage in the future. See "Risk Factors -- Environmental Matters."

LEGAL PROCEEDINGS

     From time to time, the Company is subject to legal proceedings and other claims arising in the ordinary course of its business. The Company believes that it is not presently a party to any litigation the outcome of which would have a material adverse effect on its financial condition or results of operations. The Company maintains insurance coverage against claims in an amount which it believes to be adequate.

                                   MANAGEMENT

BOARD OF MANAGERS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

     The following table sets forth the names and ages of each of the individuals that currently serves as a member (each, a "Board Member") of the Company's board of managers (the "Board of Managers"), executive officer and other significant employee of the Company. The Board Members are designated pursuant to the Members Agreement and serve at the pleasure of the Members (as defined). See "Limited Liability Company Agreement." The officers of the Company are chosen by the Board of Managers and serve at the pleasure of the Board of Managers.

                NAME                     AGE                            POSITION
                ----                     ---                            --------
F. Alan Smith........................    66     Chairman of the Board of Managers of the Company
Marshall D. Gladchun.................    50     President and Chief Executive Officer of the Company and
                                                SportRack; Board Member
Roger T. Morgan......................    53     President and Chief Executive Officer of Valley; Board
                                                Member
Gerrit de Graaf......................    34     General Manager and Chief Executive Officer of Brink
Terence C. Seikel....................    41     Vice President of Finance and Administration and Chief
                                                Financial Officer of the Company

                NAME                     AGE                            POSITION
                ----                     ---                            --------
Richard E. Borghi....................    51     Executive Vice President and Chief Operating Officer of
                                                SportRack
Jean M. Maynard......................    43     President of SportRack International
J. Wim Rengelink.....................    43     Managing Director of Brink
Gary K. Houston......................    44     Vice President of OEM Operations of Valley
Bryan A. Fletcher....................    38     Vice President of Aftermarket Operations of Valley
Donald J. Hofmann, Jr................    40     Board Member, Vice President and Secretary of the
                                                Company
Barry Banducci.......................    62     Board Member
Gerard J. Brink......................    54     Board Member

     F. Alan Smith has served in the automotive industry for 36 years and has been Chairman of the Board of Managers of the Company since its formation in September 1995. He served in various assignments at General Motors from 1956 to 1992, including President of GM Canada from 1978 to 1980. He was a member of the Board of Directors of General Motors from 1981 to 1992 and Chief Financial Officer of General Motors from 1981 to 1988. Mr. Smith is a director of The Minnesota Mining and Manufacturing Corporation ("3M") and TransPro, Inc. ("TransPro"), a supplier of automotive components.

     Marshall D. Gladchun has served in the automotive industry for 24 years and has been President and Chief Executive Officer of the Company and SportRack since September 1995. From 1986 to 1995, he held various senior management positions with MascoTech, and was President and Chief Operating Officer of the MascoTech Division at the time of its acquisition by the Company.

     Roger T. Morgan has served in the automotive industry for 35 years and has been President and Chief Executive Officer of Valley since June 1990. Prior to joining Valley, he worked for General Motors for 12 years and Rockwell International Automotive Group as Vice President -- Operations for 14 years.

     Gerrit de Graaf has been General Manager and Chief Executive Officer of Brink since November 1996. From 1989 to 1996, Mr. de Graaf worked for Philips Medical Systems as a consultant and most recently as Philips' Marketing Manager in the United States.

     Terence C. Seikel has served in the automotive industry for 14 years and has been Vice President of Finance and Administration and Chief Financial Officer of the Company since January 1996. From 1985 to 1996, Mr. Seikel was employed by Larizza Industries, a publicly held supplier of interior trim to the automotive industry, in various capacities including Chief Financial Officer.

     Richard E. Borghi has served in the automotive industry for 30 years and has been Executive Vice President of Operations and Chief Operating Officer of SportRack since 1995. From 1988 to 1995, Mr. Borghi held various senior management positions with MascoTech, and was the Executive Vice President of Operations of the MascoTech Division at the time of its acquisition by the Company.

     Jean M. Maynard has served in the automotive industry for 18 years and has been President of SportRack International or its predecessor since prior to 1992.

     J. Wim Rengelink has served in the automotive industry for 11 years and has been Managing Director of Brink since 1995. From 1988 to 1995 he worked in Brink's internal audit department.

     Gary K. Houston has served in the automotive industry for 24 years and has been Vice President of OEM Operations of Valley since 1995. From 1991 to 1995 he was Vice President of Manufacturing of Valley. Prior thereto, Mr. Houston worked for Rockwell International for 18 years, most recently as a manufacturing manager.

     Bryan A. Fletcher has served in the automotive industry for 9 years and has been Vice President of Aftermarket Operations of Valley since 1991.

     Donald J. Hofmann, Jr. has been a Board Member, Vice President and Secretary of the Company since October 1995. Mr. Hofmann has been a General Partner of CCP since 1992.

     Barry Banducci has been a Board Member of the Company since October 1995. Since September 1995, Mr. Banducci has been the Chairman of TransPro. Prior thereto, Mr. Banducci served in various capacities at Equion Corporation, a supplier of automotive components, from 1983 to 1995, including President, Chief Executive Officer and Vice Chairman. Mr. Banducci is a director of TransPro and Aristotle Corporation.

     Gerard J. Brink has been a Board Member of the Company since October 1996. Mr. Brink was General Manager of Brink from 1965 to 1996.

BOARD MEMBER COMPENSATION

     The Board Members do not currently receive compensation for their service on the Board of Managers or any committee thereof but are reimbursed for their out-of-pocket expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Managers has an Audit Committee consisting of Messrs. Banducci and Brink, and a Compensation Committee consisting of Messrs. Hofmann and Smith. The Audit Committee reviews the scope and results of audits and internal accounting controls and all other tasks performed by the independent public accountants of the Company. The Compensation Committee determines compensation for executive officers of the Company and administers the Company's 1995 Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation for 1997 for the chief executive officer of the Company and the four next most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                          ANNUAL COMPENSATION             AWARDS
                                                    --------------------------------   ------------
                                                                           OTHER
                                                                           ANNUAL       SECURITIES     ALL OTHER
                                           FISCAL   SALARY     BONUS    COMPENSATION    UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION           YEAR      ($)       ($)         ($)         OPTIONS(#)        ($)
      ---------------------------          ------   ------     -----    ------------   ------------   ------------
F. Alan Smith...........................    1997    200,000   100,000        --             --             --
  Chairman of the Company
Marshall D. Gladchun....................    1997    362,500   195,000        --             --             --
  President and Chief Executive
  Officer of the Company and SportRack
Terence C. Seikel.......................    1997    200,600    94,000        --             --             --
  Vice President of Finance and
  Administration and Chief
  Financial Officer of the Company
Roger T. Morgan*........................    1997    107,220    73,000        --            178             --
  President and Chief Executive
  Officer of Valley
Richard E. Borghi.......................    1997    206,500    94,000        --             --             --
  Executive Vice President and Chief
  Operating Officer of SportRack

-------------------------
* August 5, 1997 to December 31, 1997

                             OPTION GRANTS IN 1997

     The following table sets forth information with respect to stock options pursuant to the 1995 Option Plan granted to the named executive officers of the Company during 1997. All options were granted at an exercise price equal to the fair market value per share of Common Stock on the date of grant.

                                                         INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE VALUE
                                       -----------------------------------------------------    AT ASSUMED ANNUAL RATES
                                       NUMBER OF                                                     OF STOCK PRICE
                                       SECURITIES   PERCENT OF TOTAL   EXERCISE                 APPRECIATION FOR OPTION
                                       UNDERLYING   OPTIONS GRANTED    OR BASE                         TERM($)(1)
                                        OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION   --------------------------
                NAME                   GRANTED(#)       1997(%)         ($/SH)       DATE          5%             10%
                ----                   ----------   ----------------   --------   ----------       --             ---
F. Alan Smith.......................       --               --             --           --             --             --
Marshall D. Gladchun................       --               --             --           --             --             --
Terence C. Seikel...................       --               --             --           --             --             --
Roger T. Morgan.....................      178             47.1          5,610       8/5/12     $1,077,000     $3,173,000
Richard E. Borghi...................       --               --             --           --             --             --

-------------------------
(1) Potential realizable value is based on the assumption that the price of the Company's common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the 15-year option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future common stock price appreciation.

EMPLOYMENT AGREEMENTS

     Each of Marshall D. Gladchun, Roger T. Morgan, Terence C. Seikel, Richard
E. Borghi and Gerrit de Graaf has entered into an employment agreement (collectively, the "Employment Agreements") with the Company. Mr. Gladchun's Employment Agreement provides for an annual base salary of $277,304, subject to increases at the sole discretion of the Board of Managers, a bonus in the range of 50-70% of his base salary, and a one-time bonus of $400,000 on the earlier of
(i) September 20, 2002, (ii) his termination date, and (iii) a sale of the Company (any such bonus an "Ending Bonus"). Mr. Morgan's Employment Agreement provides for an annual base salary of $250,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 50% to 70% of his base salary. Mr. Seikel's Employment Agreement provides for an annual base salary of $165,000 and a bonus in the range of 30-50% of his base salary. Mr. Borghi's Employment Agreement provides for an annual base salary of $161,200, subject to increases at the sole discretion of the Board of Managers, a bonus in the range of 30-50% of his base salary, and an Ending Bonus of $100,000. Mr. de Graaf's Employment Agreement provides for an annual base salary of NLG 170,000, subject to increases at the sole discretion of the Board of Managers, and a bonus in the range of 30% to 50% of his base salary. The Employment Agreements also provide for twelve months of severance pay to the executive officer in the event such officer is terminated without cause (as defined in the Employment Agreement.)

     The Employment Agreements expire at various times between June 30, 2000 and December 31, 2000 (except that Gerrit de Graaf's Employment Agreement may be terminated by either party upon three month's prior written notice) but automatically extend for successive two-year terms unless terminated by the Company upon 30 days notice prior to the expiration of the current term. Each Employment Agreement prohibits the executive officer from disclosing non-public information about the Company. The Employment Agreements also require the executive officers to assign to the Company any designs, inventions and other related items and intellectual property rights developed or acquired by the executive officer during the term of his employment. In addition, for a period of five years after termination of employment (two years if the termination is without cause) each executive officer has agreed, in his respective Employment Agreement, not to (i) engage in any Competitive Business (as defined in the Employment Agreements), (ii) interfere with or disrupt any relationship between the Company and its customers, suppliers and employees and (iii) induce any employee of the Company to terminate his or her employment with the Company or engage in any Competitive Business.

CONSULTING AGREEMENTS

     F. Alan Smith and Barry Banducci have each entered into consulting agreements (the "Consulting Agreements") with the Company dated as of September 28, 1995. Mr. Smith's Consulting Agreement provides for an annual consulting fee of $150,000 subject to increases at the sole discretion of the Board of Managers, and a performance based bonus in the range of 30-50% of the annual consulting fee. Mr. Banducci's Consulting Agreement provides for an annual consulting fee of $50,000. The initial term of the Consulting Agreements expired on March 28, 1997. The Consulting Agreements automatically extend for successive six-month periods unless terminated by the Company upon 30 days notice prior to the expiration of the then current term. The Consulting Agreements prohibit Messrs. Smith and Banducci from disclosing non-public information about the Company.

MEMBERS' AGREEMENT

     Pursuant to the Second Amended and Restated Members' Agreement dated as of August 5, 1997 (the "Members' Agreement") among the Company and certain of the holders of outstanding units (the "Units") of the Company, affiliates of CCP have the ability to appoint a majority of the members of the Company's Board of Managers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 30, 1998, the outstanding membership interests of the Company consisted of 16,411 Units. The following table sets forth certain information regarding the beneficial ownership of the Units by (i) each person known by the Company to own more than 5% of the Units, (ii) each named director, (iii) each named executive officer and (iv) all of the Company's directors and executive officers treated as a group. To the knowledge of the Company, each of such holders of Units has sole voting and investment power as to the Units owned unless otherwise noted.

                                                                       PERCENTAGE
                 NAME AND ADDRESS(1)                    UNITS OWNED   OWNERSHIP(2)
                 -------------------                    -----------   ------------
CB Capital Investors, Inc.(3).........................    10,251         60.61%
380 Madison Avenue, 12th Floor
New York, New York 10017

MascoTech, Inc........................................     1,500          9.14
275 Rex Boulevard
Auburn Hills, Michigan 48326

Celerity Partners.....................................     1,500          9.14
c/o Mark Benham
300 Sand Hill Road
Building 4, Suite 230
Menlo Park, California 94025

F. Alan Smith(4)......................................       429          2.59

Marshall D. Gladchun(5)...............................       915          5.44

Roger T. Morgan.......................................        89          0.54
c/o Valley Industries, LLC
32501 Dequindre
Madison Heights, Michigan 48071

Terence C. Seikel(6)..................................       360          2.17

Richard E. Borghi(7)..................................       366          2.18

Barry Banducci(8).....................................       357          2.16
59 Old Quarry Road
Guildford, Connecticut 06437

Gerard J. Brink.......................................       410          2.50
Lijsterbeslaan 10
B-2950 Kapellen
Belgium

All directors and executive officers as a group
 (9 persons)..........................................     2,926         16.83

-------------------------
(1) Unless otherwise indicated, address is c/o Advanced Accessory Systems, LLC, 12900 Hall Road, Suite 200, Sterling Heights, Michigan 48313.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to the Units. Units subject to options or warrants currently exercisable or exercisable within 60 days of April 30, 1998 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3) CB Capital Investors, Inc. is an affiliate of CCP. Includes 501 Units subject to warrants exercisable within 60 days.

(4) Includes 129 Units subject to options exercisable within 60 days. 300 Units are owned by the F. Alan Smith Family Limited Partnership.

(5) Includes 415 Units subject to options exercisable within 60 days.

(6) Includes 160 Units subject to options exercisable within 60 days.

(7) Includes 166 Units subject to options exercisable within 60 days.

(8) Includes 107 Units subject to options exercisable within 60 days. All Units are owned by the Banducci Family, LLC.

                      LIMITED LIABILITY COMPANY AGREEMENT

     The Company, Valley and SportRack are each limited liability companies organized under the Delaware Limited Liability Company Act (the "LLC Act"). Valley's equity securities are held 99% by the Company and 1% by SportRack. SportRack's equity securities are held 100% by the Company. The Company controls the policies and operations of Valley and SportRack. The Company's operations are governed by a Second Amended and Restated Operating Agreement (the "LLC Agreement") among the Company, CBC, certain members of the Company's management and the investors defined therein (each a "Member" and collectively the "Members"). The LLC Agreement governs the relative rights and duties of the Members.

     Units. The Company is authorized to issue up to 25,000 Class A Units and up to 2,000 Class B Units. As of March 15, 1998, 16,271 Class A Units are issued and outstanding, 4,200 Class A Units have been duly reserved for issuance to employees, directors and independent consultants and contractors of the Company or any subsidiary thereof pursuant to the 1995 Option Plan of the Company, and no Class B Units have been issued or reserved for issuance.

     Management. The Board of Managers of the Company consists of up to 11 members as designated pursuant to the Members Agreement. The Board of Managers is selected by a majority of the Members holding Class A units (each a "Class A Member"). Under the Members Agreement, CBC is entitled at all times to hold a seat on the Board of Managers and has the ability to appoint a majority of the Members of the Board of Managers. A majority of the Chase Members (as defined in the Members Agreement) may hold a seat on the Board of Managers through their representative. Any Board Member of the Company may be removed without cause by the vote of a majority of the Class A Members so long as the Members entitled to appoint such Board Member have consented.

     If a vacancy on the Board of Managers is not filled by a majority of the Class A Members within 60 days after such vacancy occurs such vacancy may be filled by a vote of the majority of the Board Members then in office or, if none, by a vote of all Members.

     Distributions. Both the Amended and Restated Credit Agreement and the Indenture generally limit the Company's ability to make cash distributions to Members other than distributions to cover the income tax liabilities of the Members. Specifically, within 90 days of the end of each fiscal year, the Company will distribute to each Member an amount (if any) equal to 44% of the excess of Net Profits over Net Losses (each as defined in the LLC Agreement) to such Member's capital account less any distributions previously made in that year.

     Restriction on Transfer. No Member may transfer its interest without having obtained the prior written consent of a majority of the Board Members who hold in the aggregate more than 50% of the profits and capital interest of the Company, which consent may be withheld in their sole discretion.

     Dissolution. The Company will be dissolved upon the earliest to occur of
(a) December 31, 2025; (b) the determination of the Board of Managers and a majority of Class A Members to dissolve the Company; or (c) the occurrence of an event of withdrawal of a Board Member or any other dissolution event under
Section 18-801 of the LLC Act. An event of withdrawal of any Member will not dissolve the Company if within 90 days of such event the business of the Company is continued by a majority of its remaining Members.

                              CERTAIN TRANSACTIONS

     Chase Securities Inc. ("CSI"), The Chase Manhattan Bank ("Chase"), The Chase Manhattan Bank of Canada ("Chase Canada") and CCP are affiliates of CB Capital Investors, Inc., which owns approximately 48.1% of the Company's issued and outstanding voting securities on a fully diluted basis. CSI acted as an Initial Purchaser in connection with the Offering, for which it received customary fees. Chase is agent bank and a lender to the Company under the Amended and Restated Credit Agreement and has received customary fees and reimbursement of expenses in such capacities. Chase Canada is agent bank and a lender to the Company under the Canadian Credit Agreement and has received customary fees and reimbursement of expenses in such capacities. Chase received its proportionate share, $6.0 million, of the repayment by the Company of $90.0 million under the Amended and Restated Credit Agreement from the proceeds of the Offering. An affiliate of CCP and CSI held a portion of the Senior Subordinated Debt and received its proportionate share, $10.7 million, including prepayment penalties of $700,000, of the repayment by the Company of such debt from the proceeds of the Offering. As a result of the Offering, such affiliate was relieved of its obligation to provide up to an additional $20.0 million of senior subordinated debt financing. In addition, an affiliate of CSI and CCP purchased a portion of the Old Notes in connection with the Offering and will not be participating in the Exchange Offer. Donald J. Hofmann, Jr., a general partner of CCP, is a member of the Board of Managers of the Company. In addition, CSI, Chase and their affiliates participate on a regular basis in various investment banking and commercial banking transactions for the Company and its affiliates.

     The Company is a party to the Consulting Agreements with F. Alan Smith, the Chairman of the Company, and Barry Banducci, a Board Member of the Company. See "Management -- Consulting Agreements."

     In connection with the acquisition of the MascoTech Division by the Company, the Company loaned Messrs. Gladchun and Borghi $400,000 and $100,000, respectively, to enable them to make their initial equity investments in the Company. The loans bear interest at 6.2% and mature in September 2002.

                      DESCRIPTION OF THE CREDIT FACILITIES

     The following information relating to the Credit Facilities is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the material terms of the Credit Facilities:

CANADIAN CREDIT AGREEMENT

     To finance the SportRack International Acquisition and provide working capital financing in Canada, Chase Canada, First Chicago NBD Bank, Canada, and Bank of Nova Scotia (collectively, the "Canadian Lenders") have provided to SportRack International a C$20 million (approximately $14.5 million) term loan and a C$4.0 million (approximately $2.8 million) working capital revolving credit facility under a First Amended and Restated Credit Agreement dated as of March 19, 1998 (the "Canadian Credit Agreement"). The Canadian Credit Agreement is scheduled to mature on October 31, 2003 and the term loan portion amortizes in quarterly installments. The Canadian Credit Agreement is guaranteed by the Company and SportRack and is secured by a pledge of 100% of the stock and assets of SportRack International. The guarantees of the Company and SportRack are secured by substantially the same collateral that secures the obligations of those companies under the Amended and Restated Credit Agreement described below. The interest margins under the Canadian Credit Agreement are comparable to those under the Revolving Credit Facility and the Tranche A Term Loan described below.

AMENDED AND RESTATED CREDIT AGREEMENT

     In connection with the Valley Acquisition, the Company entered into the Second Amended and Restated Credit Agreement, dated as of August 5, 1997 (as amended, the "Amended and Restated Credit Agreement"), with certain of its subsidiaries, the lenders party thereto, Chase as Co-Administrative Agent and

Syndication Agent and First Chicago NBD Bank ("NBD") as Administrative Agent, Documentation Agent and Collateral Agent. The Amended and Restated Credit Agreement amended the Company's existing credit agreement and provided for (i) a Tranche A Term Loan in the aggregate principal amount of $65 million (the "Tranche A Term Loan"), (ii) a Tranch B Term Loan in the aggregate principal amount of $55 million (the "Tranche B Term Loan" and together with the Tranche A Term Loan, collectively, the "Term Loan Facilities") and (iii) a revolving credit facility in the aggregate principal amount of $25 million (the "Revolving Credit Facility"), which includes a $2 million swing line sub facility and a $10 million letter of credit sub facility. Borrowings by SportRack International under the revolving credit facility of the Canadian Credit Agreement count against availability under the Revolving Credit Facility. The outstanding principal amounts of the Tranche A Term Loan and the Tranche B Term Loan were reduced to $17.5 million and $16.0 million through prepayments from the proceeds of the sale of the Old Notes. Subsequent to the sale of the Old Notes, the Amended and Restated Credit Agreement was further amended to provide a $22 million acquisition facility to finance future acquisitions (the "Acquisition Facility"). The Tranche A Term Loan, the Tranche B Term Loan, the Revolving Credit Facility and the Acquisition Facility are referred to collectively as the "Domestic Facilities".

     Use of Proceeds; Maturity. The proceeds of the Term Loan Facilities were used to finance the Valley Acquisition and to refinance existing debt. The proceeds of the Revolving Credit Facility were used to refinance existing debt, pay fees and expenses of the Valley Acquisition and for general corporate purposes. The proceeds of a $21.0 million borrowing under the Acquisition Facility were used to finance the acquisition of the assets of Ellebi. Prior to December 31, 1999 the Acquisition Facility may be repaid and reborrowed to finance future acquisitions. The Term Loan Facilities have maturity schedules as follows: (i) the Tranche A Term Loan matures on October 30, 2003 and amortizes in quarterly installments; and (ii) the Tranche B Term Loan matures on October 30, 2004 and amortizes in quarterly installments. The Revolving Credit Facility matures on October 30, 2003. The Acquisition Facility matures on October 30, 2003 and amortizes in quarterly installments commencing on December 31, 1999.

     Revolving Credit Facility. The availability of the commitments under the Revolving Credit Facility is subject to a borrowing base which generally equals specified percentages of the then Eligible Receivables or Eligible Inventory (each as defined in the Amended and Restated Credit Agreement) of the Company and certain of its Subsidiaries. As of March 31, 1998, $22.2 million of commitments under the Revolving Credit Facility is available to the Company.

     Prepayments; Reduction of Commitments. The Term Loan Facilities are required to be prepaid with (i) 100% of the net proceeds of any sale or issuance of equity or any incurrence of indebtedness for borrowed money, subject to certain exceptions; (ii) 100% of the net proceeds of any sale or other disposition of any material assets, except for the sale of inventory in the ordinary course of business, subject to certain exceptions; and (iii) 50% of excess cash flow for each fiscal year. Such mandatory prepayments are applied pro rata between the Tranche A Term Loans and the Tranche B Term Loans and, in each case, in the inverse order of maturity. Any Tranche B Term Loan lender may decline any mandatory prepayment prescribed in subsections (i) through (iii) above, in which case the amounts declined are applied as a mandatory prepayment pro rata to the Term Loan A Lenders in the inverse order of maturity.

     Interest. The Domestic Facilities bear interest at a rate per annum, at the option of the Company, equal to the adjusted eurocurrency base rate (the "Eurocurrency Base Rate") or the rate which is equal to the higher of (i) NBD's prime rate and (ii) the federal funds rate plus 1/2 of 1% ("ABR"), in each case plus an applicable margin based on the leverage ratio from time to time in effect. The applicable margins range from .50% to 1.75% for ABR Revolving Credit Facility advances and Tranche A Term Loans and from 1.00% to 2.25% for ABR Tranche B Term Loans. For Revolving Credit Facility advances and Tranche A Term Loans bearing interest based on the Eurocurrency Base Rate, the applicable margins range from 1.50% to 2.75%. For Tranche B Term Loans bearing interest at the Eurocurrency Base Rate, the applicable margins range from 2.00% to 3.25%. The rates for letter of credit fees are the same as the applicable margins for Eurocurrency Revolving Credit advances.

     Collateral and Guarantees. The Domestic Facilities are guaranteed by the Company and substantially all of its existing U.S. subsidiaries. The Domestic Facilities are secured by a first priority lien on (i) all of the capital stock (or partnership or other membership interest) of the Company, SportRack and each of the material direct and indirect U.S. subsidiaries of the Company and 65% of the capital stock of first tier non-U.S. subsidiaries and (ii) substantially all tangible and intangible assets of the Company and each material direct and indirect U.S. subsidiary. With respect to certain of the loans made to non-U.S. subsidiaries, it is currently contemplated that all of the capital stock of certain non-U.S. subsidiaries and, to the extent permitted by applicable law, liens on the receivables and inventory of certain of the non-U.S. subsidiaries and mortgage liens of certain real estate owned by Brink will be pledged to secure the loans to Brink. The collateral also secures interest rate swaps, currency or other hedge obligations owning to any lender.

     Covenants. The Amended and Restated Credit Agreement contains covenants restricting the ability of the Company and its subsidiaries to, among other things, (i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens; (iv) make loans and investments; (v) issue additional debt; (vi) amend or otherwise alter debt and other material agreements; (vii) engage in mergers, acquisitions and asset sales; (viii) engage in transactions with affiliates; and (ix) alter the business it conducts. The Company has also provided certain customary indemnification of the Agents, lenders and their respective agents and is required to comply with financial covenants with respect to (i) maximum leverage ratio; (ii) minimum fixed charge coverage ratio; (iii) a minimum net worth; and
(iv) capital expenditures; and (v) rentals. The Company must also comply with certain customary affirmative covenants.

     Events of Default. Events of default under the Amended and Restated Credit Agreement include but are not limited to (i) the Company's failure to pay principal when due or interest within three business days of the date when due;
(ii) the Company's breach of certain covenants, representations or warranties contained in the loan documents; (iii) customary cross-default provisions; (iv) events of bankruptcy, insolvency or dissolution of the Company or its subsidiaries; (v) the levy of certain judgements against the Company, its subsidiaries, or their assets; (vi) the actual or asserted invalidity of security documents or guarantees of the Company or its subsidiaries; (vii) a Change of Control (as defined in the Amended and Restated Credit Agreement) of the Company; (viii) the occurrence of certain ERISA events; (ix) the subordination provisions evidencing subordinated debt shall cease to be valid or in full force and effect.

                            DESCRIPTION OF THE NOTES

     The Old Notes were, and the New Notes will be, issued under an Indenture (the "Indenture") among the Company, Capital Corp., the Guarantors and First Union National Bank, as trustee (the "Trustee"). The terms of the New Notes are identical in all respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain provisions providing for the payment of liquidated damages under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "Certain Definitions." References in this "Description of the Notes" section to "the Company" mean only Advanced Accessory Systems, LLC and not any of its Subsidiaries.

GENERAL

     The Notes are joint and several obligations of the Company and Capital Corp. The Notes are issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Issuers have appointed the Trustee to serve as registrar and paying agent under the Indenture at its offices at 40 Broad Street, 5th Floor, Suite 550, New York, New York 10004. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

     The Notes rank junior to, and subordinate in right of payment to, all existing and future Senior Indebtedness of the Issuers, pari passu in right of payment with all senior subordinated Indebtedness of the Issuers and senior in right of payment to all Subordinated Indebtedness of the Issuers. At March 31, 1998, the Company had approximately $70.0 million of Senior Indebtedness outstanding (exclusive of unused commitments). All debt incurred under the Credit Facilities will be Senior Indebtedness of the Company, will be guaranteed by each of the Guarantors on a senior basis and will be secured by substantially all of the assets of the Company and the Guarantors.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

     The Notes are limited to $125,000,000 aggregate principal amount and will mature on October 1, 2007. Interest on the Notes accrues at a rate of 9 3/4% per annum and is payable in cash semi-annually in arrears on each April 1 and October 1, commencing on October 1, 1998, to the holders of record of Notes at the close of business on March 15 and September 15, respectively, immediately preceding such interest payment date. Interest accrues from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after October 1, 2002, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on October 1 of the years indicated below:

                                                                REDEMPTION
                            YEAR                                  PRICE
                            ----                                ----------
2002........................................................     104.875%
2003........................................................     103.250%
2004........................................................     101.625%
2005 and thereafter.........................................     100.000%

     In addition, at any time and from time to time on or prior to October 1, 2000, the Issuers may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 109.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the

Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

     The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

     Upon any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "Satisfaction and Discharge of Indenture; Defeasance" (a "Defeasance Trust Payment")), upon any dissolution or winding-up or total liquidation or reorganization of the Issuers, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness then due shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Issuers of the principal of, premium, if any, or interest on the Notes, or any payment by the Issuers to acquire any of the Notes for cash, property or securities, or any distribution by the Issuers with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Issuers of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, or in bankruptcy, insolvency or receivership any payment or distribution of assets or securities of the Issuers of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Issuers or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness then due in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Issuers of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may, in accordance with the terms of the agreement or other instrument under which such Designated Senior Indebtedness was created, be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Issuers of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "Events of Default" below.

     By reason of the subordination provisions described above, in the event of insolvency of the Issuers, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Issuers may be unable to meet fully their obligations with respect to the Notes.

     As of March 31, 1998 the United States/Canadian Credit Facility is the only outstanding Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.

GUARANTEES OF THE NOTES

     The Indenture provides that each of the Guarantors fully and unconditionally guarantees on a joint and several basis (the "Guarantees") all of the Issuers' obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantees are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guarantee is subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor substantially to the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. The Guarantors also guarantee all obligations under the Credit Facilities, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Credit Facilities. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

     The Indenture provides that the Company shall cause each Restricted Subsidiary issuing a Guarantee after the Issue Date pursuant to "Certain Covenants -- Limitation on Guarantees by Restricted Subsidiaries" to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of the Indenture.

     Each Guarantee is a continuing guarantee and will (a) remain in full force and effect until payment in full of all of the obligations covered thereby, (b) be binding upon each Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     The Indenture provides that if the Notes are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "-- Certain Covenants -- Merger, Sale of Assets, etc." all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "Certain Covenants-Disposition of Proceeds of Asset Sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "Certain Covenants -- Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes. In addition, if no Default or Event of Default has occurred and is continuing, upon the release of the guarantees of any Guarantor of amounts outstanding under the Credit Facilities, the Guarantee of such Guarantor shall be automatically released.

     Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     If a Change of Control occurs which also constitutes an event of default under the Credit Facilities, the lenders under the Credit Facilities would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Credit Facilities. Accordingly, any claims of such lenders with respect to the assets of the Issuers will be prior to any claim of the Holders of the Notes with respect to such assets.

     Neither the Board of Managers of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

     Limitation on Indebtedness. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however,that the Company and any Domestic Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than
2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter; and provided further, that any Foreign Restricted Subsidiary may incur Indebtedness in accordance with "-- Limitation on Foreign Indebtedness" below.

     Limitation on Foreign Indebtedness. The Company shall not cause or permit any Foreign Restricted Subsidiary of the Company to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness set forth in clauses (a) through (m) of the definition thereof unless (i) the Indebtedness is Incurred, denominated and payable in U.S. dollars or the local currencies of the jurisdictions of the operations of the Foreign Restricted Subsidiary Incurring such Indebtedness or of the business or the location of assets being acquired with the proceeds of such Indebtedness; provided, however, that any Indebtedness permitted to be Incurred in a Western European currency pursuant to this clause (i) may be Incurred in such Western European currency or, any other Western European currency, (ii) after giving effect to the Incurrence of such Indebtedness and the receipt of the application of the proceeds therefrom, (A) if, as a result of the Incurrence of such Indebtedness, such Restricted Subsidiary will be or become subject to any restriction or limitation on the payment of dividends or the making of other distributions, (I) the ratio of Foreign EBITDA to Foreign Interest Expense (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than
3.0 to 1.0 and (II) the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than
2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter and (B) in any other case, the Company's Consolidated Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is greater than 2.0 to 1.0 if the Indebtedness is Incurred prior to December 31, 1999 and 2.25 to 1.0 if the Indebtedness is Incurred thereafter, and (iii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

     Limitation on Senior Subordinated Indebtedness. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

     The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any Indebtedness of such Guarantor.

     Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (iii) make any Investment in any Person (other than Permitted Investments); or

          (iv) designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "Designation"); provided, however, that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless

     (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

     (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant above; and

     (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) 100% of the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus
(3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company (minus the amount of any cash or property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (4) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in an amount equal to the Fair Market Value of such Subsidiary, plus (5) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (including the sale of an Unrestricted Subsidiary) or dividends, distributions or interest payments received in cash, an amount equal to 100% of the net cash proceeds received by the Company or its Restricted Subsidiaries therefrom.

     The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company or its Restricted Subsidiaries that are not owned by the Company or its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to "-- Optional Redemption" above; (iii) the purchase, redemption or other acquisition for value of Equity Interests of the Company (other than Disqualified Capital Stock) or options on such Equity Interests held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of capital stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (iii) does not exceed $5.0 million;
(iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with "-- Disposition of Proceeds of Asset Sales" below; (v) Tax Distributions; (vi) the payment of dividends on the Company's Common Stock, following the first Public Equity Offering of the Company's Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering; and (vii) the purchase, redemption, retirement or other acquisition prior to June 30, 1999 of Equity Interests of the Company from unaffiliated third parties; provided, however, that the aggregate cash consideration paid pursuant to this clause (vii) does not exceed $7.5 million; provided, however, that in the case of each of clauses (ii), (iii), (iv), (vi) and (vii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

     In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (iii), (iv), (vi) and (vii) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. In determining the amount of any Restricted Payment made under clause (iv) of the first paragraph of this covenant, the amount of such Restricted Payment (the "Designation Amount") shall be equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date. Any such Designation shall be evidenced by a Board Resolution.

     Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) the Credit Facilities, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in anticipation or contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in contracts or leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitation on Indebtedness" and "Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness; (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (ix) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (i) through (viii) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less restrictive in the aggregate than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses; (x) an agreement governing Senior Indebtedness permitted to be incurred pursuant to the "Limitation on Indebtedness" covenant; provided, however, that the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in its reasonable and good faith judgment than the provisions contained in the Amended and Restated Credit Agreement as in effect on the Issue Date; or (xi) the Indenture.

     Designation of Unrestricted Subsidiaries. The Company shall not and shall not cause or permit any Restricted Subsidiary at any time to (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, be permitted to be Incurred for all purposes of the Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Managers of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

     Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness and Guarantor Senior Indebtedness and (ii) Permitted Liens.

     Disposition of Proceeds of Asset Sales. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents; provided, however, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for the purposes of this clause
(A), or (B) properties and capital assets that replace the properties and assets that were the subject of such Asset Sale or in properties and capital assets that will be used in a Related Business ("Replacement Assets"); provided, however, that if such property or assets subject to such Asset Sale were directly owned by the Company or a Guarantor, such Replacement Assets shall also be directly owned by the Company or a Guarantor. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 180 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets; provided, however, that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 180th day following the receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are so applied within 270 days following the receipt of such Net Cash Proceeds.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied as described in clause (i) or (ii) of the immediately preceding paragraph within the time periods set forth therein (the "Net Proceeds Utilization Date") (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such Net Proceeds Utilization Date, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph.

     With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of the Indenture and such

Unutilized Net Cash Proceeds shall no longer be counted in determining the available amount of Unutilized Net Cash Proceeds for purposes of this covenant.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

     Merger, Sale of Assets, etc. The Indenture provides that neither of the Issuers may consolidate with or merge with or into any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such Restricted Subsidiary was a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "Limitation on Indebtedness" covenant described above.

     Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and the Indenture as provided in the third paragraph under "Guarantees of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless
(i) the Surviving Person (if other than such Guarantor) is a corporation or limited liability company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee of the Notes and the performance and observance of every covenant of the Indenture and the Registration Right Agreement to be performed or observed by such Guarantor;
(iii) at the
time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of the "Limitation of Indebtedness" covenant described above; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company, as the case may be, shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guarantee.

     Transactions with Affiliates. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (including, without limitation, any Unrestricted Subsidiary) or any officer, director or employee of the Company or any Subsidiary (each an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than could be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Managers of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Managers;
(iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) any Restricted Payments made in compliance with "Limitation on Restricted Payments" above; (v) the provision by Persons who may be deemed Affiliates or stockholders of the Company of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries; (vi) reasonable and customary loans to employees of the Company and its Subsidiaries which are approved by the Board of Managers of the Company in good faith; and (vii) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries. The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell or have outstanding any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interests of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenants described under "Disposition of Proceeds of Asset Sales" and, if applicable, "Merger, Sale of Assets, etc." above.

     Guarantees by Restricted Subsidiaries. The Indenture provides that the Company will not create or acquire, nor cause or permit any of the Restricted Subsidiaries, directly or indirectly, to create or acquire, any Subsidiary other than (A) an Unrestricted Subsidiary in accordance with the other terms of the Indenture, (B) a Foreign Restricted Subsidiary or (C) a Domestic Restricted Subsidiary that, simultaneously with such creation or acquisition, executes and delivers a supplemental indenture to the Indenture pursuant to which it will become a Guarantor under the Indenture in accordance with "Guarantees of the Notes" above.

     Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Issuers would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Issuers with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding and prior to the later of the consummation of the Exchange Offer and the filing of the Initial Shelf Registration Statement, if required, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

EVENTS OF DEFAULT

     The occurrence of any of the following is defined as an "Event of Default" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, which failure continues for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "Subordination of the Notes" above); (d) failure to perform any other covenant or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guarantees which failure continues for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (e) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by insurance) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (g) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (h) other than as provided in or pursuant to any Guarantee or the Indenture, any Guarantee of a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies in writing its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (g) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable. If an Event of Default specified in clause (g) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver" below.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; provided, however, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "Certain Covenants -- Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Issuers of certain of their obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR, MEMBERS, MANAGERS AND STOCKHOLDERS

     No director, officer, employee, incorporator, member, manager or stockholder of either of the Issuers or any of their Affiliates, as such, shall have any liability for any obligations of either of the Issuers or any of their Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable United States Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
(vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture, and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of the deposit and that no Holder is an insider of the Company, after the 91st day following the date of the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the opinion of counsel required by clause (ii) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

GOVERNING LAW

     The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Issuers, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes; (b) reduce the principal amount (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note; (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guarantee in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof;

(g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture.

     The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Issuers and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

     Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of either of the Issuers, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers or an Affiliate of the Issuers; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Acquisition Facility" means a credit facility entered into by the Company and one or more commercial banks or other lenders pursuant to which the Company and/or its Restricted Subsidiaries may incur Indebtedness for the purpose of financing one or more acquisitions of assets or equity securities of any Related Business and paying related fees and expenses.

     "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "Certain Covenants -- Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "Certain Covenants -- Limitation on Liens" above; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "Certain Covenants -- Limitation on Restricted Payments" above; and (d) any transfers of properties and assets to the Company, between the Company and Wholly Owned Restricted Subsidiaries that are Guarantors or between Wholly Owned Restricted Subsidiaries. In addition, solely for purposes of "Certain
Covenants -- Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted according to GAAP at the cost of indebtedness implied in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Managers of such Person or a duly authorized committee of such Board of Managers.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the government of Canada or the government of any member of the European Union, in each case having maturities of not more than one year from the date of acquisition; (b) domestic and Eurocurrency certificates of deposit, time deposits and base rate certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank incorporated under the laws of the United States, any state thereof, the District of Columbia or its branches or agencies or under the laws of Canada or the laws of any member of the European Union and having capital and surplus in excess of $250 million and whose long-term debt is rated at least "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the

Act); (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), respectively, and in each case maturing within six months after the date of acquisition; (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above; and (g) in the case of any Foreign Restricted Subsidiary, Investments: (i) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or
(ii) of the type and maturity described in clauses (a) and (b) above of foreign obligors, which Investments or obligors (of the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

     "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Managers of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company; (ii) the Company consolidates with, or merges with or into, another Person (other than a Wholly Owned Restricted Subsidiary) or the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Managers of the Company (together with any new directors whose election by such Board of Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Managers of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Merger, Sale of Assets, etc."

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale described in clauses (i) or (ii) of the definition thereof, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company in accordance with Regulation S-X under the Securities Act as in effect on the Issue Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; and (iii) Consolidated Non-cash Charges for such period less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividends on any series of Preferred Equity Interest (other than Qualified Equity Interests) of such Person and its Restricted Subsidiaries (other than dividends paid solely in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net cost or benefit under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest, (f) non-cash interest expense and (g) interest on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary actually paid by the Company or any Restricted Subsidiary and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business (including, without limitation, on or with respect to Investments) and there shall not be included dividends, distributions or interest thereon; (v) any extraordinary gain or loss and any foreign currency gains or losses; (vi) the cumulative effect of a change in accounting principles after the Issue Date; and (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period the sum of (A) depreciation, (B) amortization and (C) other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (C) only, such charges which require an accrual of or a reserve for cash charges or payments for any future period and excluding minority interest).

     "Credit Facilities" means (i) the Second Amended and Restated Credit Agreement, dated as of August 5, 1997, among the Company, the Subsidiaries of the Company identified on the signature pages thereof and any Restricted Subsidiary that is later added thereto, the lenders named therein, NBD Bank, as Administrative Agent and Documentation and Collateral Agent, and The Chase Manhattan Bank, as Co-Administrative Agent and Syndication Agent, (ii) the Credit Agreement, dated as of July 2, 1997, among Advanced Accessory Systems Canada Inc., First Chicago NBD Bank, Canada, as Agent, First Chicago NBD Bank, Canada and The Chase Manhattan Bank of Canada, as lenders and the guarantors identified on the signature pages thereof and (iii) an Acquisition Facility, in each case, as amended, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (a) any Indebtedness outstanding under the Credit Facilities and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, or exchangeable into Indebtedness on or prior to the final maturity date of the Notes.

     "Domestic" with respect to any Person shall mean a Person whose jurisdiction of incorporation or formation is the United States, any state thereof or the District of Columbia.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Existing Management Holder" means each of F. Alan Smith, Marshall D. Gladchun, Roger T. Morgan, Terence C. Seikel, Richard E. Borghi, Barry Banducci and Gerard J. Brink.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Managers of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Managers of the Company delivered to the Trustee.

     "Foreign EBITDA" means, for any period, the aggregate of the Consolidated EBITDA of each of the Company's Foreign Restricted Subsidiaries.

     "Foreign Interest Expense" means, for any period, the aggregate of the Consolidated Interest Expense of each of the Company's Foreign Restricted Subsidiaries.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary other than a Domestic Restricted Subsidiary.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

     "Guarantor" means (i) each Domestic Subsidiary of the Company existing on the Issue Date and (ii) each other Domestic Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Credit Facilities; (b) all Interest Rate Protection Obligations of such Guarantor; (c) all Obligations of such Guarantor under letters of credit; and (d) all other Indebtedness of such Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (e) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "Holders" means the registered holders of the Notes.

     "Income Tax Liabilities" means with respect to any member or, in the event such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of the Company or any of its Restricted Subsidiaries that are limited liability companies for any calendar year, an amount determined by multiplying (a) such Person's allocable share of all taxable income and gains of such limited liability company by (b) forty four percent (44%).

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for




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money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Interest Rate Protection Obligations or similar agreements or Currency Agreements of such Person; (g) Attributable Indebtedness; (h) every obligation of the type referred to in clauses (a) through (g) of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (i) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (h) above. Indebtedness (i) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within five Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (ii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (iii) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and (iv) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

     "Independent Financial Advisor" means a nationally recognized, accounting, appraisal or investment banking firm or consultant (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Managers of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest (as defined under "Registration Rights" below) on the Notes.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. For purposes of the "Limitation on Restricted Payments" covenant above, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its Fair Market Value at the time of such transfer, as determined in

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

good faith by the Board of Managers (or comparable body) of the Person making such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Voting Equity Interests of such former Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the original issue date of the Notes.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Maturity Date" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness); (d) amounts deemed, in good faith, appropriate by the Board of Managers of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale; including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a



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description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that each Holder will be entitled to withdraw all or any portion of any Notes tendered by such Holder if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Note such Holder tendered, the certificate number of the Note such Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;
(11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Holder" means each of (i) CCP and its affiliates, (ii) the Existing Management Holders and (iii) any corporation, a majority of the outstanding Voting Equity Interests of which are owned, directly or indirectly, by persons listed in clauses (i) and (ii) of this definition, and no more than 35% of the outstanding Voting Equity Interests of which are beneficially owned, directly or indirectly, by any Person (other than Permitted Holders) or group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-15d(b)(1) under the Exchange Act.

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

     "Permitted Indebtedness" means the following, each of which shall be given independent effect:

          (a) Indebtedness under the Notes;

          (b) Indebtedness of the Company or any Restricted Subsidiary Incurred under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $25.0 million and (ii) the sum of 85% of the total book value of accounts receivable and 50% of the total book value of inventory, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP;

          (c) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Restricted Subsidiary), (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Restricted Subsidiary ceases to be a Subsidiary and (iii) the Designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company or its Restricted Subsidiaries and the guarantees by the Company of Indebtedness of the Restricted Subsidiaries; provided, however, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor or the Company's obligations under the Notes, as the case may be; shall be senior to such Guarantor's or the Company's, as the case may be, guarantee of such Subordinated Indebtedness;

          (e) Interest Rate Protection Obligations relating to Indebtedness of the Company (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under the "Limitation on Indebtedness" covenant); provided, however, that (i) such Interest Rate Protection Obligations have been entered into for bona fide business purposes and not for speculation and (ii) the notional principal amount of such Interest Rate Protection Obligations, at the time of the incurrence thereof, does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

          (f) Purchase Money Indebtedness and Capitalized Lease Obligations which, at the time of the incurrence thereof, do not, in the aggregate with all such other Indebtedness incurred pursuant to this clause (f), exceed 5.0% of the total assets of the Company and its Restricted Subsidiaries, on a consolidated basis determined consistent with the Company's most recent balance sheet prepared in accordance with GAAP at any one time outstanding;

          (g) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (h) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

          (i) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business in an amount not to exceed $3.0 million in the aggregate at any time outstanding;

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

          (j) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (k) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (l) Indebtedness of the Company or any Restricted Subsidiary Incurred under an Acquisition Facility in an aggregate principal amount at any one time outstanding not to exceed $22.0 million, reduced by any required permanent repayments (which are accompanied by corresponding permanent commitment reduction thereunder);

          (m) Indebtedness to the extent representing a replacement, renewal, defeasance, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the "Limitation on Indebtedness" covenant or clauses (a), (h) or (l) of this definition; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; and (iii) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness; and

          (n) in addition to the items referred to in clauses (a) through (m) above, Indebtedness of the Company (including any Indebtedness under the Credit Facilities that utilizes this clause (m)) having an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

     "Permitted Investments" means (a) cash and Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Protection Obligations and Currency Agreements; (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (e) Investments in the Company and Investments in Restricted Subsidiaries or Persons that, as a result of or in connection with any such Investment, become Restricted Subsidiaries or are merged with or into or consolidated with the Company or another Restricted Subsidiary; (f) Investments paid for in Qualified Equity Interests of the Company; (g) loans or advances to officers or employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including, but not limited to, travel and moving expenses) not in excess of $1 million in the aggregate at any one time outstanding; (h) Investments in Replacement Assets made in compliance with the "Limitation on Asset Sales" covenant; (i) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and (j) Investments (including, without limitation, in the form of joint ventures with unaffiliated third parties) in Related Businesses not in excess of $10 million in the aggregate at any one time outstanding.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

     "Permitted Liens" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's, mechanics', suppliers', materialmen's, landlords' and repairmen's Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, bids, sales or tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practices in connection therewith, surety, appeal and performance bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "Certain Covenants -- Limitation on Indebtedness" above and (IV) such Liens attach within 120 days of such purchase, construction, installation, repair, addition or improvement; (j) any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (l) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (m) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (n) Liens securing Interest Swap Obligations and Currency Agreements which Obligations and agreements are otherwise permitted under the Indenture; (o) Liens by reason of judgments, attachments or decree not otherwise resulting in an Event of Default; (p) Liens securing Indebtedness of non-Guarantor Restricted Subsidiaries Incurred in compliance with the Indenture; and (q) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

     "Public Equity Offering" means, with respect to the Company, an underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Managers) to the business of the Company and the Restricted Subsidiaries on the Issue Date.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Managers of the Company, by a resolution of the Board of Managers of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "Certain Covenants -- Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Senior Indebtedness" means, at any date, (a) all Obligations under the Credit Facilities; (b) all Interest Rate Protection Obligations of the Company;
(c) all Obligations of the Company under letters of credit; and (d) all other Indebtedness of the Company, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company is Incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 10.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (h) of "Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Issuers or any Guarantor, any Indebtedness of the Issuers or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Tax Distribution" means, as of the time of determination thereof, any distribution by the Company and any of its Restricted Subsidiaries that are limited liability companies to their respective members (or in each case, if such member is a flow-through entity, such direct or indirect owner or owners of such member as is or are subject to income taxes on income of such limited liability company) which (i) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the relevant member's Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company and (ii) with respect to tax payments to be made with income tax returns filed for a full calendar year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities of such member for such calendar year minus the aggregate amount distributed to such member for such calendar year as provided in clause (i) above. In the event the amount determined under clause (ii) is negative amount, the amount of any distributions to the relevant member in the succeeding calendar year (or, if necessary, any subsequent calendar years) shall be reduced by such negative amount.

     "United States Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to the "Designation of Unrestricted Subsidiaries" covenant. Any such designation may be revoked by a resolution of the Board of Managers of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Managers or other governing body of such corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

     "Western Europe" means, with respect to any jurisdictional matter, any of the twelve current member states of the European Community and Switzerland, Norway, Sweden, Finland, Austria and the Czech Republic (and "Western European" shall have a meaning correlative to the foregoing).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which at least 99.0% of the outstanding Voting Equity Interests (other than qualifying shares or other Equity Interests owned by directors or other members of any comparable governing body) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following are the material federal income tax consequences of participating in the Exchange Offer. The exchange of Old Notes for New Notes in the Exchange Offer should not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss should be recognized by a holder upon receipt of a New Note, the holding period of the New Note will include the holding period of the Old Note and the basis of the New Note will be the same as the basis of the Old Note immediately before the exchange.

     Notwithstanding the foregoing, the IRS might attempt to treat the Exchange Offer as an "exchange" for federal income tax purposes. In such event the Exchange Offer could be treated as a taxable transaction in which case a holder would be required to recognize gain or loss equal to the difference between such holder's tax basis in the Old Notes and the issue price of the New Notes and, in some cases, a holder could be required to recognize original issue discount, taxable as ordinary income.

     PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old

Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Accordingly, any holder who is an affiliate of the Issuers or any holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such interpretations by the staff to the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers.) The Issuers have agreed that, for a period of 180 days from the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until                     , 1998 (90 days from the date of
this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days from the date of this Prospectus, the Issuers will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any holder in connection with resales of the New Notes). The Issuers have agreed to indemnify the Initial Purchasers and any broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

     This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by CSI in connection with offers and sales related to market-making transactions in the Notes. CSI may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. The Company will not receive any of the proceeds of such sales. CSI has no obligation to make a market in the Notes and may discontinue its market-making activities at any time without notice, at its sole discretion. The Company has agreed to indemnify CSI against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments which CSI might be required to make in respect thereof.

     For a description of certain relationships between the Company and CSI and its affiliates, see "Certain Transactions."

                                 LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon for the Issuers by O'Sullivan Graev & Karabell, LLP, New York, New York.

                                    EXPERTS

     The financial statements of the Predecessor for the period from January 1, 1995 through September 27, 1995, included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of the Company as of and for the period from September 28, 1995 through December 31, 1995 and as of and for the years ended December 31, 1996 and 1997, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Brink B.V. as of and for the year ended December 31, 1995 and as of and for the period from January 1, 1996 through October 30, 1996, included in this Prospectus have been so included in reliance on the report of Coopers & Lybrand N.V., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Valley Industries, Inc. as of and for the period from December 29, 1996 through August 5, 1997, included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Valley Industries, Inc. at December 28, 1996 and December 31, 1995, and for each of two years in the period ended December 28, 1996, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of the towbar segment of Ellebi S.p.A. as of and for the years ended December 31, 1995, 1996 and 1997, included in this Prospectus, have been so included in reliance on the report of AXIS S.r.l., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
ADVANCED ACCESSORY SYSTEMS, LLC AND SUBSIDIARIES
Reports of Independent Accountants..........................  F-2
Consolidated Balance Sheets -- December 31, 1996 and 1997
  and March 31, 1998 (unaudited)............................  F-4
Consolidated Statements of Operations -- Period from January
  1, 1995 through September 27, 1995 for the Predecessor and
  Period from September 28, 1995 through December 31, 1995,
  Years Ended December 31, 1996 and 1997, and Three Months
  Ended March 31, 1997 and 1998 (unaudited) for the
  Company...................................................  F-5
Consolidated Statements of Cash Flows -- Period from January
  1, 1995 through September 27, 1995 for the Predecessor and
  Period from September 28, 1995 through December 31, 1995,
  Years Ended December 31, 1996 and 1997, and Three Months
  Ended March 31, 1997 and 1998 (unaudited) for the
  Company...................................................  F-6
Consolidated Statements of Changes in Divisional and
  Members' Equity -- Period from January 1, 1995 through
  September 27, 1995 for the Predecessor and Period from
  September 28, 1995 through December 31, 1995, Years Ended
  December 31, 1996 and 1997 and Three Months ended March
  31, 1998 (unaudited) for the Company......................  F-7
Notes to Consolidated Financial Statements..................  F-8

BRINK B. V.
Report of Independent Accountants...........................  F-33
Consolidated Balance Sheets -- December 31, 1995 and October
  31, 1996..................................................  F-34
Consolidated Profit and Loss Account -- Year Ended December
  31, 1995 and Ten Months Ended October 30, 1996............  F-34
Consolidated Cash Flows Statement -- Year Ended December 31,
  1995 and Ten Months Ended October 31, 1996................  F-35
Notes to Consolidated Financial Statements..................  F-38

VALLEY INDUSTRIES, INC.
Report of Independent Accountants...........................  F-45
Report of Independent Auditors..............................  F-46
Balance Sheets -- December 31, 1995, December 28, 1996 and
  August 5, 1997............................................  F-47
Statements of Operations -- Years Ended December 31, 1995,
  December 28, 1996 and the Period Ended August 5, 1997.....  F-48
Statements of Shareholders' Equity -- Years Ended December
  31, 1995, December 28, 1996 and the Period Ended August 5,
  1997......................................................  F-49
Statements of Cash Flows -- Years Ended December 31, 1995,
  December 28, 1996 and the Period Ended August 5, 1997.....  F-50
Notes to Financial Statements...............................  F-51

ELLEBI S.P.A.
Report of Independent Accountants...........................  F-57
Balance Sheets -- December 31, 1995, 1996 and 1997..........  F-58
Statements of Operations -- Years Ended December 31, 1995,
  1996 and 1997.............................................  F-59
Statements of Cash Flows -- Years ended December 31, 1995,
  1996 and 1997.............................................  F-60
Statements of Changes in Ellebi S.p.A. Investment -- Years
  ended December 31, 1995, 1996 and 1997....................  F-61
Notes to Financial Statements...............................  F-62

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers
and Members of
Advanced Accessory Systems, LLC

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in members' equity present fairly, in all material respects, the financial position of Advanced Accessory Systems, LLC (formerly AAS Holdings, LLC) and its subsidiaries (the "Company") at December 31, 1996 and 1997 and the results of their operations and their cash flows for the period from September 28, 1995 through December 31, 1995 and for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Bloomfield Hills, Michigan
March 15, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers
and Members of
Advanced Accessory Systems, LLC

     In our opinion, the accompanying statements of income, of cash flows and of changes in divisional equity of MascoTech Accessories (the "Predecessor"), a division of MascoTech, Inc. present fairly, in all material respects, the results of its operations and its cash flows for the period from January 1, 1995 through September 27, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Predecessor's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The Predecessor was a division of MascoTech, Inc. and, as disclosed in Note 5 to the financial statements, had extensive transactions and relationships with affiliated entities. Because of these relationships, the terms of these transactions may differ from those that would result from transactions among wholly unrelated parties.

     As discussed in Note 1, on September 28, 1995, certain of the net assets of the Predecessor were purchased by Advanced Accessory Systems, LLC (formerly AAS Holdings, LLC). The accompanying financial statements for the period from January 1, 1995 through September 27, 1995 do not give effect to the purchase transaction.

Price Waterhouse LLP

Bloomfield Hills, Michigan
August 25, 1997

                        ADVANCED ACCESSORY SYSTEMS, LLC
                          CONSOLIDATED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                            -----------------------        MARCH 31,
                                                              1996           1997            1998
                                                              ----           ----          ---------
                                                                                          (UNAUDITED)
                                                                  (DOLLAR AMOUNTS IN THOUSANDS
                                                                    EXCEPT UNIT-RELATED DATA)
                         ASSETS
Current assets
  Cash..................................................    $  2,514       $ 27,348        $  4,926
  Accounts receivable, less reserves of $605, $1,699 and
     $1,841, respectively...............................      18,807         43,523          55,140
  Inventories...........................................      20,652         34,408          46,066
  Other current assets..................................       4,083          6,469           7,451
                                                            --------       --------        --------
       Total current assets.............................      46,056        111,748         113,583
Property and equipment, net.............................      41,828         55,928          62,612
Goodwill, net...........................................      56,799         85,889          89,499
Intangible assets, net..................................       2,635          7,595           6,992
Deferred income taxes...................................         856          3,626           4,435
Other noncurrent assets.................................         185            697             907
                                                            --------       --------        --------
                                                            $148,359       $265,483        $278,028
                                                            ========       ========        ========
            LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term debt..................    $  5,500       $  3,746        $  3,875
  Accounts payable......................................      13,668         23,479          31,459
  Accrued liabilities...................................      11,228         18,815          21,994
  Deferred income taxes.................................       1,292          1,333           1,332
                                                            --------       --------        --------
       Total current liabilities........................      31,688         47,373          58,660
                                                            --------       --------        --------
Noncurrent liabilities
  Deferred income taxes.................................       4,613          3,545           3,215
  Other noncurrent liabilities..........................       2,271          1,234           3,410
  Long-term debt, less current maturities...............      87,642        193,380         190,667
                                                            --------       --------        --------
       Total noncurrent liabilities.....................      94,526        198,159         197,292
                                                            --------       --------        --------
Commitments and contingencies (Note 10)
Mandatorily redeemable warrants.........................       3,498          3,507           3,582
                                                            --------       --------        --------
Minority interest.......................................         184             --              --
                                                            --------       --------        --------
Members' equity
  Class A Units 25,000 authorized, 15,369 issued at
     December 31, 1996, and 16,411 issued at December
     31, 1997 and March 31, 1998........................      17,922         23,163          23,088
  Class B Units, 2,000 units authorized, no Units issued
     at December 31, 1996 and 1997 and March 31, 1998...          --             --              --
  Currency translation adjustment.......................         (89)          (490)           (464)
  Retained earnings (deficit)...........................         630         (6,229)         (4,130)
                                                            --------       --------        --------
                                                              18,463         16,444          18,494
                                                            --------       --------        --------
                                                            $148,359       $265,483        $278,028
                                                            ========       ========        ========

          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                           PREDECESSOR                                     COMPANY
                        ------------------   -------------------------------------------------------------------
                           PERIOD FROM          PERIOD FROM           YEAR ENDED          THREE MONTHS ENDED
                         JANUARY 1, 1995     SEPTEMBER 28, 1995      DECEMBER 31,              MARCH 31,
                             THROUGH              THROUGH         ------------------   -------------------------
                        SEPTEMBER 27, 1995   DECEMBER 31, 1995     1996       1997        1997          1998
                        ------------------   ------------------    ----       ----        ----          ----
                                                                                       (UNAUDITED)   (UNAUDITED)
                                                                (DOLLAR AMOUNTS IN THOUSANDS)
Net sales..............      $48,698              $16,299         $81,466   $188,678     $34,516       $74,027
Cost of sales..........       38,645               12,458          53,607    135,556      23,767        53,978
                             -------              -------         -------   --------     -------       -------
  Gross profit.........       10,053                3,841          27,859     53,122      10,749        20,049
Selling, administrative
  and product
  development
  expenses.............        6,107                1,472          13,413     31,350       6,423        12,350
Amortization of
  intangible assets....           --                  546           2,475      2,336         511           785
                             -------              -------         -------   --------     -------       -------
  Operating income.....        3,946                1,823          11,971     19,436       3,815         6,914
                             -------              -------         -------   --------     -------       -------
Other (income) expense
  Interest expense.....           --                  975           4,312     12,627       2,158         4,936
  Foreign currency
     loss..............           --                   --           1,330      6,097       3,514         1,042
  Other (income)
     expense...........           65                  (22)            (80)        --          --            --
                             -------              -------         -------   --------     -------       -------
Income (loss) before
  minority interest,
  extraordinary charge
  and income taxes.....        3,881                  870           6,409        712      (1,857)          936
Provision (benefit) for
  income taxes.........        1,324                   --            (491)    (2,856)     (1,078)       (1,171)
                             -------              -------         -------   --------     -------       -------
Income before minority
  interest and
  extraordinary
  charge...............        2,557                  870           6,900      3,568        (779)        2,107
Minority interest......           --                    9              69         97          21            --
Extraordinary charge
  resulting from debt
  extinguishment.......           --                   --           1,970      7,416          --            --
                             -------              -------         -------   --------     -------       -------
Net income (loss)......      $ 2,557              $   861         $ 4,861   $ (3,945)    $  (800)      $ 2,107
                             =======              =======         =======   ========     =======       =======

          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         PREDECESSOR                                 COMPANY
                                        -------------    ----------------------------------------------------------------
                                         PERIOD FROM      PERIOD FROM
                                         JANUARY 1,      SEPTEMBER 28,        YEAR ENDED           THREE MONTHS ENDED
                                        1995 THROUGH     1995 THROUGH        DECEMBER 31,               MARCH 31,
                                        SEPTEMBER 27,    DECEMBER 31,    --------------------   -------------------------
                                            1995             1995          1996       1997         1997          1998
                                        -------------    -------------     ----       ----         ----          ----
                                                                                                (UNAUDITED)   (UNAUDITED)
                                                                          (DOLLAR AMOUNTS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).....................     $ 2,557         $    861      $  4,861   $  (3,945)    $  (800)     $  2,107
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities
  Depreciation and amortization.......         789              890         4,689       9,360       2,171         3,496
  Deferred taxes......................          --               --          (363)     (3,146)     (1,164)       (1,183)
  Foreign currency loss...............          --               --         1,118       5,500       3,572         1,023
  Loss on disposal of assets..........          --               --            10          --          --            --
  Extraordinary charge resulting from
    debt extinguishment...............          --               --         1,970       7,416          --            --
  Changes in assets and liabilities
    Accounts receivable...............         947              488          (118)     (8,661)     (6,117)       (7,668)
    Inventories.......................         133              412        (3,736)        582        (544)       (2,831)
    Other current assets..............        (569)            (193)       (1,742)        378         (72)          871
    Other noncurrent assets...........         (13)              --           (67)       (482)       (128)          (52)
    Accounts payable..................         467           (1,679)        1,995      (2,719)        302         6,049
    Accrued liabilities...............        (653)             484         3,144       2,819         885         1,986
    Other noncurrent liabilities......          83              118        (1,913)       (217)        131           463
    Minority interest in consolidated
      subsidiaries....................          --                9            69          97          21            --
                                           -------         --------      --------   ---------     -------      --------
      NET CASH PROVIDED BY OPERATING
         ACTIVITIES...................       3,741            1,390         9,917       6,982      (1,743)        4,261
                                           -------         --------      --------   ---------     -------      --------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of machinery and
  equipment...........................      (2,079)            (491)       (3,124)     (7,751)       (742)       (2,444)
Amount due from sellers of Valley
  Industries, Inc.....................          --               --            --      (1,150)         --            --
Acquisition of subsidiaries, net of
  cash acquired.......................          --          (46,047)      (54,339)    (70,832)         --       (21,774)
                                           -------         --------      --------   ---------     -------      --------
      NET CASH USED FOR INVESTING
         ACTIVITIES...................      (2,079)         (46,538)      (57,463)    (79,733)       (742)      (24,218)
                                           -------         --------      --------   ---------     -------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt........          --           30,800        88,842     215,050          --            --
Proceeds from issuance of warrants....          --              200         3,498          --          --            --
Increase in revolving loan............          --            4,100         4,300         504       2,800        (1,900)
Extinguishment of warrants............          --               --        (1,600)         --          --            --
Repayment of debt.....................          --               --       (44,628)   (113,248)     (1,250)         (888)
Divisional activity...................      (1,666)              --            --          --          --            --
Debt issuance costs...................          --           (1,815)       (2,643)     (7,280)         --            --
Issuance of membership units..........          --           13,500         4,562       4,999          --            --
Distributions to members..............          --               --        (3,726)     (2,945)       (198)           (8)
                                           -------         --------      --------   ---------     -------      --------
      NET CASH PROVIDED BY (USED FOR)
         FINANCING ACTIVITIES.........      (1,666)          46,785        48,605      97,080       1,352        (2,796)
                                           -------         --------      --------   ---------     -------      --------
Effect of exchange rate changes.......          --               --          (182)        505        (572)          331
Net increase (decrease) in cash.......          (4)           1,637           877      24,834      (1,705)      (22,422)
Cash at beginning of period...........           7               --         1,637       2,514       2,514        27,348
                                           -------         --------      --------   ---------     -------      --------
Cash at end of period.................     $     3         $  1,637      $  2,514   $  27,348     $   809      $  4,926
                                           =======         ========      ========   =========     =======      ========
Cash paid for interest................     $    --         $    746      $  4,215   $   8,302     $   675      $  1,255
                                           =======         ========      ========   =========     =======      ========
Cash paid for income taxes............     $    --         $     --      $     --   $     581     $   145      $    471
                                           =======         ========      ========   =========     =======      ========

          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC
      CONSOLIDATED STATEMENTS OF CHANGES IN DIVISIONAL AND MEMBERS' EQUITY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                PREDECESSOR
                                                                -----------
                                                                DIVISIONAL
                                                                  EQUITY
                                                                ----------
Balance at January 1, 1995..................................      $14,903
Net income for the period from January 1, 1995 through
  September 27, 1995........................................        2,557
Divisional activity.........................................       (1,666)
                                                                  -------
Balance at September 27, 1995...............................      $15,794
                                                                  =======

--------------------------------------------------------------------------------

                                                                              COMPANY
                                                          ------------------------------------------------
                                                                       CURRENCY      RETAINED      TOTAL
                                                          MEMBERS'    TRANSLATION    EARNINGS     MEMBERS'
                                                          CAPITAL     ADJUSTMENT     (DEFICIT)     EQUITY
                                                          --------    -----------    ---------    --------
Sale of membership interest on September 28, 1995.....    $13,860        $  --        $    --     $13,860
Notes receivable for unit purchase....................       (500)          --             --        (500)
                                                          -------        -----        -------     -------
                                                           13,360           --             --      13,360
Net income for the period from September 28, 1995
  through December 31, 1995...........................         --           --            861         861
                                                          -------        -----        -------     -------
Balance at December 31, 1995..........................     13,360           --            861      14,221
Comprehensive income:
  Net income for 1996.................................         --           --          4,861          --
  Currency translation adjustment.....................         --          (89)            --          --
     Total comprehensive income.......................         --           --             --       4,772
Issuance of additional units..........................      4,562           --             --       4,562
Accretion of membership warrants......................         --           --         (1,400)     (1,400)
Distributions to members, net of minority interest....         --           --         (3,692)     (3,692)
                                                          -------        -----        -------     -------
Balance at December 31, 1996..........................     17,922          (89)           630      18,463
Comprehensive income (loss):
  Net (loss) for 1997.................................         --           --         (3,945)         --
  Currency translation adjustment.....................         --         (401)            --          --
     Total comprehensive (loss).......................         --           --             --      (4,146)
Issuance of additional units..........................      5,250           --             --       5,250
Accretion of membership warrants......................         (9)          --             --          (9)
Distributions to members, net of minority interest....         --           --         (2,914)     (2,914)
                                                          -------        -----        -------     -------
Balance at December 31, 1997..........................     23,163         (490)        (6,229)     16,444
Comprehensive income:
  Net income for three months ended March 31, 1998....         --           --          2,107          --
  Currency translation adjustment.....................         --           26             --          --
     Total comprehensive income.......................         --           --             --       2,133
Accretion of membership warrants......................        (75)          --             --         (75)
Distributions to members..............................         --           --             (8)         (8)
                                                          -------        -----        -------     -------
Balance at March 31, 1998 (unaudited).................    $23,088        $(464)       $(4,130)    $18,494
                                                          =======        =====        =======     =======

          See accompanying notes to consolidated financial statements.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT UNIT RELATED DATA)

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITIES

     Advanced Accessory Systems, LLC (formerly AAS Holdings, LLC) (the "Company") is engaged in the design, manufacture and supply of towing and rack systems and accessories for the automotive original equipment manufacturer ("OEM") market and the automotive aftermarket. The Company's business commenced on September 28, 1995, with the acquisition of certain of the net assets of MascoTech Accessories (the "Predecessor"), a division of MascoTech, Inc., through the Company's majority-owned subsidiary, SportRack, LLC. As described in
Note 2, in October 1996 the Company acquired Brink B.V. and in July and August of 1997 acquired the SportRack division of Bell Sports Corporation, Nomadic Sports, Inc. and Valley Industries, Inc.

     The Company has two significant customers in the automotive OEM industry. Sales to these customers represented 62% and 22%, for the period from January 1, 1995 through September 27, 1995 for the Predecessor; 72% and 22% for the period from September 28, 1995 through December 31, 1995, 60% and 21% for the year ended December 31, 1996 and 29% and 13% for the year ended December 31, 1997 for the Company. Accounts receivable from these customers represented 57% and 24% of the Company's trade accounts receivable at December 31, 1996, and 33% and 8% at December 31, 1997, respectively.

     Although the Company is directly affected by the economic well being of the industries and customers referred to above, management does not believe significant credit risk exists at December 31, 1997. Consistent with industry practice, the Company does not require collateral to reduce such credit risk.

BASIS OF PRESENTATION

     The financial statements for the period from January 1, 1995 through September 27, 1995 are those of the Predecessor.

     The consolidated financial statements as of December 31, 1996 and 1997, for the period from September 28, 1995 through December 31, 1995 and for the years ended December 31, 1996 and 1997 are those of the Company and its subsidiaries. The financial statements of the Company and the Predecessor are not comparable in certain respects due to differences between the cost bases of certain assets held by the Company versus that of the Predecessor, resulting in increased depreciation and amortization charges subsequent to September 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company, as well as the Company's acquisitions as discussed further in Note 2.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments, which are normal and recurring in nature, necessary to present fairly its financial position as of March 31, 1998 and the results of operations, of cash flows and of changes in members' equity for the three months ended March 31, 1997 and 1998.

                        ADVANCED ACCESSORY SYSTEMS, LLC

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) PRINCIPLES OF CONSOLIDATION

     The Company includes the accounts of the following:

    SportRack, LLC............................    100% owned by Advanced Accessory Systems, LLC
      SportRack Automotive GmbH...............    A German corporation, 100% owned by SportRack, LLC
      SportRack International, Inc............    A Canadian corporation, 100% owned by SportRack, LLC
    AAS Holdings, Inc.........................    100% owned by Advanced Accessory Systems, LLC
      Brink International B.V.................    A Dutch corporation, 100% owned by AAS Holdings,
                                                  Inc.
    Valley Industries, LLC....................    99% owned by Advanced Accessory Systems, LLC and 1%
                                                    owned by SportRack, LLC
    Valtek, LLC...............................    99% owned by Advanced Accessory Systems, LLC and 1%
                                                    owned by SportRack, LLC
    AAS Capital Corporation...................    100% owned by Advanced Accessory Systems, LLC

     All intercompany transactions have been eliminated in consolidation.

REVENUE RECOGNITION

     Revenue and related cost of goods sold are recognized upon shipment of the product to the customer. Sales allowances, discounts, rebates and other adjustments are recorded or accrued in the period of the sale.

SIGNIFICANT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the fiscal period. Actual results could differ from those estimates.

CHANGE IN ESTIMATE

     On a periodic basis, the Company reviews the estimated useful lives of its long-lived assets. In connection with the Company's most recent review, the Company determined that the remaining period of benefit relating to its goodwill from the SportRack, LLC and Brink acquisitions was 29 years. Based upon the Company's assessment of the period of benefit as well as the amortization periods utilized by other companies operating within the automotive industry, the Company began amortizing the unamortized value of its goodwill at January 1, 1997 over a remaining 29 year period. The changes in the amortization period resulted in a decrease in amortization expense of approximately $2,080 for the year ended December 31, 1997.

FINANCIAL INSTRUMENTS

     Financial instruments at December 31, 1996 and 1997, including cash, accounts receivable and accounts payable, are recorded at cost, which approximates fair value due to the short-term maturities of these assets and liabilities. The carrying value of the obligations under the bank agreements are considered to approximate fair value as the agreements provide for interest rate revisions based on changes in prevailing market rates or were entered into at rates that approximate market rates at December 31, 1996 and 1997.

     The Company is exposed to certain market risks which exist as a part of its ongoing business operations. Primary exposures include fluctuations in the value of foreign currency investments in subsidiaries, volatility in the translation of foreign currency earnings to U.S. Dollars and movements in Federal Funds rates and the

                        ADVANCED ACCESSORY SYSTEMS, LLC

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) London Interbank Offered Rate (LIBOR). The Company uses derivative financial instruments, where appropriate, to manage these risks. The Company, as a matter of policy, does not engage in trading or speculative transactions.

CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly-liquid investments with a maturity of three months or less from the date of purchase to be cash equivalents.

CURRENCY TRANSLATION

     The functional currency for the Company's foreign subsidiaries is the applicable local currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at the exchange rates in effect at the balance sheet date; translation adjustments are reported as a separate component of members' equity. Revenues, expenses and cash flows for foreign subsidiaries are translated at average exchange rates during the period; foreign currency transaction gains and losses are included in current earnings. The accompanying consolidated statement of operations for the years ended December 31, 1996 and 1997 includes net currency losses of $1,330 and $6,097 relating primarily to debt at Brink International B.V., which is denominated in U.S. dollars.

INVENTORIES

     Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (FIFO) method. Inventories are periodically reviewed and reserves established for excess and obsolete items.

CUSTOMER TOOLING

     The Company incurs costs to develop new tooling used in the manufacture of products sold to OEM's. In certain instances, the tooling becomes the property of the OEM and the Company is reimbursed by the OEM for the cost of the tooling, or in certain instances, recovers all or a portion of such costs through incremental increases in unit selling prices. Management makes periodic estimates of the total costs to be incurred for customer tooling projects and makes provisions for tooling costs which will not be recovered, if any, when such amounts are known. Actual costs have not been materially different from estimated amounts. Customer tooling in-process is included in other current assets in the accompanying consolidated balance sheets.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at acquisition cost, which reflects the fair market value of assets acquired at the acquisition date for all subsidiaries. Property and equipment purchased other than through the acquisitions described in Note 2 is stated at cost. Expenditures for normal repairs and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                      YEARS
                                                              ----------------------
                                                              PREDECESSOR    COMPANY
                                                              -----------    -------
Buildings and improvements................................       10-40        5-50
Machinery, equipment and tooling..........................        3-15        2-10
Furniture and fixtures....................................          10         5-7

                        ADVANCED ACCESSORY SYSTEMS, LLC

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) GOODWILL AND INTANGIBLE ASSETS

     Goodwill of $56,799 and $85,889 (net of accumulated amortization of $3,021 and $5,251) at December 31, 1996 and 1997, respectively, represents the costs in excess of net assets acquired and was amortized using the straight line method over 15 years in 1996. Due to a change in accounting estimate, the Company began amortizing goodwill over a remaining 29 year period in 1997.

     Debt issuance costs of $2,635 and $6,467, net of accumulated amortization at December 31, 1996 and 1997, respectively, are amortized over the terms of the loan agreements, which are six to ten years. Debt issuance cost amortization of $60, $212 and $551 for 1995, 1996 and 1997, respectively, has been included in interest expense.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by the company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company determines the impairment of long-lived assets by comparing the undiscounted future cash flows to be generated by the assets to their carrying value. Management believes that there are no impairments as of December 31, 1996 and 1997.

INCOME TAXES

     The Company and certain of its domestic subsidiaries have elected to be taxed as limited liability companies for federal income tax purposes. As a result of this election, the Company's domestic taxable income accrues to the individual members. Distributions are made to the members in amounts sufficient to meet the tax liability on the Company's domestic taxable income accruing to the individual members. No distributions were made in the period from September 28, 1995 through December 31, 1995. Distributions to members, net of minority interest, of $3,692 and $2,914 were made during 1996 and 1997, respectively.

     Certain of the Company's domestic subsidiaries and foreign subsidiaries are subject to income taxes in their respective jurisdictions. Income tax provisions for these entities are based on the U.S. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are provided for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such entities' assets and liabilities. The Company does not provide for U.S. income taxes or foreign withholding taxes on the undistributed earnings of foreign subsidiaries because of management's intent to permanently reinvest in such operations.

     The Company and certain subsidiaries are subject to taxes, including Michigan Single Business Tax and Canadian capital tax, which are based primarily on factors other than income. As such, these amounts are included in selling, administrative and product development expenses in the accompanying consolidated statements of income. Deferred taxes related to Michigan Single Business Tax are provided on the temporary differences resulting from capital acquisitions and depreciation.

     Prior to September 28, 1995, the Predecessor was a division of a C corporation. In preparing its financial statements, the Predecessor has determined its tax provision substantially on a separate return basis in accordance with the provisions of Statement of Accounting Standards No. 109, "Accounting for Income Taxes".

                        ADVANCED ACCESSORY SYSTEMS, LLC

1. SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) RESEARCH, DEVELOPMENT AND ENGINEERING

     Research, development and engineering costs are expensed as incurred and aggregated approximately $1,993 for the period from January 1, 1995 through September 27, 1995 for the Predecessor, $672 for the period from September 28, 1995 through December 31, 1995 and $3,548 and $5,860 for the years ended December 31, 1996 and 1997, respectively, for the Company.

RECLASSIFICATIONS

     Certain amounts from the 1996 financial statements have been reclassified to conform with the 1997 financial statement presentation.

2. ACQUISITIONS

     Acquisitions of the Company from inception through December 31, 1997 are as follows:

                                                                  PURCHASE    GOODWILL
            ACQUIRED COMPANY                 ACQUISITION DATE      PRICE      RECORDED
            ----------------                 ----------------     --------    --------
Predecessor.............................    September 28, 1995    $46,050     $32,781
Brink B.V...............................    October 30, 1996       54,339      27,730
SportRack Division of Bell Sports.......    July 2, 1997           13,505       1,198
Nomadic Sports, Inc.....................    July 24, 1997             849         433
Valley Industries, Inc..................    August 5, 1997         56,478      32,891

     The above acquisitions have each been accounted for in accordance with the purchase method of accounting. Accordingly, the respective purchase price of each acquisition has been allocated to assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date. The excess of the aggregate purchase price over the estimated fair market value of the net assets acquired has been recorded as goodwill. The operating results of these entities have been included in the Company's consolidated financial statements since the date of each acquisition.

Predecessor

     SportRack, LLC (formerly "Predecessor") is a designer, manufacturer and distributor of rack systems and accessories to the automotive OEM market and aftermarket. The Company was acquired from MascoTech, Inc. through an Asset Purchase Agreement (the "Agreement") which contains indemnification provisions relating to certain business activities prior to September 28, 1995.

Brink B.V.

     The Company acquired all of the outstanding shares of Brink B.V. ("Brink"), a designer, manufacturer and distributor of towing systems and related products in Europe. The purchase price of $54,339, including acquisition costs, was comprised of $45,801 of cash and a 12,500 Junior Subordinated Note ($7,340), denominated in Dutch guilders, to Brink Holdings, B.V. Through a statutory reorganization, the operations of Brink B.V. were transferred to Brink International B.V.

SportRack Division of Bell Sports and Nomadic Sports, Inc.

     The Company acquired the nets assets of the SportRack Division of Bell Sports and the outstanding shares of Nomadic Sports, Inc. (together SportRack International, Inc.), which are designers, manufacturers

                        ADVANCED ACCESSORY SYSTEMS, LLC

2. ACQUISITIONS -- (CONTINUED)
and distributors of rack systems and accessories to the OEM market and automotive aftermarket in Canada and the U.S.

Valley Industries, Inc.

     The Company acquired the net assets of Valley Industries, Inc. ("Valley"), which is a North American supplier of towing systems and related products to the automotive OEM market and aftermarket.

Pro Forma Data

     The following unaudited pro forma consolidated results of operations have been prepared as if the Valley and SportRack International, Inc. acquisitions had occurred on January 1, 1996.

                                                             1996       1997
                                                             ----       ----
Net sales................................................  $233,480   $246,669
Income before extraordinary charge.......................     2,724      1,319
Net income (loss)........................................       754     (6,097)

     The pro forma data is not intended to be a projection of future results.

     The pro forma data included above includes adjustments to historical results of operations for increased depreciation expense, intangible asset amortization and interest expense, net of the related tax benefits.

3. LONG-TERM DEBT

     Long-term debt is comprised of the following:

                                                                              OUTSTANDING AT
                                                                     ---------------------------------
                                                  INTEREST RATE AT      DECEMBER 31,
                                                    DECEMBER 31,     -------------------    MARCH 31,
                                                        1997           1996       1997        1998
                                                  ----------------     ----       ----      ---------
                                                                                           (UNAUDITED)
Senior Subordinated Notes, less discount of $464
  and $457 at December 31, 1997 and March 31,
  1998, respectively............................        9.75%        $     --   $124,536    $124,543
Second Amended and Restated Credit Agreement
  (U.S. Credit Facility)
     Term note A................................        8.66%          65,000     17,065      16,624
     Term note B................................        9.02%              --     15,883      15,810
     Revolving line of credit note..............        9.50%           4,300      1,900          --
     Acquisition revolving note.................       10.25%              --     21,000      21,000
First Amended and Restated Credit Agreement
  (Canadian Credit Facility)
     Canadian term note.........................        7.50%              --     13,952      13,741
     Canadian revolving line of credit note.....        7.50%              --      2,790       2,824
Senior Subordinated Loans, less discount of
  $3,498........................................                       16,502         --          --
Junior Subordinated Note........................                        7,340         --          --
                                                                     --------   --------    --------
                                                                       93,142    197,126     194,542
Less -- current portion.........................                        5,500      3,746       3,875
                                                                     --------   --------    --------
                                                                     $ 87,642   $193,380    $190,667
                                                                     ========   ========    ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

3. LONG-TERM DEBT -- (CONTINUED)
     In connection with the acquisition of Valley on August 5, 1997, as described in Note 2, the Company borrowed $55,000, under its Second Amended and Restated Credit Agreement ("U.S. Credit Facility"), Term note B. In July 1997, the Company borrowed C$20,000 ($13,952 at December 31, 1997) under its First Amended and Restated Credit Agreement ("Canadian Credit Facility") to purchase SportRack International, Inc.

     On October 1, 1997 the Company together with its subsidiary, AAS Capital Corporation, issued $125,000 in Senior Subordinated Notes (the "Notes"). The proceeds of the offering totaling $124,529, net of discount, were used to reduce or repay outstanding debt including borrowings under the U.S. Credit Facility, the Senior Subordinated Loans and the Junior Subordinated Note, and to pay costs of the transaction totaling $4,950.

SENIOR SUBORDINATED NOTES

     Borrowings under the Notes, due October 1, 2007, are unsecured and are subordinated in right of payment to all existing and future senior indebtedness of the Company, including the loans under the U.S. and Canadian Credit Agreements described below. The Company, at its option, may redeem the Notes, in whole or in part, together with accrued and unpaid interest subsequent to October 1, 2002 at certain redemption prices as set forth by the indenture, under which the Notes have been issued. In addition, at any time the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more public equity offerings at a redemption price equal to 109.75% of the principal amount to be redeemed. Upon the occurrence of a change of control of the Company, as defined by the indenture, the Company is required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the notes. The indenture places certain limits on the Company, the most restrictive of which include, the incurrence of additional indebtedness by the Company, the payment of dividends on, and redemption of capital of the Company, the redemption of certain subordinated obligations, investments, sales of assets and stock of certain subsidiaries, transactions with affiliates, consolidations, mergers and transfers of all or substantially all of the Company's assets. The indenture also requires the Company to file a registration statement during 1998 with respect to an offer to exchange the Notes for a series of notes of the Company with terms substantially identical to the Notes. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (U.S. CREDIT FACILITY)

     The company's U.S. Credit Facility, which is administrated by the First Chicago NBD Bank ("NBD") and The Chase Manhattan Bank ("Chase"), is secured by substantially all the assets of the Company and places certain restrictions on the Company related to indebtedness, sales of assets, investments, capital expenditures, dividend payments, management fees, and members' equity transactions. In addition, the agreement subjects the Company to certain restrictive covenants, including the attainment of designated operating ratios and minimum net worth levels. The Company, at its election, may make prepayments of the term notes under the credit agreement on a pro-rata basis. A mandatory prepayment of the term notes was made on October 1, 1997 as a result of the issuance of the Company's Notes. Additionally, mandatory prepayments of the term notes are required in the event of sales of assets meeting certain criteria, as set forth by the agreement, or based upon periodic calculations of excess cash flows, as defined by the agreement.

     The agreement provides for two term notes (Term note A and Term note B), a revolving line of credit note and an acquisitions revolving note. Loans under each of the term notes and the revolving note can be converted, at the election of the Company, in whole or in part, into Base Rate Loans or Eurocurrency Loans. Interest is payable in arrears quarterly on Base Rate Loans, and in arrears in one, two, three or six months on Eurocurrency Loans, as determined by the length of the Eurocurrency Loan, as selected by the Company. Interest is charged at an adjustable rate plus the applicable margin. The applicable margin is based upon the

                        ADVANCED ACCESSORY SYSTEMS, LLC

3. LONG-TERM DEBT -- (CONTINUED)
Company's Senior Debt Ratio, as defined by the Credit Agreement. Eurocurrency Loans can be made in U.S. dollars or certain other currencies, at the option of the Company. The agreement also provides for a Letter of Credit Facility. At December 31, 1997, no letters of credit were outstanding.

Term note A

     On October 30, 1996 the Company borrowed $65,000 under Term note A. The applicable margin for Term note A ranges from .5% to 1.75% for Base Rate Loans and from 1.5% to 2.75% for Eurocurrency Loans. Repayments under the note, after giving effect to the mandatory prepayment totaling $43,475 made on October 1, 1997 as discussed above, are required in the following installments:

                         QUARTERLY
                         ---------
March 31, 1998 through September 30, 1998...................    $441
December 31, 1998 through September 30, 1999................     552
December 31, 1999 through September 30, 2000................     736
December 31, 2000 through June 30, 2003.....................     883
Final installment on October 30, 2003.......................     877

Term note B

     On August 5, 1997, the Company borrowed $55,000 under Term note B. The applicable margin for Term B note ranges from 1.0% to 2.25% for Base Rate Loans and from 2.0% to 3.25% for Eurocurrency Loans. Repayments under Term note B, after giving effect to the mandatory prepayment totaling $39,044 made on October 1, 1997, as discussed above, are required in the following installments:

March 31, 1998 through September 30, 2003 (quarterly).......    $   73
December 31, 2003...........................................     2,912
March 30, 2004, June 30, 2004 and October 30, 2004..........     3,764

Revolving line of credit note

     The Company has the ability to borrow up to $25,000 under the revolving line of credit which expires on October 30, 2003. Available borrowings, however, are limited to a defined borrowing base amount equal to 85% eligible domestic accounts receivables and 80% of certain eligible foreign accounts receivables. The base borrowing amount is increased by the lesser of the sum of 50% of domestic eligible inventory and 40% to 50% of certain eligible foreign inventory or $10,000. Available borrowings are reduced by amounts outstanding under the Canadian revolving line of credit note described below. A commitment fee of
 .375% to .5% is charged on the unused balance based on the Company's Senior Leverage Ratio, as defined. At December 31, 1997, $20,300 was available under the facility.

Acquisition revolving note

     On December 31, 1997, the Company borrowed $21,000 under its $22,000 acquisition revolving note. The proceeds are included in cash at December 31, 1997 and were used to acquire the assets of the towbar segment of Ellebi S.p.A on January 2, 1998, as discussed further in Note 12. The note is available to the Company on a revolving credit basis until September 24, 1999 at which time the outstanding principal balance will convert to a term loan which will amortize in sixteen equal quarterly installments with a final maturity of October 30, 2003. The applicable margin for the acquisition revolving note ranges from .5% to 1.75% for Base Rate Loans and from 1.0% to 2.75% for Eurocurrency Loans. A commitment fee of .375% to .5% is charged on the unused balance based on the Company's Senior Leverage Ratio, as defined. At December 31, 1997, the acquisition

                        ADVANCED ACCESSORY SYSTEMS, LLC

3. LONG-TERM DEBT -- (CONTINUED)
revolving note was a Base Rate Loan with interest accruing at the rate of 10.25% per annum. On January 1, 1998, the Company converted the Loan to a Eurocurrency Loan with an interest rate of 8.46%.

FIRST AMENDED AND RESTATED CREDIT AGREEMENT (CANADIAN CREDIT FACILITY)

     The Company's First Amended and Restated Credit Agreement, which is administered by the NBD and Chase, is secured by substantially of all the assets of the Company's Canadian subsidiaries.

     The agreement provides for a C$20,000 term note and a C$4,000 revolving note, (U.S. $13,952 and U.S. $2,790) at December 31, 1997, respectively. Loans under each of the notes can be converted at the election of the company, in whole or in part, into Floating Rate advances, U.S. Base Rate advances or LIBOR advances. Floating rate advances are denominated in Canadian dollars and bear interest at a variable rate based on the bank's prime lending rate plus a variable margin. U.S. Base Rate advances are denominated in U.S. dollars and bear interest at the bank's prime lending rate plus a variable margin. LIBOR advances are denominated in U.S. dollars and bear interest at LIBOR plus a variable margin. The variable margin is based upon the Company's Senior Debt Ratio, as defined by the agreement and ranges from .5% to 1.75% for U.S. Base Rate advances and from 1.5% to 2.75% for LIBOR advances.

Canadian term note

     Repayments under the Canadian term note are required in the following installments:

                         QUARTERLY
                         ---------
March 31, 1998 through September 30, 1998...................    $373
December 31, 1998 through September 30, 1999................     459
December 31, 1999 through September 30, 2000................     602
December 31, 2000 through June 30, 2003.....................     716
Final installment on October 30, 2003.......................     717

Canadian revolving line of credit note

     A commitment fee of .5% is charged on the unused balance of the Canadian revolving line of credit note. At December 31, 1997, no additional borrowings were available under the facility.

SENIOR SUBORDINATED LOANS

     On October 30, 1996, the Company borrowed $20,000 under its Senior Subordinated Note Purchase Agreement ("Senior Subordinated Loans") with CB Capital and International Mezzanine. The Senior Subordinated Loans were repaid in full on October 1, 1997 with the proceeds of the Notes discussed above. Interest on the Senior Subordinated Loans was payable in arrears semiannually and accrued at a rate of 12.5% per annum. The Senior Subordinated Loans provided for a prepayment penalty if the Senior Subordinated Loans were paid prior to October 30, 2002. Under this provision, a prepayment penalty totaling $1,400 was paid in 1997 and is included in the extraordinary charge resulting from debt extinguishment.

     In connection with the issuance of the Senior Subordinated Loans, the Company issued warrants to purchase 1,002 membership units. The warrants have an exercise price of one cent per warrant, are exercisable immediately, and expire October 30, 2004. As provided in the Warrant Agreement, the warrant holder can put the warrants and membership Units acquired through the exercise of the warrants back to the Company after October 30, 2001 or upon occurrence of a Triggering Event, as defined, but prior to the earlier of October 30, 2004 or the consummation of a Qualified Public Offering for an amount equal to Fair Market Value, as defined. Additionally, as provided in the Warrant Agreement, the Company may call the warrants and

                        ADVANCED ACCESSORY SYSTEMS, LLC

3. LONG-TERM DEBT -- (CONTINUED)
membership Units acquired through the exercise of the warrants at any time after the sixth anniversary of the Closing Date, but prior to the earlier of October 30, 2004 or a Qualified Public Offering for an amount equal to Fair Market Value, as defined.

     At the date of issuance, the proceeds from the Senior Subordinated Loans were allocated between the Senior Subordinated Loans and the warrants based upon their estimated relative fair market value; accordingly, the Senior Subordinated Loans were recorded at a discount of $3,498, which was partially amortized prior to repayment on October 1, 1997. The remaining unamortized balance of $3,145 was charged to 1997 operations as part of the extraordinary charge resulting from debt extinguishment.

     The warrants are being accreted to their redemption value through periodic charges against Members' Equity through the earlier of October 30, 2001 or the time redemption first becomes available. Thereafter the warrants will be recorded at redemption value. The aforementioned warrants have been presented as mandatorily redeemable warrants in the accompanying balance sheets.

JUNIOR SUBORDINATED NOTE

     On October 30, 1996, the Company issued a 12,500 Junior Subordinated Note ("Junior Note"), denominated in Dutch guilders, to Brink Holdings B.V. as part of the consideration paid for the purchase of Brink B.V. The Junior Note was due April 30, 2005, but was repaid in full on October 1, 1997 with the proceeds of the Notes discussed above. The Junior Note accrued interest at a rate of 7% per annum, payable semi-annually in arrears.

EXTINGUISHMENT OF DEBT

1997 Extinguishments

     As discussed above, on October 1, 1997 the Company repaid, in full, its Senior Subordinated Loans and Junior Note and prepaid a portion of the term notes under the U.S. Credit Facility. In connection with this extinguishment, the Company recorded an extraordinary charge of $7,416, net of a tax benefit of $365. The extinguishment charge is comprised of $1,400 prepayment penalties, $3,145 of unamortized debt discount and $3,236 of unamoritized debt issuance costs.

1996 Extinguishments

     On October 30, 1996, the Company prepaid all amounts outstanding under a $30,000 credit agreement and a prior $11,000 senior subordinated loan agreement. In connection with these extinguishments, the Company recorded an extraordinary charge of $1,970. The extinguishment charge is comprised of prepayment penalties totaling $220, unamortized debt discount totaling $150 and debt issuance costs of $1,600.

     In connection with the issuance of the prior senior subordinated loan, the Company issued warrants to purchase 617 membership units. The proceeds from the issuance were allocated based on the estimated relative fair market values; accordingly, the notes were recorded at a discount of $200. As part of the extinguishment of the prior senior subordinated loan, the Company paid $1,600 to redeem the warrants.

INTEREST RATE RISK

     The Company is exposed to interest rate volatility with regard to variable rate debt. The Company uses interest rate swaps to reduce interest rate volatility. At December 31, 1996 and 1997, the notional value of interest rate swaps was $18,500. Under the terms of the interest rate swap agreements, the Company pays a fixed interest rate on debt equal to the notional value. The effects of interest rate swaps are reflected in interest expense.

                        ADVANCED ACCESSORY SYSTEMS, LLC

3. LONG-TERM DEBT -- (CONTINUED)

SCHEDULED MATURITIES

     The aggregate scheduled annual principal payments due in each of the years ending December 31, is as follows:

1998........................................................    $  3,746
1999........................................................       4,661
2000........................................................      11,153
2001........................................................      11,938
2002 and thereafter.........................................     166,092
                                                                --------
                                                                 197,590
Less -- discount............................................         464
                                                                --------
                                                                $197,126
                                                                ========

4. INCOME TAXES

     The Company's C corporation subsidiaries, taxable foreign subsidiaries and the Predecessor account for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The Company and certain domestic subsidiaries are limited liability corporations; as such, the Company's earnings are included in the taxable income of the Company's members. Income (loss) before minority interest, income taxes and the pre-tax charge resulting from debt extinguishment were attributable to the following sources:

                                      PREDECESSOR                             COMPANY
                                     -------------    --------------------------------------------------------
                                      PERIOD FROM      PERIOD FROM                             THREE MONTHS
                                      JANUARY 1,      SEPTEMBER 28,       YEAR ENDED              ENDED
                                     1995 THROUGH     1995 THROUGH       DECEMBER 31,           MARCH 31,
                                     SEPTEMBER 27,    DECEMBER 31,     -----------------    ------------------
                                         1995             1995          1996      1997       1997       1998
                                     -------------    -------------    ------    -------    -------    -------
                                                                                               (UNAUDITED)
United States....................       $3,881            $870         $6,283    $ 2,872    $ 1,819    $ 3,312
Foreign..........................           --              --         (1,844)    (9,941)    (3,676)    (2,376)
                                        ------            ----         ------    -------    -------    -------
                                        $3,881            $870         $4,439    $(7,069)   $(1,857)   $   936
                                        ======            ====         ======    =======    =======    =======

                        ADVANCED ACCESSORY SYSTEMS, LLC

4. INCOME TAXES -- (CONTINUED)
     The provision (benefit) for income taxes, including $365 of income tax benefit allocated to the extraordinary charge in 1997, is comprised of the following:

                                            PREDECESSOR             COMPANY
                                         ------------------    ------------------          THREE MONTHS
                                            PERIOD FROM            YEAR ENDED                 ENDED
                                          JANUARY 1, 1995         DECEMBER 31,               MARCH 31
                                              THROUGH          ------------------      --------------------
                                         SEPTEMBER 27, 1995    1996        1997         1997         1998
                                         ------------------    ----        ----         ----         ----
                                                                                           (UNAUDITED)
Currently payable (refundable)
  United States.........................       $1,234          $  --      $    --      $    --      $    --
  Foreign...............................           --           (128)         290           86           12
                                               ------          -----      -------      -------      -------
                                                1,234           (128)         290           86           12
                                               ------          -----      -------      -------      -------
Deferred
  United States.........................           90             --           --           --           --
  Foreign...............................           --           (363)      (3,511)      (1,164)      (1,183)
                                               ------          -----      -------      -------      -------
                                                   90           (363)      (3,511)      (1,164)      (1,183)
                                               ------          -----      -------      -------      -------
                                               $1,324          $(491)     $(3,221)     $(1,078)     $(1,171)
                                               ======          =====      =======      =======      =======

     The effective tax rates differ from the U.S. federal income tax rate as follows:

                               PREDECESSOR                       COMPANY
                            ------------------   ----------------------------------------          THREE MONTHS
                               PERIOD FROM          PERIOD FROM           YEAR ENDED                  ENDED
                                JANUARY 1,         SEPTEMBER 28,         DECEMBER 31,               MARCH 31,
                               1995 THROUGH        1995 THROUGH      --------------------      --------------------
                            SEPTEMBER 27, 1995   DECEMBER 31, 1995    1996         1997         1997         1998
                            ------------------   -----------------    ----         ----         ----         ----
                                                                                                   (UNAUDITED)
Income tax provision
  (benefit) at U. S.
  statutory rate (35%).....       $1,358               $ 305         $ 1,554      $(2,474)     $  (650)     $   328
U. S. income taxes
  attributable to
  members..................           --                (305)         (2,200)      (1,005)        (637)      (1,159)
Nondeductible foreign
  goodwill.................           --                  --             102          229           57           65
Other, net.................          (34)                 --              53           29          152         (405)
                                  ------               -----         -------      -------      -------      -------
                                  $1,324               $  --         $  (491)     $(3,221)     $(1,078)     $(1,171)
                                  ======               =====         =======      =======      =======      =======

                        ADVANCED ACCESSORY SYSTEMS, LLC

4. INCOME TAXES -- (CONTINUED)
     Deferred tax assets and liabilities, related primarily to the Company's foreign subsidiaries, comprise the following:

                                                     DECEMBER 31,
                                                   -----------------    MARCH 31,
                                                    1996      1997        1998
                                                   -------   -------    ---------
                                                                       (UNAUDITED)
DEFERRED TAX ASSETS
Net operating loss carryforwards.................  $   608   $ 3,255     $ 4,007
Fixed assets.....................................      248       296         334
Other............................................       --        75          94
                                                   -------   -------     -------
                                                       856     3,626       4,435
                                                   -------   -------     -------
DEFERRED TAX LIABILITIES
Fixed assets.....................................   (4,282)   (3,296)     (3,145)
Inventory........................................   (1,292)   (1,244)     (1,039)
Employee benefits and other......................     (331)     (176)       (292)
Other............................................       --      (162)        (71)
                                                   -------   -------     -------
                                                    (5,905)   (4,878)     (4,547)
                                                   -------   -------     -------
Net deferred tax (liability).....................  $(5,049)  $(1,252)    $  (112)
                                                   =======   =======     =======

     The net operating loss carryforwards of the Company's European subsidiaries approximate $8,000 at December 31, 1997 and have no expiration date. The net operating loss carryforwards of the Company's Canadian subsidiaries approximate $1,100 at December 31, 1997 and expire primarily in 2004. Management believes that it is more likely than not that the related deferred tax assets will be realized and no valuation allowance has been provided against such amounts as of December 31, 1997. If certain substantial changes in the Company's ownership should occur, there could be an annual limit on the amount of the carryforwards which can be utilized.

5. RELATED PARTY TRANSACTIONS AND ALLOCATIONS

     In connection with the acquisition of Brink B.V., the Company entered into the Junior Note Agreement, with Brink Holdings B.V., as described in Note 3 to the financial statements. Concurrent with this acquisition, owners of Brink Holdings B.V. purchased 1,230 membership units of the Company for cash of $4,286 ($3,485 per unit).

     A portion of the Company's U.S. Credit Facility and $20,000 Senior Subordinated Loans, as described in Note 3, is with Chase and CB Capital Investors, Inc., respectively, affiliates of certain members of the Company.


     Effective December 31, 1997 CB Capital Investors, Inc. (an affiliate of
CCP), a majority owner of the Company, exchanged its one percent interest of SportRack, LLC for 140 Class A Units of the Company.


     Charges to operations related to consulting services provided to the Company by certain members of the Company aggregated approximately $70 for the period from September 28, 1995 through December 31, 1995, $243 and $350 for the years ended December 31, 1996 and 1997, respectively.

     Certain employees of the Company are also members of the Company.

     The Predecessor was a division of MascoTech, Inc. Accordingly, certain corporate and divisional general and administrative costs were allocated to the Predecessor from MascoTech, Inc. and certain of its subsidiaries. Allocated costs include insurance, pensions, profit sharing, accounting and finance, information

                        ADVANCED ACCESSORY SYSTEMS, LLC

5. RELATED PARTY TRANSACTIONS AND ALLOCATIONS -- (CONTINUED) systems and corporate overhead costs. Corporate overhead costs relate to such functions as the corporate office, executive management, investor relations and legal. Allocated costs, other than corporate overhead, were charged to the division generally using an effort-based approach or based on the division's actual experience or headcount, depending upon the nature of the cost. Allocated corporate overhead costs were charged to the division based primarily on divisional sales. Corporate overhead costs allocated to the Predecessor aggregated approximately $1,000 for the period from January 1, 1995 through September 27, 1995.

     It was MascoTech, Inc.'s policy not to charge the Predecessor interest on the intercompany balance.

     Management believes that the methods utilized to allocate costs to the division, as discussed above, are reasonable. However, the terms of transactions between the division and MascoTech, Inc., including allocated costs, may differ from those that would result from transactions with unrelated parties.

6. OPTION PLAN

     At September 28, 1995, the Company adopted the 1995 Option Plan (the "Plan"). Under the Plan, certain directors and employees of the Company and its subsidiaries may be granted options to purchase membership units (limited to up to a total of 3,525 units as of December 31, 1996 and 3,903 units as of December 31, 1997). Of the options granted, 2,925 were granted in 1995, 600 were granted in January 1996 and 378 were granted in 1997. All options granted in 1995 and the January 1996 options were granted at an exercise price of $1,000, which equaled the fair value of a membership unit on the date of grant. Of the options granted in 1997, 178 were granted at an exercise price of $5,610 and 200 were granted at an exercise price of $5,000, both of which exceeded the fair value of a membership unit on the date of grant. Of the total options granted, 275 vest based upon the results of a Liquidity Event, as defined in the plan, and 739 vest based upon the achievement of certain operating results of the Company. The remaining options granted under the Plan vest over periods, generally up to ten years, as determined by the Option Committee. The vesting can be accelerated in certain instances based on the future operating results of the Company, or the occurrence of a Liquidity Event, as defined in the Plan. At December 31, 1996 and 1997, 480 units and 938 units, respectively, were exercisable by their terms. There were no options available for future grant at December 31, 1997. No options were exercised, cancelled or expired during the period from September 28, 1995 through December 31, 1995 or for the years ended December 31, 1996 and 1997.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) in accounting for stock options. Compensation cost was $332 and $263 for the years ended December 31, 1996 and 1997, respectively. If compensation cost had been determined based upon the fair value method in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the pro forma net income (loss) from September 28, 1995 through December 31, 1995 and for the years ended December 31, 1996 and 1997 would not have been materially different than that calculated under the provisions of APB 25. For pro forma purposes, the fair value of each stock option grant was estimated using the Black-Scholes option pricing model with the following assumptions: weighted average risk free interest rates of 6.33%, 6.21%, and 6.12% for the period from September 28, 1995 through December 31, 1995 and the years ended December 31, 1996 and 1997, respectively, an expected option life of eight years and no cash dividends.

7. PENSION PLAN

     The Company has a defined benefit pension plan covering substantially all of SportRack, LLC's domestic employees covered under a collective bargaining agreement. An employee's monthly pension benefit is determined by multiplying a defined dollar amount by the years of credited service earned. Plan assets are

                        ADVANCED ACCESSORY SYSTEMS, LLC

7. PENSION PLAN -- (CONTINUED)
comprised principally of marketable equity securities and short-term investments. The Company's funding policy is to contribute annually the amounts necessary to comply with ERISA funding requirements.

     The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheet at December 31, 1996 and 1997.

                                                               DECEMBER 31,
                                                             -----------------
                                                              1996      1997
                                                              ----      ----
Actuarial present value of:
Vested benefit.............................................  $ 1,417   $ 1,731
Nonvested benefit obligation...............................      220       198
                                                             -------   -------
Accumulated benefit obligation.............................  $ 1,637   $ 1,929
                                                             =======   =======
Projected benefit obligation...............................  $ 1,637   $ 1,929
Plan assets at fair value..................................   (1,308)   (1,586)
Unrecognized net gain......................................      166       122
                                                             -------   -------
Unfunded pension liability.................................  $   495   $   465
                                                             =======   =======

     The components of the Company's domestic pension expense are as follows:

                                                              DECEMBER 31,
                                                              -------------
                                                              1996    1997
                                                              ----    ----
Benefits earned during the year.............................  $  76   $  76
Interest on projected benefit obligation....................    118     124
Actual return on plan assets................................   (100)   (303)
Net amortization, deferral, and other.......................    (13)    174
                                                              -----   -----
Net periodic domestic pension cost..........................  $  81   $  71
                                                              =====   =====

     The weighted average discount rate used in determining the actuarial present value of the accumulated benefit obligation was 7.75% and 7.00% at December 31, 1996 and 1997, respectively. The expected long-term rate of return on plan assets was 9.00% at December 31, 1996 and 1997.

     Net periodic pension cost for 1995 was approximately $100, of which $75 was included in the operations of the Predecessor for the period from January 1, 1995 through September 27, 1995.

     The Company has various defined contribution retirement plans for its domestic and certain foreign subsidiaries, including 401(k) plans, whereby participants can contribute a portion of their salary up to certain maximums established by the related plan documents. The Company makes matching contributions, which are based upon the amounts contributed by employees. The Company's matching contributions charged to operations aggregated $130 and $229 in 1996 and 1997, respectively.

     Substantially all of the employees of Brink International B.V. are covered by a union-sponsored, collectively-bargained, multi-employer defined benefit plan. Pension expense was $118 and $660 for the two-month period from November 1, 1996 through December 31, 1996 and for the year ended December 31, 1997, respectively.

                        ADVANCED ACCESSORY SYSTEMS, LLC

8. OPERATING LEASES

     The Company leases certain equipment under leases expiring on various dates through 2004. Future minimum annual lease payments required under leases that have a noncancellable lease term in excess of one year at December 31, 1997 are as follows:

1998........................................................  $1,996
1999........................................................   1,500
2000........................................................   1,066
2001........................................................     770
2002........................................................     474
2003 and thereafter.........................................     118
                                                              ------
                                                              $5,924
                                                              ======

     Rental expense charged to operations was approximately $434 for the period from January 1, 1995 through September 27, 1995 for the Predecessor and $34 for the period September 28, 1995 through December 31, 1995 and $669 and $2,252 for the years ended December 31, 1996 and 1997, respectively for the Company.

9. ACCOUNT BALANCES

     Account balances included in the consolidated balance sheets are comprised of the following:

                                                     DECEMBER 31,       MARCH 31,
                                                   -----------------   -----------
                                                    1996      1997        1998
                                                    ----      ----        ----
                                                                       (UNAUDITED)
INVENTORIES
Raw materials....................................  $ 3,474   $13,744     $15,233
Work-in-process..................................    7,715     5,040      13,984
Finished goods...................................    9,463    15,624      16,849
                                                   -------   -------     -------
                                                   $20,652   $34,408     $46,066
                                                   =======   =======     =======
PROPERTY AND EQUIPMENT
Land, buildings and improvements.................  $18,531   $20,966     $21,737
Furniture, fixtures and computer hardware........    3,417     8,930       9,931
Machinery, equipment and tooling.................   20,565    32,458      40,622
Construction-in-progress.........................    1,582     1,985       1,260
                                                   -------   -------     -------
                                                    44,095    64,339      75,550
Less -- accumulated depreciation.................   (2,267)   (8,411)    (10,938)
                                                   -------   -------     -------
                                                   $41,828   $55,928     $62,612
                                                   =======   =======     =======
ACCRUED LIABILITIES
Compensation and benefits........................  $ 5,398   $ 8,900     $ 6,949
Interest.........................................       60     3,154       6,068
Income taxes.....................................    1,300       646         266
Other taxes......................................      417       478       2,501
Other............................................    4,053     5,637       6,210
                                                   -------   -------     -------
                                                   $11,228   $18,815     $21,994
                                                   =======   =======     =======

                        ADVANCED ACCESSORY SYSTEMS, LLC

10. COMMITMENTS AND CONTINGENCIES

     The Company is party to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

11. SEGMENT INFORMATION

     The Company operates in one industry segment and all sales are to unaffiliated customers. Revenues and operating income by geographic area, accumulated by the geographic area where the revenue originated, and identifiable assets by geographic area are as follows:

                                   PREDECESSOR                               COMPANY
                                  -------------    -----------------------------------------------------------
                                   PERIOD FROM      PERIOD FROM                                THREE MONTHS
                                   JANUARY 1,      SEPTEMBER 28,         YEAR ENDED               ENDED
                                  1995 THROUGH     1995 THROUGH         DECEMBER 31,            MARCH 31,
                                  SEPTEMBER 27,    DECEMBER 31,     --------------------    ------------------
                                      1995             1995           1996        1997       1997       1998
                                  -------------    -------------    --------    --------    -------    -------
                                                                                               (UNAUDITED)
Revenues
  United States and Canada....       $48,698          $16,299       $ 73,895    $124,769    $20,231    $52,703
  Europe......................            --               --          7,571      63,909     14,285     21,324
                                     -------          -------       --------    --------    -------    -------
                                     $48,698          $16,299       $ 81,466    $188,678    $34,516    $74,027
                                     =======          =======       ========    ========    =======    =======
Operating income
  United States and Canada....       $ 3,946          $ 1,823       $ 12,383    $ 14,422    $ 2,984    $ 5,402
  Europe......................            --               --           (412)      5,014        831      1,512
                                     -------          -------       --------    --------    -------    -------
                                     $ 3,946          $ 1,823       $ 11,971    $ 19,436    $ 3,815    $ 6,914
                                     =======          =======       ========    ========    =======    =======

                                                                    DECEMBER 31,         MARCH 31,
                                                                --------------------    -----------
                                                                  1996        1997         1998
                                                                  ----        ----         ----
                                                                                        (UNAUDITED)
Identifiable assets
  United States and Canada..................................    $ 62,011    $169,065     $171,250
  Europe....................................................      86,348      96,418      106,778
                                                                --------    --------     --------
                                                                $148,359    $265,483     $278,028
                                                                ========    ========     ========

12. SUBSEQUENT EVENT (UNAUDITED)

     In January 1998, the Company through Brink International B.V., acquired the net assets of the towbar segment of Ellebi S.p.A. for an aggregate purchase price of approximately $22,000, including estimated costs of the transaction. Ellebi S.p.A. is a manufacturer and distributor of towing systems to the automotive OEM market and aftermarket. The acquisition will be accounted for under the purchase method of accounting. The excess of the aggregate purchase price over the estimated fair market value of the net assets acquired was approximately $3,250. The acquisition was financed primarily through the Company's Acquisition revolving note.

     In February 1998, the Company through SportRack International, Inc., acquired the net assets of Transfo-Rakzs, Inc. for an aggregate purchase price of approximately $1,100, including estimated costs of the transaction. Transfo-Rakzs is a designer, manufacturer and distributor of rear hitch rack carrying systems and related products to Canada and the U.S. The acquisition will be accounted for under the purchase method of

                        ADVANCED ACCESSORY SYSTEMS, LLC

12. SUBSEQUENT EVENT (UNAUDITED) -- (CONTINUED) accounting. The excess of the aggregate purchase price over the estimated fair market value of the net assets acquired was approximately $900.

13. CONDENSED CONSOLIDATING INFORMATION

     The Notes have been issued by the Company and its wholly-owned subsidiary, AAS Capital Corporation and are guaranteed on a full and unconditional and joint and several basis, by all of the Company's direct and indirect wholly-owned domestic subsidiaries. The following condensed consolidating financial information for 1997 presents the financial position, results of operations and cash flows of (i) the Company as parent, as if it accounted for its subsidiaries on the equity method, and AAS Capital Corporation as issuers; (ii) guarantor subsidiaries which are domestic, wholly-owned subsidiaries and include SportRack LLC, AAS Holdings, Inc., Valley Industries, LLC, and Valtek, LLC; and (iii) the non-guarantor subsidiaries which are foreign, wholly-owned subsidiaries and include Brink International B.V., SportRack International, Inc., and SportRack Automotive GmbH. The financial position and operating results of the non-guarantor subsidiaries do not include any allocation of overhead or similar charges except that certain foreign subsidiaries are charged interest on their intercompany debt balance. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that the separate financial statements are not material to investors. Since its formation in September 1997, AAS Capital Corporation has had no operations and has no assets or liabilities at December 31, 1997.

     Guarantor subsidiaries for 1995 include SportRack LLC and AAS Holdings, Inc. and their financial statements are those of the Company and the Predecessor. Guarantor subsidiaries for 1996 include SportRack LLC and AAS Holdings, Inc. and their financial statements are substantially those of the Company and include Brink, a non-guarantor subsidiary acquired October 30, 1996. The 1996 consolidated results of operations include Brink for the two months ended December 31, 1996 and reflect Brink's net sales $7,571 and a net loss of $1,353. At December 31, 1996, Brink's total assets and total liabilities were $86,348 and $75,574, respectively.

     The financial statements of Valley Industries, Inc., the predecessor of Valley Industries, LLC, as of and for the fiscal years 1995 and 1996 and the period ended August 5, 1997 are included elsewhere in this Registration Statement. Valtek, LLC was formed in November 1997 and is not significant.

INTERIM PERIODS ENDING MARCH 31, 1998 AND 1997 (UNAUDITED)

     The condensed consolidating financial information as of and for the three months ended March 31, 1998 presents the financial position, results of operations and cash flows of (i) the Company as parent, as if it accounted for its subsidiaries on the equity method, and AAS Capital Corporation as issuers;
(ii) guarantor subsidiaries which are domestic, wholly-owned subsidiaries and include SportRack LLC, AAS Holdings, Inc., Valley Industries, LLC, and ValTek, LLC; and (iii) the non-guarantor subsidiaries which are foreign, wholly-owned subsidiaries and include Brink International B.V. and its subsidiaries including Ellebi which was acquired on January 2, 1998, SportRack International, Inc. including Transfo-Rakzs acquired in February 1998, and SportRack Automotive GmbH. The guarantor and non-guarantor subsidiaries for the three months ended March 31, 1998 have been allocated a portion of certain corporate overhead costs on a basis consistent with each subsidiary's relative business activity, including interest on intercompany debt balances. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that the separate financial statements are not material to investors. Since its formation in September 1997, AAS Capital Corporation has had no operations and has no assets or liabilities (other than with respect to the Notes) at March 31, 1998.

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
     The condensed consolidating financial information for the three months ended March 31, 1997 presents the results of operations and cash flows of (i) the Company as parent and issuer, as if it accounted for its subsidiaries on the equity method; (ii) guarantor subsidiaries which are domestic, wholly-owned subsidiaries and include SportRack LLC and AAS Holdings, Inc.; and (iii) the only non-guarantor subsidiary, Brink International B.V. which is a foreign, wholly-owned subsidiary. During the three month period ended March 31, 1997 the foreign subsidiary was charged interest on intercompany balances. Separate financial statements of the guarantor subsidiaries are not presented because management has determined that the separate financial statements are not material to investors.

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                               DECEMBER 31, 1997

                                                       GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                           ISSUERS    SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                           -------    ------------   -------------   -------------   ------------
                                                               (DOLLAR AMOUNTS IN THOUSANDS)
ASSETS
Current assets
  Cash...................................  $     --     $  2,217       $ 25,131        $      --       $ 27,348
  Accounts receivable....................        --       31,649         11,874               --         43,523
  Inventories............................        --       14,835         19,573               --         34,408
  Other current assets...................        --        4,912          1,557               --          6,469
                                           --------     --------       --------        ---------       --------
       Total current assets..............        --       53,613         58,135               --        111,748
                                           --------     --------       --------        ---------       --------
Property and equipment, net..............        --       28,009         27,919               --         55,928
Goodwill, net............................     1,145       61,431         23,313               --         85,889
Intangible assets, net...................     5,558          722          1,315               --          7,595
Deferred income taxes and other
  noncurrent assets......................        --          384          3,939               --          4,323
Investment in subsidiaries...............    26,500       10,022             --          (36,522)            --
Intercompany notes receivable............   115,056           --             --         (115,056)            --
                                           --------     --------       --------        ---------       --------
       Total Assets......................  $148,259     $154,181       $114,621        $(151,578)      $265,483
                                           ========     ========       ========        =========       ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term debt...  $     --     $     --       $  3,746        $      --       $  3,746
  Accounts payable.......................        --       19,053          4,426               --         23,479
  Accrued liabilities and deferred income
     taxes...............................     4,202        7,180          8,766               --         20,148
                                           --------     --------       --------        ---------       --------
       Total current liabilities.........     4,202       26,233         16,938               --         47,373
                                           --------     --------       --------        ---------       --------
Deferred income taxes and other non
  current liabilities....................        --        1,318          3,461               --          4,779
Long-term debt, less current
  maturities.............................   126,436           --         66,944               --        193,380
Intercompany debt........................        --       89,218         25,838         (115,056)            --
Mandatorily redeemable warrants..........     3,507           --             --               --          3,507
Members' equity..........................    14,114       37,412          1,440          (36,522)        16,444
                                           --------     --------       --------        ---------       --------
       Total liabilities and members'
          equity.........................  $148,259     $154,181       $114,621        $(151,578)      $265,483
                                           ========     ========       ========        =========       ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)
Net sales...........................    $    --      $122,294         $66,384          $    --         $188,678
Cost of sales.......................         --        89,647          45,909               --          135,556
                                        -------      --------         -------          -------         --------
  Gross profit......................         --        32,647          20,475               --           53,122
Selling, administrative and product
  development expenses..............        721        14,685          15,944               --           31,350
Amortization of intangible assets...         53         1,571             712               --            2,336
                                        -------      --------         -------          -------         --------
  Operating income (loss)...........       (774)       16,391           3,819               --           19,436
Interest expense....................      3,348         3,760           5,519               --           12,627
Equity in income (loss) of
  subsidiaries......................      5,169            --              --           (5,169)              --
Foreign currency (gain) loss........     (1,041)           --           7,138               --            6,097
                                        -------      --------         -------          -------         --------
Income (loss) before minority
  interest and income taxes.........      2,088        12,631          (8,838)          (5,169)             712
Provision (benefit) for income
  taxes.............................         --            --          (2,856)              --           (2,856)
                                        -------      --------         -------          -------         --------
  Income (loss) before minority
     interest.......................      2,088        12,631          (5,982)          (5,169)           3,568
Minority interest...................         --            97              --               --               97
Extraordinary charge resulting from
  debt extinguishment...............      6,153           525             738               --            7,416
                                        -------      --------         -------          -------         --------
Net income (loss)...................    $(4,065)     $ 12,009         $(6,720)         $(5,169)        $ (3,945)
                                        =======      ========         =======          =======         ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                       ISSUERS     SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                       -------     ------------    -------------    -------------    ------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)
Net cash provided by (used in)
  operating activities.............    $  3,522      $  5,092        $ (1,632)         $    --        $   6,982
                                       --------      --------        --------          -------        ---------
Cash flows from investing
  activities:
  Acquisition of machinery and
     equipment.....................          --        (6,005)         (1,746)              --           (7,751)
  Amount due from sellors of Valley
     Industries, Inc...............          --        (1,150)             --               --           (1,150)
  Acquisition of subsidiaries, net
     of cash acquired..............          --       (56,478)        (14,354)              --          (70,832)
                                       --------      --------        --------          -------        ---------
Net cash used for investing
  activities.......................          --       (63,633)        (16,100)              --          (79,733)
                                       --------      --------        --------          -------        ---------
Cash flows from financing
  activities
  Change in intercompany debt......     (99,971)       76,412          23,559               --               --
  Proceeds from issuance of debt...     124,529        55,000          35,521               --          215,050
  Increase (decrease) in revolving
     loan..........................       1,900        (4,300)          2,904               --              504
  Repayment of debt................     (27,699)      (63,500)        (22,049)              --         (113,248)
  Debt issuance costs..............      (7,280)           --              --               --           (7,280)
  Issuance of membership units.....       4,999            --              --               --            4,999
  Distributions from
     subsidiaries..................       2,915            --              --           (2,915)              --
  Distributions to members.........      (2,915)       (2,945)             --            2,915           (2,945)
                                       --------      --------        --------          -------        ---------
Net cash provided by financing
  activities.......................      (3,522)       60,667          39,935               --           97,080
                                       --------      --------        --------          -------        ---------
Effect of exchange rate changes....          --            --             505               --              505
Net increase (decrease) in cash....          --         2,126          22,708               --           24,834
Cash at beginning of period........          --            91           2,423               --            2,514
                                       --------      --------        --------          -------        ---------
Cash at end of period..............    $     --      $  2,217        $ 25,131          $    --        $  27,348
                                       ========      ========        ========          =======        =========

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET
                                 MARCH 31, 1998
                                  (UNAUDITED)

                                                     GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS     SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------     ------------    -------------    -------------    ------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)
ASSETS
Current assets
  Cash..............................    $     --      $    521        $  4,405         $      --        $  4,926
  Accounts receivable...............          --        35,552          19,588                --          55,140
  Inventories.......................          --        16,001          30,065                --          46,066
  Other current assets..............          --         5,193           2,258                --           7,451
                                        --------      --------        --------         ---------        --------
     Total current assets...........          --        57,267          56,316                --         113,583
                                        --------      --------        --------         ---------        --------
Property and equipment, net.........          --        27,813          34,799                --          62,612
Goodwill, net.......................       1,135        60,887          27,477                --          89,499
Intangible assets, net..............       5,439           681             872                --           6,992
Deferred income taxes and other
  noncurrent assets.................          --           122           5,220                --           5,342
Investment in subsidiaries..........      29,641        10,022              --           (39,663)             --
Intercompany notes receivable.......     115,096            --              --          (115,096)             --
                                        --------      --------        --------         ---------        --------
     Total Assets...................    $151,311      $156,792        $124,684         $(154,759)       $278,028
                                        ========      ========        ========         =========        ========
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Current maturities of long-term
     debt...........................    $     --      $     --        $  3,875         $      --        $  3,875
  Accounts payable..................          --        20,995          10,464                --          31,459
  Accrued liabilities and deferred
     income taxes...................       6,349         6,388          10,589                --          23,326
                                        --------      --------        --------         ---------        --------
     Total current liabilities......       6,349        27,383          24,928                --          58,660
                                        --------      --------        --------         ---------        --------
Deferred income taxes and other
  noncurrent liabilities............         691         1,167           4,767                --           6,625
Long-term debt, less current
  maturities........................     124,543            --          66,124                --         190,667
Intercompany debt...................          --        86,816          28,280          (115,096)             --
Mandatorily redeemable warrants.....       3,582            --              --                --           3,582
Members' equity.....................      16,146        41,426             585           (39,663)         18,494
                                        --------      --------        --------         ---------        --------
       Total liabilities and
          members' equity...........    $151,311      $156,792        $124,684         $(154,759)       $278,028
                                        ========      ========        ========         =========        ========

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                     GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                         ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                         -------    ------------    -------------    -------------    ------------
                                                               (DOLLAR AMOUNTS IN THOUSANDS)
Net sales............................    $   --       $51,217          $22,810          $    --         $74,027
Cost of sales........................        --        38,436           15,542               --          53,978
                                         ------       -------          -------          -------         -------
  Gross profit.......................        --        12,781            7,268               --          20,049
Selling, administrative and product
  development expenses...............       171         5,973            6,206               --          12,350
Amortization of intangible assets....        10           543              232               --             785
                                         ------       -------          -------          -------         -------
  Operating income (loss)............      (181)        6,265              830               --           6,914
Interest expense.....................       853         1,919            2,164               --           4,936
Equity in income (loss) of
  subsidiaries.......................     3,141            --               --           (3,141)             --
Foreign currency (gain) loss.........        --            --            1,042               --           1,042
                                         ------       -------          -------          -------         -------
Income (loss) before income taxes....     2,107         4,346           (2,376)          (3,141)            936
Provision (benefit) for income
  taxes..............................        --            --           (1,171)              --          (1,171)
                                         ------       -------          -------          -------         -------
Net income (loss)....................    $2,107       $ 4,346          $(1,205)         $(3,141)        $ 2,107
                                         ======       =======          =======          =======         =======

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                                      GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                          ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                          -------    ------------    -------------    -------------    ------------
                                                                (DOLLAR AMOUNTS IN THOUSANDS)
Net sales.............................     $  --       $20,231          $14,285           $ --           $34,516
Cost of sales.........................        --        13,913            9,854             --            23,767
                                           -----       -------          -------           ----           -------
  Gross profit........................        --         6,318            4,431             --            10,749
Selling, administrative and product
  development expenses................       188         2,852            3,383             --             6,423
Amortization of intangible assets.....        20           274              217             --               511
                                           -----       -------          -------           ----           -------
  Operating income (loss).............      (208)        3,192              831             --             3,815
Interest expense......................       215           908            1,035             --             2,158
Equity in income (loss) of
  subsidiaries........................      (354)           --               --            354                --
Foreign currency (gain) loss..........         2            40            3,472             --             3,514
                                           -----       -------          -------           ----           -------
Income (loss) before minority interest
  and income taxes....................      (779)        2,244           (3,676)           354            (1,857)
Provision (benefit) for income
  taxes...............................        --            --           (1,078)            --            (1,078)
  Income (loss) before minority
     interest.........................      (779)        2,244           (2,598)           354              (779)
Minority interest.....................        --            --               --             21                21
                                           -----       -------          -------           ----           -------
Net income (loss).....................     $(779)      $ 2,244          $(2,598)          $333           $  (800)
                                           =====       =======          =======           ====           =======

                        ADVANCED ACCESSORY SYSTEMS, LLC

13. CONDENSED CONSOLIDATING INFORMATION -- (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                  (UNAUDITED)

                                                     GUARANTOR     NON-GUARANTOR   ELIMINATIONS/
                                          ISSUERS   SUBSIDIARIES   SUBSIDIARIES     ADJUSTMENTS    CONSOLIDATED
                                          -------   ------------   -------------   -------------   ------------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)
Net cash provided by (used for)
  operating activities..................  $ 1,940     $ 3,562        $ (1,241)         $ --          $  4,261
                                          -------     -------        --------          ----          --------
Cash flows from investing activities:
  Acquisition of property and
     equipment..........................       --      (1,938)           (506)           --            (2,444)
  Acquisitions, net of cash acquired....       --          --         (21,774)           --           (21,744)
                                          -------     -------        --------          ----          --------
Net cash used for investing
  activities............................       --      (1,938)        (22,280)           --           (24,218)
                                          -------     -------        --------          ----          --------
Cash flows from financing activities:
  Change in intercompany debt...........      (32)     (2,863)          2,903            (8)               --
  Increase (decrease) in revolving
     loan...............................   (1,900)         --              --            --            (1,900)
  Repayment of debt.....................       --          --            (888)           --              (888)
  Distributions to members..............       (8)         (8)             --             8                (8)
                                          -------     -------        --------          ----          --------
Net cash provided by financing
  activities............................   (1,940)     (2,871)          2,015            --            (2,796)
                                          -------     -------        --------          ----          --------
Effect of exchange rate changes.........       --          --             331            --               331
Net increase (decrease) in cash.........       --      (1,247)        (21,175)           --           (22,422)
Cash at beginning of period.............       --       2,761          24,587            --            27,348
                                          -------     -------        --------          ----          --------
Cash at end of period...................  $    --     $ 1,514        $  3,412          $ --          $  4,926
                                          =======     =======        ========          ====          ========

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                                    GUARANTOR      NON-GUARANTOR    ELIMINATIONS/
                                        ISSUERS    SUBSIDIARIES    SUBSIDIARIES      ADJUSTMENTS     CONSOLIDATED
                                        -------    ------------    -------------    -------------    ------------
                                                           (DOLLAR AMOUNTS IN THOUSANDS)
Net cash provided by (used for)
  operating activities..............    $    --      $   324          $(2,067)         $    --         $(1,743)
                                        -------      -------          -------          -------         -------
Cash flows from investing
  activities:
  Acquisition of property and
     equipment......................         --         (369)            (373)              --            (742)
                                        -------      -------          -------          -------         -------
Net cash used for investing
  activities........................         --         (369)            (373)              --            (742)
                                        -------      -------          -------          -------         -------
Cash flows from financing
  activities:
  Change in intercompany debt.......        196       (2,414)           2,414             (196)             --
  Increase in revolving loan........         --        2,800               --               --           2,800
  Repayment of debt.................         --         (162)          (1,088)              --          (1,250)
  Distributions to members..........       (196)        (198)              --              196            (198)
                                        -------      -------          -------          -------         -------
Net cash provided by financing
  activities........................         --           26            1,326               --           1,352
                                        -------      -------          -------          -------         -------
Effect of exchange rate changes.....         --           --             (572)              --            (572)
Net increase (decrease) in cash.....         --          (19)          (1,686)              --          (1,705)
Cash at beginning of period.........         --           91            2,423               --           2,514
                                        -------      -------          -------          -------         -------
Cash at end of period...............    $    --      $    72          $   737          $    --         $   809
                                        =======      =======          =======          =======         =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of Brink B.V.:

     We have audited the accompanying consolidated balance sheets of Brink B.V. as of October 31, 1996 and December 31, 1995, and the related statements of consolidated income and cash flows for the ten month period ended October 31, 1996 and the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements have been prepared in accordance with accounting principles generally accepted in The Netherlands.

     We conducted our audits in accordance with auditing standards generally accepted in The Netherlands, which are substantially similar to those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brink B.V. at October 31, 1996 and December 31, 1995, and the consolidated results of their operations and their cash flows for the ten month period ended October 31, 1996 and the year ended December 31, 1995 in conformity with accounting principles generally accepted in The Netherlands.

     Accounting principles generally accepted in The Netherlands vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income for the ten months ended October 31, 1996 and the year ended December 31, 1995 and the shareholders' equity as of October 31, 1996 and December 31, 1995 to the extent summarized in Note 1.7 to the consolidated financial statements.

Coopers & Lybrand N.V.

Zwolle, The Netherlands
September 4, 1997

                                   BRINK B.V.

1.1 CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1995 AND OCTOBER 31, 1996 (AFTER PROFIT APPROPRIATION)

                                                        DECEMBER 31, 1995       OCTOBER 31, 1996
                                                      ---------------------   ---------------------
                                                      NLG 1,000   NLG 1,000   NLG 1,000   NLG 1,000
FIXED ASSETS
Tangible fixed assets...............................   30,099                  30,662
Financial fixed assets..............................      141                      --
                                                       ------                  ------
                                                                   30,240                  30,662
CURRENT ASSETS
Stocks..............................................   29,233                  25,087
Accounts receivable.................................   14,532                  22,107
Cash on hand and at bank............................      657                   3,517
                                                       ------                  ------
                                                                   44,422                  50,711
                                                                   ------                  ------
  Total assets......................................               74,662                  81,373
                                                                   ------                  ------
GROUP EQUITY........................................               28,039                  33,294
DEFERRED INVESTMENT GRANTS..........................                1,335                   1,334
PROVISIONS..........................................                3,056                   3,395
LONG-TERM LIABILITIES...............................               18,487                  20,118
CURRENT LIABILITIES.................................               23,745                  23,232
                                                                   ------                  ------
                                                                   74,662                  81,373
                                                                   ------                  ------

1.2 CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE TEN MONTHS ENDED OCTOBER 31, 1996

                                                                               FOR THE TEN MONTHS
                                                       FOR THE YEAR ENDED             ENDED
                                                        DECEMBER 31, 1995       OCTOBER 31, 1996
                                                      ---------------------   ---------------------
                                                      NLG 1,000   NLG 1,000   NLG 1,000   NLG 1,000
NET TURNOVER........................................              102,527                  98,393
Costs of raw materials and supplies.................   38,031                  36,872
Work contracted out and other external costs........    4,695                   5,082
Personnel expenses..................................   29,346                  28,088
Depreciation........................................    5,321                   4,363
Other operating expenses............................   13,288                  14,090
                                                       ------                  ------
TOTAL OF OPERATING EXPENSES.........................               90,681                  88,495
                                                                   ------                  ------
OPERATING RESULT....................................               11,846                   9,898
Interest income.....................................       44                      17
Interest expense....................................   (2,782)                 (1,788)
                                                       ------                  ------
Financial income and expense........................               (2,738)                 (1,771)
                                                                   ------                  ------
Result from ordinary activities before income tax...                9,108                   8,127
Income tax..........................................                3,292                   2,871
                                                                   ------                  ------
GROUP RESULT........................................                5,816                   5,256
                                                                   ------                  ------

1.3 CONSOLIDATED CASH FLOWS STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1995 AND THE TEN MONTHS ENDED OCTOBER 31, 1996

                                                                               FOR THE TEN MONTHS
                                                       FOR THE YEAR ENDED             ENDED
                                                        DECEMBER 31, 1995       OCTOBER 31, 1996
                                                      ---------------------   ---------------------
                                                      NLG 1,000   NLG 1,000   NLG 1,000   NLG 1,000
CASH FLOWS FROM OPERATING ACTIVITIES
Net result..........................................                5,816                   5,256
Depreciation........................................                5,425                   4,394
                                                                   ------                  ------
                                                                   11,241                   9,650
Changes in:
  Stocks............................................   (4,276)                  4,146
  Accounts receivable...............................   (2,864)                 (7,575)
  Current liabilities...............................      688                   2,669
  Provisions and other changes......................      580                     337
                                                       ------                  ------
                                                                   (5,872)                   (423)
                                                                   ------                  ------
Cash flows from operating activities................                5,369                   9,227
CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to tangible fixed assets..............    2,977                   4,957
                                                       ------                  ------
Cash flows from investing activities................               (2,977)                 (4,957)
CASH FLOWS FROM FINANCING ACTIVITIES
Change in loans.....................................   (2,169)                  1,631
Change in credit institutions.......................   (1,711)                 (3,182)
Change in financial assets..........................       --                     141
                                                       ------                  ------
Cash flows from financing activities................               (3,880)                 (1,410)
                                                                   ------                  ------
Total cash flows....................................               (1,488)                  2,860
Cash on hand and at bank January 1..................                2,145                     657
                                                                   ------                  ------
CASH ON HAND AND AT BANK AT END OF PERIOD...........                  657                   3,517
                                                                   ------                  ------

1.4 GENERAL NOTES

1.4.1 General

Activities

     The activities of Brink B.V. and its subsidiaries mainly comprise the development, manufacture and sale of towbars and accessories.

Group structure

     Brink B.V. forms part of the Brink Group. The ultimate parent company of the group is Brink Holding B.V. As of November 1, 1996 Brink Holding B.V. sold the shares in Brink B.V. to Advanced Accessory Systems, LLC, (formerly AAS Holdings, LLC), in the United States of America. Advanced Accessory Systems, LLC subsequently established Brink International B.V. in The Netherlands. The shares of Brink B.V. have been transferred from Advanced Accessory Systems, LLC to Brink International B.V. in December 1996. At that time, Brink B.V. transferred the shares of its foreign subsidiaries to Brink International B.V.

     The consolidated financial statements for the year ended December 31, 1995 and for the ten month period ended October 31, 1996 comprise the financial information of Brink B.V. and the following wholly-owned subsidiaries:

- Brink Trekhaken B.V.                     Hoogeveen, The Netherlands
- Nordisk Komponent Holding A/S            Naestved, Denmark
- Brink A/S                                Naestved, Denmark
- Brink UK Ltd.                            Nuneaton, England
- Brink Sverige AB                         Vanersborg, Sweden
- Brink France Sarl                        Paris, France
- SCI l'Elmontaise                         Aiglemont, France
- Societe de Fabrication
  d'Equipements
  et d'Accessoires SA (SFEA)               Betheny, France

     The information stated in the financial statements of the consolidated investments are included for 100% in the consolidation.

     Outstanding intercompany accounts between group companies, as well as intercompany supplies and other costs charged between group companies have been eliminated in the consolidation. Profits on intercompany supplies which have not yet been delivered to third parties are eliminated in the consolidation.

1.4.2 Accounting principles and determination of result

Comparison with the previous year

     The accounting principles and determination of result remained unchanged compared with the previous year.

General

     Assets and liabilities are carried at face value, unless indicated otherwise. If deemed necessary, a provision is deducted from accounts receivable.

Foreign currency translation

        a. Transactions in foreign currencies

           Assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing on the balance sheet date.

           The resulting translation differences are included in the profit and loss account, except for those on long-term loans, which relate to the financing of foreign investments.

           The exchange differences on these loans are directly added to or charged against equity.

           Transactions in foreign currencies during the reporting period have been processed in the financial statements at the rate at transaction date.

        b. Investments in group companies

           The financial statements denominated in foreign currencies are translated at the rates prevailing on the balance sheet date.

           The exchange difference on the opening balance of investments and the changes during the year are directly added to or charged against shareholders' equity.

Tangible fixed assets

     Valuation occurs at historical cost less depreciation, being a fixed percentage of cost in accordance with the estimated useful life. The depreciation period commences at the moment the asset is put into use.

     In connection with the acquisition of Brink B.V. by Advanced Accessory Systems, LLC, the fair value of the tangible fixed assets of Brink B.V. and its subsidiaries was required to be determined. The fair value of such assets at November 1997 was approximately NLG 50,000.

Stocks

     Stocks consist of raw materials and supplies, work in progress and finished goods and trade goods.

        - Raw materials and supplies are valued at purchase prices.

        - Work in progress is valued at the processed raw materials and supplies, direct labor costs incurred as well as an uplift for indirect manufacturing costs.

        - Installments invoiced to customers are deducted from work in progress.

        - Foreseeable losses are provided for and deducted from work in progress.

        - Finished goods and trade goods are valued at manufacturing cost (direct costs of materials and labor, with an uplift for indirect costs) and the last known purchase price respectively.

     A provision is included for possible obsolescence.

Deferred investment grants

     The rights to investment grants are recognized in the year in which they arise as deferred income. The grants are amortized in the result over the depreciation period of the assets concerned.

PROVISIONS

     Deferred tax liabilities:

     This concerns liabilities resulting from the differences in valuation of assets and liabilities for the financial statements and those for tax purposes. They are included at nominal value, based on the prevailing tax rate in the countries concerned.

     Deferred tax debits are carried if it can reasonably be assumed that realization will take place in due course.

Long-term liabilities

     Long-term liabilities are debts with a remaining term of more than one year.

Determination of result

     The result represents the difference between the proceeds from goods supplied or services rendered and the costs and other charges for the year.

     Results on transactions are recognized in the year in which they are realized; losses are taken when foreseeable.

     Depreciation takes place according to the straight-line method on the basis of the estimated useful lives.

        a. Net turnover

           Net turnover represents the amounts charged to third parties for the goods, supplies and services rendered less discounts and excluding VAT, as well as the changes in the added value in the stock of work in progress and of finished goods.

        b. Costs of raw materials and supplies

           Costs of raw materials and supplies represent the use of raw materials and supplies in the production by the manufacturing companies.

        c. Work contracted out and other external costs

           Costs of work contracted out and other external costs represent the costs, except for the use of raw materials and supplies, that can directly be allocated to the manufactured goods and services rendered in the current financial year.

        d. Other operating expenses

           Costs are allocated to the reporting year to which they relate.

        e. Taxation

           Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns, and are determined annually based on the difference between financial statement and tax bases using enacted tax laws and rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The provision for taxes on income is the tax payable for the year plus the change in deferred tax assets and liabilities during the year.

1.5 NOTES TO THE CONSOLIDATED BALANCE SHEET

1.5.1 Tangible fixed assets

     The changes in tangible fixed assets can be summarized as follows (x NLG 1,000):

                                                               1995        1996
                                                               ----        ----
BALANCE JANUARY 1
Cost.....................................................      60,999      62,847
Cumulative depreciation..................................     (28,452)    (32,748)
                                                             --------    --------
Book value...............................................      32,547      30,099
                                                             --------    --------
CHANGE IN BOOK VALUE
Additions................................................       4,245       5,120
Disposals................................................      (1,100)       (550)
Depreciation.............................................      (5,425)     (4,394)
Exchange rate adjustments................................        (168)        387
                                                             --------    --------
                                                               (2,448)        563
                                                             --------    --------
BALANCE DECEMBER 31, 1995/OCTOBER 31, 1996
Cost.....................................................      62,847      67,804
Cumulative depreciation..................................     (32,748)    (37,142)
                                                             --------    --------
Book value...............................................      30,099      30,662
                                                             --------    --------

     Tangible fixed assets can be specified by category as follows:

                                                DECEMBER 31,    OCTOBER 31,    DEPRECIATION
                                                    1995           1996           RATES
                                                ------------    -----------    ------------
Land and buildings..........................       20,069         19,892           0-10%
Machinery and equipment.....................        9,750          7,564          20-25%
Other.......................................          280          3,206          20-50%
                                                   ------         ------
                                                   30,099         30,662
                                                   ------         ------

     Tangible fixed assets also include the investment commitments of NLG 237,000 (1995: NLG 203,000).

     Tangible fixed assets contain land and buildings, machinery and equipment with a book value of NLG 1,550,000 (1995: NLG 510,000), financed by means of financial lease. The lease commitments for the buildings run until 2000, after which year the buildings will be in the group's ownership.

1.5.2 Stocks

     The stocks of raw materials and supplies, work in progress, finished goods and trade goods within the group can be detailed as follows (x NLG 1,000):

                                                           DECEMBER 31,    OCTOBER 31,
                                                               1995           1996
                                                           ------------    -----------
Towbars and accessories................................       29,156         24,749
Other stock............................................           77            338
                                                              ------         ------
                                                              29,233         25,087
                                                              ------         ------

     On account of article 410 sub 2, Book 2 of the Dutch Civil Code, Title 9, stocks are not broken down.

1.5.3 Accounts receivable

                                                           DECEMBER 31,    OCTOBER 31,
                                                               1995           1996
                                                           ------------    -----------
                                                            NLG 1,000       NLG 1,000
Trade debtors..........................................       12,752         18,334
Group companies........................................            6             --
Taxes and social security premiums.....................          974            274
Other debtors, prepayments and accrued income..........          800          3,499
                                                              ------         ------
                                                              14,532         22,107
                                                              ------         ------

1.5.4 Group equity; shareholders' equity

        a. Issued and paid-up capital

           The authorized capital amounts to NLG 50,000. The issued and paid-up capital at October 31, 1996 amounts to NLG 50,000, consisting of 200 shares of NLG 250 nominal each. There were no changes during the ten month period ended October 30, 1996.

        b. Share premium reserve

           This concerns the share premium received upon the share issue in 1985. No changes took place during the ten months' period ended October 31, 1996.

        c. Legal reserve

           A statutory reserve has been formed for income from investments, the payment of which income cannot be realized without restriction. At October 31, 1996, this reserve amounted to NLG 0 (1995: NLG 450,000).

        d. Other reserves

                                                           DECEMBER 31,    OCTOBER 31,
                                                               1995           1996
                                                           ------------    -----------
                                                            NLG 1,000       NLG 1,000
Balance as of January 1................................       21,824         28,039
Profit appropriation...................................        5,816          5,256
Equity movement investment.............................          359             --
Exchange rate adjustments..............................           40             (1)
                                                              ------         ------
Balance at end of period...............................       28,039         33,294
                                                              ------         ------

1.5.5 Deferred investment grants

                                                           DECEMBER 31,    OCTOBER 31,
                                                               1995           1996
                                                           ------------    -----------
                                                            NLG 1,000       NLG 1,000
Balance as of January 1................................       1,082           1,335
Exchange rate adjustments..............................         (18)             30
Received grants to be offset...........................         375              --
Release to the result..................................        (104)            (31)
                                                              -----           -----
Balance at end of period...............................       1,335           1,334
                                                              -----           -----

1.5.6 Provisions

                                                         DECEMBER 31,   OCTOBER 31,
                                                             1995          1996
                                                         ------------   -----------
Deferred tax liabilities...............................     3,056          3,395
                                                            -----          -----

     The provisions are mainly of a long-term nature.

1.5.7 Long-term liabilities

                                                         DECEMBER 31,   OCTOBER 31,
                                                             1995          1996
                                                         ------------   -----------
                                                          NLG 1,000      NLG 1,000
Medium-term credits....................................      4,710            --
Mortgage loan..........................................      2,069            --
Roll-over loan.........................................      2,300            --
Private loan credit institution........................      4,309            --
Loan from parent.......................................      4,400        19,588
Lease commitments......................................        699           530
                                                            ------        ------
                                                            18,487        20,118
                                                            ------        ------

     Redemption liabilities due within 12 months after year end have not been included in the above amounts but are accounted for under current liabilities.

Foreign currencies

        a. Medium-term credits have been raised in Dutch guilders. The other long-term liabilities have been raised in the local currencies, being DKK, GBP and FFR.

        b. The medium-term credits were raised with credit institutions; the interest rate ranges from 8.75% to 9.5%. As collateral for the loans granted, the real estate in The Netherlands has been mortgaged up to an amount of NLG 13.5 million.

        c. The mortgage loan concerns a loan denominated in DKK at a 7% interest rate. As collateral for the credit granted, the real estate in Denmark has been mortgaged up to an amount of DKK 7.5 million (NLG
           2.2 million).

        d. The roll-over loan concerns a loan originally amounting to GBP 1.5 million. As collateral, a credit guarantee of Brink B.V. has been given and a negative pledge regarding the assets of Brink UK Ltd. The interest on the loan is 6.9375%.

        e. The private loan of the credit institution concerns a loan for an amount of FFR 14.5 million. No redemption commitments or securities have been agreed. The interest rate is 7.25%.

        f. This concerns a loan from Advanced Accessory Systems LLC at an average interest rate of 6.5%. No redemption schedules or securities have been agreed.

        g. Lease commitments: this concerns the capitalized financial lease agreements, denominated in FFR. The assets concerned have been given as collateral for the lease commitments.

1.5.8 Current liabilities

                                                         DECEMBER 31,   OCTOBER 31,
                                                             1995          1996
                                                         ------------   -----------
                                                          NLG 1,000      NLG 1,000
Redemptions on long-term loans.........................      2,230           175
Credit institutions....................................      4,187         1,005
Creditors..............................................      8,962        12,271
Group companies........................................      1,075            --
Income tax.............................................        177           297
Other taxes and social premiums........................      2,805             2
Other debts, accruals and deferred income..............      4,309         9,482
                                                            ------        ------
                                                            23,745        23,232
                                                            ------        ------

     In addition to the securities given for credits received, recognized under long-term liabilities, a chattel mortgage has been given to credit institutions by the Swedish subsidiary.

1.5.9 Contingent liabilities

Liability

     The company and its Dutch subsidiary are severally liable for each other's total commitments vis-a-vis the Dutch credit institution.

Lease commitments

     The annual amount of lease commitments entered into with third parties totals approximately NLG 2,400,000.

     The operating lease commitments have a term of two to four years.

1.6 NOTES TO THE CONSOLIDATED PROFIT AND LOSS ACCOUNT

1.6.1 Net turnover

     The turnover can be broken down into geographical area as follows (x NLG 1,000):

                                                                        TEN MONTH
                                                         YEAR ENDED    PERIOD ENDED
                                                        DECEMBER 31,   OCTOBER 31,
                                                            1995           1996
                                                        ------------   ------------
The Netherlands.......................................     31,750         22,816
Foreign countries.....................................     70,777         75,577
                                                          -------         ------
                                                          102,527         98,393
                                                          -------         ------

1.6.2 Personnel expenses (x NLG 1,000)

                                                                        TEN MONTH
                                                         YEAR ENDED    PERIOD ENDED
                                                        DECEMBER 31,   OCTOBER 31,
                                                            1995           1996
                                                        ------------   ------------
Wages and salaries....................................     24,635         23,838
Social charges........................................      4,316          3,920
Pension charges.......................................      1,204          1,067
                                                           ------         ------
                                                           30,155         28,825
Charged on by maintenance service.....................       (809)          (737)
                                                           ------         ------
                                                           29,346         28,088
                                                           ------         ------

Pension Plan

     Approximately 98% of the Company's employees are covered by a union sponsored collective bargaining, multiemployer defined benefit pension plan.

1.6.3 Employees

     During the year, the group employed on average 563 persons (1995: 551), spread over geographical areas as follows:

                                                                           TEN MONTH
                                                           YEAR ENDED     PERIOD ENDED
                                                          DECEMBER 31,    OCTOBER 31,
                                                              1995            1996
                                                          ------------    ------------
The Netherlands.......................................        293             277
Other European countries..............................        258             286
                                                              ---             ---
                                                              551             563
                                                              ---             ---

1.6.4 Depreciation (x NLG 1,000)

                                                                           TEN MONTH
                                                           YEAR ENDED     PERIOD ENDED
                                                          DECEMBER 31,    OCTOBER 31,
                                                              1995            1996
                                                          ------------    ------------
Buildings.............................................         726             629
Plant, machinery and equipment........................       4,498           3,375
Other fixed assets....................................         201             390
                                                             -----           -----
                                                             5,425           4,394
Release of investment grants..........................        (104)            (31)
                                                             -----           -----
                                                             5,321           4,363
                                                             -----           -----

1.6.5 Income taxes (x NLG 1,000)

     The income tax for the period ended October 31, 1996 consists of the following:

Deferred taxes..............................................      339
Current taxes...............................................    2,532
                                                                -----
                                                                2,871
                                                                -----

1.7 SUMMARY OF DIFFERENCES BETWEEN DUTCH AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     Brink's consolidated financial statements have been prepared in accordance with Dutch GAAP which differs in certain significant respects from U.S. GAAP. These differences relate principally to the following items, and the effect of the adjustments to group result and group equity which would be required under U.S. GAAP are set out in the tables below.

1.7.1 Purchase accounting

     Under Dutch GAAP, goodwill arising upon acquisition represents the difference between the book value of assets acquired and consideration paid, and is immediately written off against reserves. Under U.S. GAAP, goodwill represents the difference between fair value of assets acquired and consideration paid. Resulting goodwill is held as an intangible asset in the balance sheet and amortized over its estimated useful life, not to exceed 40 years.

Group Result

                                                                           TEN MONTH
                                                           YEAR ENDED     PERIOD ENDED
                                                          DECEMBER 31,    OCTOBER 31,
                                                              1995            1996
                                                          ------------    ------------
                                                           NLG 1,000       NLG 1,000
Group result reported under Dutch GAAP................       5,816           5,256
                                                             -----           -----
U.S. GAAP adjustments
  Depreciation........................................        (361)           (301)
  Amortization of goodwill............................        (262)           (218)
                                                             -----           -----
Pre-tax effect of U.S. GAAP adjustments...............        (623)           (519)
Tax effect of U.S. GAAP adjustments...................         125             105
                                                             -----           -----
Net effect of U.S. GAAP adjustments...................        (498)           (414)
                                                             -----           -----
Group result under U.S. GAAP..........................       5,318           4,842
                                                             -----           -----

Group equity

                                                               YEAR        TEN MONTHS
                                                              ENDED           ENDED
                                                           DECEMBER 31,    OCTOBER 31,
                                                               1995           1996
                                                           ------------    -----------
                                                            NLG 1,000       NLG 1,000
Group equity under Dutch GAAP..........................       28,039         33,294
                                                              ------         ------
U.S. GAAP adjustments:
  Goodwill.............................................        3,929          3,929
  Accumulated amortization.............................         (262)          (480)
  Fixed assets.........................................        2,563          2,563
  Accumulated depreciation.............................         (805)        (1,106)
  Deferred tax.........................................         (611)          (506)
                                                              ------         ------
     Net U.S. GAAP adjustments.........................        4,814          4,400
                                                              ------         ------
Group equity under U.S. GAAP...........................       32,853         37,694
                                                              ------         ------

                              2 OTHER INFORMATION

2.1 REPORT OF INDEPENDENT ACCOUNTANTS

     The report of the independent accountants is enclosed on page F-29 of this report.

2.2 PROVISIONS IN THE ARTICLES OF ASSOCIATION RE PROFIT APPROPRIATION

Article 19

     The profit available for distribution is at the disposal of the general meeting of shareholders. The general meeting of shareholders can allocate this profit in full or in part to the (general) reserves or other reserves, for the payment of bonuses and/or distribution of dividend.

     The company is only allowed to make payments to shareholders and other persons entitled to the profit available for distribution, insofar as the shareholders' equity exceeds the paid-up and called-in capital increased by the statutory reserves.

2.3 PROPOSED PROFIT APPROPRIATION

     It is proposed to the general meeting of shareholders that the profit for the period January 1 - October 31, 1996 of NLG 5,256 be added to the other reserves.

     In anticipation of the approval of the general meeting of shareholders, this proposal has already been processed in the financial statements.

2.4 EVENTS OCCURRED AFTER BALANCE SHEET DATE

     In August 1997, the Company executed a nonbinding letter of intent to acquire a manufacturer of towing systems.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Valley Industries, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations and shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Valley Industries, Inc. at August 5, 1997 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles. Those financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 7, on August 5, 1997, Valley Industries, Inc. sold certain net operating assets to Advanced Accessory Systems, LLC. The accompanying financial statements do not give effect to this transaction.

Price Waterhouse LLP

Bloomfield Hills, Michigan
December 5, 1997

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Valley Industries, Inc.

     We have audited the accompanying balance sheets of Valley Industries, Inc. as of December 31, 1995 and December 28, 1996, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Industries, Inc. at December 31, 1995, and December 28, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 28, 1996, in conformity with generally accepted accounting principles.

                                                   Ernst & Young LLP

Sacramento, California
March 10, 1997

                            VALLEY INDUSTRIES, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,    DECEMBER 28,    AUGUST 5,
                                                                   1995            1996          1997
                                                               ------------    ------------    ---------
                                                                        (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash.....................................................      $     6         $    34        $ 2,328
  Accounts and notes receivable, less allowance of $216,
     $288 and $246, respectively...........................        8,271          13,304         12,673
  Receivable from shareholders.............................           --              --             93
  Inventories:
     Raw materials.........................................        5,904           5,007          5,599
     Work in progress......................................        1,382           2,463          1,965
     Finished products.....................................        4,145           4,038          4,823
                                                                 -------         -------        -------
                                                                  11,431          11,508         12,387
     Less LIFO reserve.....................................          853             706            706
                                                                 -------         -------        -------
                                                                  10,578          10,802         11,681
  Prepaid expenses and other current assets................          753             849          1,151
                                                                 -------         -------        -------
       Total current assets................................       19,608          24,989         27,926
Property, plant and equipment:
  Land.....................................................          428             428            428
  Buildings and improvements...............................        2,470           2,588          2,596
  Machinery and equipment..................................        8,396          10,245         11,218
  Furniture and office equipment...........................        1,777           2,221          2,654
  Construction in progress.................................        1,477             701            901
                                                                 -------         -------        -------
                                                                  14,548          16,183         17,797
  Less accumulated depreciation and amortization...........        7,690           8,707          9,300
                                                                 -------         -------        -------
                                                                   6,858           7,476          8,497
Other assets...............................................          638             621            871
                                                                 -------         -------        -------
                                                                 $27,104         $33,086        $37,294
                                                                 =======         =======        =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable to bank.....................................      $ 6,815         $ 8,709        $13,721
  Accounts payable.........................................        8,494           9,996         11,952
  Accrued compensation.....................................          447           1,174            959
  Other accrued liabilities................................          701             749            860
  Current portion of long-term debt........................          691             777            692
                                                                 -------         -------        -------
       Total current liabilities...........................       17,148          21,405         28,184
Long-term debt.............................................        2,523           1,500          1,480
Note payable to shareholder................................        5,046           5,046          5,046
Commitments (Note 6)
Shareholders' equity:
  Common stock, no par value; 1,000 shares authorized, 555
     shares issued and outstanding.........................          443             443             --
  Class A voting common stock, no par value; 2,775 shares
     authorized, issued and outstanding....................           --              --             22
  Class B non-voting common stock, no par value; 52,725
     shares authorized, issued and outstanding.............           --              --            421
Shareholder note receivable................................         (200)           (117)            --
Retained earnings..........................................        2,144           4,809          2,141
                                                                 -------         -------        -------
       Total shareholders' equity..........................        2,387           5,135          2,584
                                                                 -------         -------        -------
                                                                 $27,104         $33,086        $37,294
                                                                 =======         =======        =======

              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.

                            STATEMENTS OF OPERATIONS

                                                                                            PERIOD FROM
                                                            YEAR ENDED      YEAR ENDED      DECEMBER 29,
                                                           DECEMBER 31,    DECEMBER 28,       1996 TO
                                                               1995            1996        AUGUST 5, 1997
                                                           ------------    ------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
Net sales..............................................      $65,277         $85,721          $53,510
Cost of products sold..................................       54,605          68,876           41,630
Selling and distribution expenses......................        4,828           5,559            4,560
General and administrative expenses....................        5,422           6,453            4,686
Product development costs..............................          479             301              352
                                                             -------         -------          -------
Operating income (loss)................................          (57)          4,532            2,282
Other income (expense):
  Interest expense.....................................         (897)           (892)            (587)
  Other, net...........................................           (9)             (5)            (125)
                                                             -------         -------          -------
Income (loss) before provision (benefit) for income
  taxes................................................         (963)          3,635            1,570
Provision (benefit) for income taxes...................         (163)            133              (11)
                                                             -------         -------          -------
Net income (loss)......................................      $  (800)        $ 3,502          $ 1,581
                                                             =======         =======          =======

              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
               YEARS ENDED DECEMBER 31, 1995, DECEMBER 28, 1996,
            AND THE PERIOD FROM DECEMBER 29, 1996 TO AUGUST 5, 1997

                                                                  SHAREHOLDER                    TOTAL
                                                        COMMON       NOTE        RETAINED    SHAREHOLDERS'
                                                        STOCK     RECEIVABLE     EARNINGS       EQUITY
                                                        ------    -----------    --------    -------------
                                                                      (DOLLARS IN THOUSANDS)
Balance at December 31, 1994........................     $151        $  --       $ 3,867        $ 4,018
Issuance of common stock for note receivable........      292         (292)           --             --
Dividends...........................................       --           --          (923)          (923)
Payments received on note receivable................       --           92            --             92
Net loss............................................       --           --          (800)          (800)
                                                         ----        -----       -------        -------
Balance at December 31, 1995........................      443         (200)        2,144          2,387
Dividends...........................................       --           --          (837)          (837)
Payments received on note receivable................       --           83            --             83
Net income..........................................       --           --         3,502          3,502
                                                         ----        -----       -------        -------
Balance at December 28, 1996........................      443         (117)        4,809          5,135
Dividends...........................................       --           --        (4,249)        (4,249)
Payments received on note receivable................       --          117            --            117
Net income..........................................       --           --         1,581          1,581
                                                         ----        -----       -------        -------
Balance at August 5, 1997...........................     $443        $  --       $ 2,141        $ 2,584
                                                         ====        =====       =======        =======

              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                            PERIOD FROM
                                                            YEAR ENDED      YEAR ENDED      DECEMBER 29,
                                                           DECEMBER 31,    DECEMBER 28,       1996 TO
                                                               1995            1996        AUGUST 5, 1997
                                                           ------------    ------------    --------------
                                                                       (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)......................................      $  (800)        $ 3,502          $ 1,581
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization........................          929           1,153              775
  Deferred income tax expense (benefit)................         (167)            135              (23)
  Net changes in operating assets and liabilities:
     Accounts, notes and shareholder receivable........         (550)         (5,033)             538
     Inventories.......................................         (386)           (224)            (879)
     Prepaid expenses and other current assets.........         (160)           (231)            (529)
     Accounts payable..................................        1,815           1,502            1,956
     Accrued compensation..............................           59             727             (215)
     Other accrued liabilities.........................           53              48              111
                                                             -------         -------          -------
     Net cash provided by operating activities.........          793           1,579            3,315
                                                             -------         -------          -------
INVESTING ACTIVITIES
Purchases of property, plant and equipment.............       (2,262)         (1,771)          (1,844)
Other, net.............................................            5              17               48
                                                             -------         -------          -------
     Net cash used in investing activities.............       (2,257)         (1,754)          (1,796)
                                                             -------         -------          -------
FINANCING ACTIVITIES
Net proceeds from notes payable to bank................        2,616           1,894            5,012
Proceeds of long-term debt.............................           --           2,650              251
Payments of long-term debt.............................         (327)         (3,587)            (356)
Payments received on note receivable from
  shareholder..........................................           92              83              117
Dividends paid.........................................         (923)           (837)          (4,249)
                                                             -------         -------          -------
Net cash provided by financing activities..............        1,458             203              775
                                                             -------         -------          -------
Net increase (decrease) in cash........................           (6)             28            2,294
Cash at beginning of period............................           12               6               34
                                                             -------         -------          -------
Cash at end of period..................................      $     6         $    34          $ 2,328
                                                             =======         =======          =======

              See accompanying notes to the financial statements.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Valley Industries, Inc. (the "Company") is engaged in the manufacture and marketing of automotive vehicle products (primarily trailer hitches and towing products) and sells to original equipment manufacturers and automotive aftermarket customers principally within the United States.

FISCAL YEAR

     The Company operates with a 52/53 week fiscal year ending on the last Saturday in December. The fiscal years ended December 28, 1996 and December 31, 1995 included 52 and 53 weeks, respectively.

INVENTORIES

     Inventories for the Company's Western division are carried at the lower of cost, as determined by the last-in, first-out (LIFO) method, or market. The current costs of LIFO inventories exceed their balance sheet carrying amount by $853, $706 and $706 at December 31, 1995, December 28, 1996, and August 5, 1997,
respectively. In 1996, inventory quantities at the Western division were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with current year costs. The effect of this liquidation was to increase net income by approximately $80 for the year ended December 28, 1996.

     Inventories for the Company's Eastern division are carried at the lower of cost, as determined by the first-in, first-out (FIFO) method, or market.

RECEIVABLE FROM SHAREHOLDERS

     Shareholder receivables represent costs associated with the sale of Valley Industries, Inc. of $93 which the Shareholders have agreed to pay.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost and depreciated or amortized on a straight-line basis over the estimated useful lives of the assets or the capital lease term, whichever is less. The estimated useful lives range from 5 to 20 years. Amortization of equipment recorded under capital leases is included in depreciation expense.

INCOME TAXES

     The Company has elected S corporation status for federal and state income tax purposes except for California income tax purposes for which the Company files its tax return as a C corporation. No provision has been made for federal income taxes in the accompanying financial statements because the federal income tax consequences of the Company's operations are the responsibility of the individual shareholders. The Company provided for income taxes in California and is subject to the Michigan Single Business Tax (MSBT). MSBT is based primarily on factors other than income, and accordingly, is classified as general and administrative expense.

     The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
REVENUE RECOGNITION

     Revenues are recognized when the product is shipped to the customer.

ADVERTISING COSTS

     The Company accounts for advertising costs as expense in the period in which incurred. Advertising expense for the years ended December 31, 1995 and December 28, 1996 was $499 and $622, respectively. Advertising expense for the period ended August 5, 1997 was $428.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     The Company manufactures and sells automotive vehicle products to companies in the automotive industry. The Company performs periodic credit evaluations of its customers and generally does not require collateral. At December 31, 1995, December 28, 1996, and August 5, 1997, primarily all of the Company's accounts receivable were from customers in the automotive industry. The Company believes that adequate provision for uncollectible accounts receivable has been made in the accompanying financial statements.

     Three customers accounted for approximately 21%, 15% and 11% of net sales for fiscal 1995, and approximately 22%, 16% and 14% of net sales for fiscal 1996. Three customers accounted for approximately 21%, 17% and 17% of net sales for the period ended August 5, 1997.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. FINANCING ARRANGEMENTS

NOTE PAYABLE TO BANK

     The Company has a revolving credit agreement with a bank that expires in April 1998. Pursuant to an amendment on March 10, 1997, the agreement provides for borrowings of up to $14,000 based upon specified percentages of eligible accounts receivable and inventory. Under the agreement, borrowings bear interest at either the bank's prime rate or a defined Eurodollar-based rate. At August 5, 1997, the outstanding borrowings of $13,721 bear interest at the bank's prime rate of 8.5%. The Company is subject to certain restrictive covenants under the revolving credit agreement, including, among other things, the maintenance of certain financial ratios, and restrictions on repayment of the note payable to shareholder, payment of dividends (except for tax distributions to the Company's shareholders), the sale or redemption of the Company's common stock and the incurrence of additional indebtedness. Substantially all of the Company's assets are pledged as collateral for borrowings under the revolving credit agreement.

     The term note payable to a bank (see "Long-Term Debt" below) is subject to the restrictive covenants and security arrangements discussed above. As explained in Note 7, the Company's outstanding debt at August 5, 1997 was repaid from the proceeds of the sale of certain of the Company's net operating assets.

NOTE PAYABLE TO SHAREHOLDER

     The note payable to shareholder is secured by the Company's Lodi facilities including land and building with a net book value at August 5, 1997 of approximately $1,365. Payments of principal on the note payable to

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

2. FINANCING ARRANGEMENTS -- (CONTINUED) shareholder were not made through August 4, 1997 due to the restrictive covenants under the Company's current and former revolving credit agreements. While the agreements with the Company's principal bank permit the payment of interest on the note payable to shareholder, the Company and the note holder have agreed to forego the payment or accrual of interest.

LONG-TERM DEBT

     Long-term debt consists of the following:

                                                               DECEMBER 31,    DECEMBER 28,    AUGUST 5,
                                                                   1995            1996          1997
                                                               ------------    ------------    ---------
Term note payable to a bank due in quarterly installments
  of principal of $194 through March 1998, and quarterly
  installments of principal of $113 from June 1998 to April
  2001; with interest at the bank's prime rate (8.5% at
  August 5, 1997)..........................................       $   --          $2,107        $2,032
Term note payable to a bank (refinanced in 1996)...........        1,800              --            --
Refinancing of previous revolving credit agreement.........          850              --            --
Capitalized lease obligation due in monthly installments of
  $6, including principal and interest imputed at 10.6%,
  through December 1999....................................          221             170           140
Other notes payable and capitalized lease obligations......          343              --            --
                                                                  ------          ------        ------
                                                                   3,214           2,277         2,172
Less current portion.......................................          691             777           692
                                                                  ------          ------        ------
                                                                  $2,523          $1,500        $1,480
                                                                  ======          ======        ======

     On March 10, 1997, the Company executed an amendment to the term note payable to a bank with an outstanding balance of $2,032 at August 5, 1997. In addition, the Company obtained a new term credit facility which provides for borrowings of up to $900 to fund a portion of certain planned capital expenditures. Borrowings under the new term equipment note are due in eight equal quarterly installments commencing September 1997. No borrowings have been made under the new term equipment note through August 5, 1997. The term note payable of $2,032 was repaid from the proceeds of the sale of certain of the Company's net operating assets as described in Note 7.

     Interest paid during 1995 and 1996 was $881 and $889, respectively. Interest paid during the period ended August 5, 1997 was $628.

3. SHAREHOLDERS' EQUITY

     On January 1, 1995, the Company sold 55 shares of common stock to its President in exchange for a note receivable in the amount of $292. The note receivable is due in ten annual installments of $29 commencing January 1, 2000, and bears interest payable annually at a variable rate of interest (approximately 6% at December 28, 1996). In addition, any cash dividend distributions on the related common stock are to be applied as a reduction of the note receivable balance. For 1995, 1996 and 1997, cash dividends of $92, $83 and $117, respectively, were applied against the note receivable balance.

     In connection with the issuance of common stock, the Company and the President have entered into an agreement which provides the Company the right of first refusal in the event the President attempts to sell or dispose of such shares. The Company's purchase option allows the Company to acquire the shares at the lesser of adjusted book value or a bona fide offer from a third party. Adjusted book value is defined as book value per

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

3. SHAREHOLDERS' EQUITY -- (CONTINUED)

share adjusted for the per share difference, if any, between the net book value and fair value of certain of the Company's real estate.

     In July 1997, the Company's Board of Directors approved an amendment to the Company's certificate of incorporation to create two new classes of common stock. Pursuant to the amendment, each existing share of common stock was exchanged for five shares of Class A voting common stock and ninety-five shares of Class B nonvoting common stock.

4. INCOME TAXES

     The income tax provision (benefit), which relates solely to California state taxes, consists of the following components (in thousands):

                                                       YEAR ENDED             PERIOD
                                               ---------------------------     ENDED
                                               DECEMBER 31,   DECEMBER 28,   AUGUST 5,
                                                   1995           1996         1997
                                               ------------   ------------   ---------
Current expense..............................     $   4           $ (2)        $103
Deferred expense (benefit) before benefit of
  net operating loss and California
  manufacturers' investment tax credit.......        (8)           215          (23)
Benefit of net operating loss carryforward...       (30)            --           --
California manufacturers' investment tax
  credit.....................................      (129)           (80)         (91)
                                                  -----           ----         ----
                                                  $(163)          $133         $(11)
                                                  =====           ====         ====

     The components of deferred tax assets are as follows:

                                               DECEMBER 31,   DECEMBER 28,   AUGUST 5,
                                                   1995           1996         1997
                                               ------------   ------------   ---------
Inventory....................................      $ 53           $ 50         $ 82
Accounts receivable..........................        20             14           12
California manufacturers' investment tax
  credit.....................................       128             23           --
Net operating loss carryforward..............        30             --           --
Accrued liabilities and other................        12             21           40
                                                   ----           ----         ----
                                                   $243           $108         $134
                                                   ====           ====         ====

     Cash paid for income taxes was $92 in 1995. There were no tax payments made during the year ended December 28, 1996, or the period ended August 5, 1997.

5. PENSION PLANS

DEFINED BENEFIT PENSION PLAN

     Effective December 31, 1995, the Company terminated its Defined Benefit Pension Plan (the "Benefit Plan") and settled the Benefit Plan's obligations through the purchase of annuity contracts and lump sum payments. The Benefit Plan was previously amended in August 1993 to freeze benefit accruals and restrict further participation in the Benefit Plan. The net effect of the termination of the Benefit Plan in 1995 was not significant, as a settlement gain of $56 was substantially offset by estimated special benefit distributions and

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

5. PENSION PLANS -- (CONTINUED)
expected plan expenses. In addition, the termination of the Benefit Plan did not have a significant effect on the Company's results of operations for the year ended December 28, 1996.

     Net pension income recognized for 1995, excluding the settlement gain described above, included the following components:

Service cost (benefits earned during the year)..............  $  --
Interest cost on projected benefit obligation...............     70
Actual (return) on plan assets..............................   (327)
Net amortization and deferral...............................    242
                                                              -----
Net pension (income)........................................  $ (15)
                                                              =====

     The expected long-term rate of return used in determining net pension income was 8.5% for 1995.

DEFINED CONTRIBUTION PLAN

     Effective January 1, 1993, substantially all employees became eligible to participate in a tax deferred investment plan (the "401(k) Plan") established by the Company. Effective November 1, 1995, the Company's former profit sharing plan was merged into the 401(k) Plan. The 401(k) Plan permits each participant to contribute up to 15% of compensation on a pre-tax basis, to a specified maximum amount per year. The Company, at its discretion, may make matching contributions. Matching contributions were approximately $31, $32 and $16 for 1995, 1996 and 1997 respectively.

6. LEASE COMMITMENTS

     In May 1993, the Company sold the land and building relating to its principal operating facility in Michigan for $1,450 cash to Valley Industries Realty, L.P. (the "Partnership"), a related party. Concurrent with the sale, the Company leased the facilities back from the Partnership through December 31, 2002. The lease requires minimum monthly rentals of approximately $15, with escalations in certain circumstances. At August 5, 1997, the Company is obligated to pay minimum lease payments of approximately $84 for the remaining period of 1997, and approximately $180 in each of the five years ending December 31, 2002. The lease arrangement has been accounted for as an operating lease.

     The Company also leases certain machinery, equipment and facilities under agreements which expire at various dates through 2002. At August 5, 1997, annual minimum lease and rental payments for all capital leases and noncancellable operating leases are as follows:

                                                                CAPITAL    OPERATING
                                                                LEASES      LEASES
                                                                -------    ---------
1997........................................................     $ 28       $  274
1998........................................................       68          634
1999........................................................       64          527
2000........................................................       --          473
2001........................................................       --          401
Thereafter..................................................       --          290
                                                                 ----       ------
                                                                  160       $2,599
                                                                            ======
Less amount representing interest...........................      (20)
                                                                 ----
Present value of net minimum lease payments.................     $140
                                                                 ====

                            VALLEY INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

6. LEASE COMMITMENTS -- (CONTINUED)
     During 1995, the Company capitalized equipment of $88, which represents the present value of the net minimum lease payments on capitalized lease obligations (none in 1996 or 1997).

     Rental expense for 1995 and 1996 was approximately $468 and $453, respectively. Rental expense for the period ended August 5, 1997 was $295.

7. SUBSEQUENT EVENTS

     On August 5, 1997, the net operating assets of the Company were acquired by Advanced Accessory Systems, LLC. The Company's outstanding debt at August 5, 1997 was repaid from the proceeds of the sale. In conjunction with the sale of the Company, in July 1997 management and other bonuses aggregating approximately $900 were paid. The associated expense is included within general and administrative expenses for the period ended August 5, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Ellebi S.p.A.

     In our opinion, the accompanying balance sheets and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of the towbar segment of Ellebi S.p.A. (the Company), at December 31, 1997, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with U.S. generally accepted accounting principles. These financial statements are the responsibility of the management of the Company; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with U.S. generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     The Company, as disclosed in Note 1 to the accompanying financial statements, is a division of Ellebi S.p.A. and has extensive transactions and relationships with Ellebi S.p.A. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

     As discussed in Note 9, on January 2, 1998, Ellebi S.p.A. sold certain net assets of the Company to Brink International B.V. The accompanying financial statements do not give effect to this purchase transaction.

AXIS S.r.1.

Reggio Emilia, Italy
March 13, 1998

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                                 BALANCE SHEETS
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)

                                                                    DECEMBER 31,
                                                              ------------------------
                                                               1995     1996     1997
                                                               ----     ----     ----
ASSETS
Current assets
  Cash and cash equivalents.................................   1,781      558       10
  Trade receivables, less allowance of 147, 248 and 248 at
     December 31, 1995, 1996 and 1997, respectively.........   6,471    6,337    7,113
  Other receivables, less allowance of 142 at December 31,
     1995, 1996 and 1997, respectively......................     554      482      627
  Inventories...............................................  14,308   17,015   15,926
                                                              ------   ------   ------
     Total current assets...................................  23,114   24,392   23,676
Property, plant and equipment, net..........................   3,221    4,632    4,733
Receivables from associated company.........................      --       71       71
Other receivables...........................................       4        4      113
Intangible assets...........................................      22      103       57
                                                              ------   ------   ------
     TOTAL ASSETS...........................................  26,361   29,202   28,650
                                                              ======   ======   ======
LIABILITIES AND ELLEBI S.P.A. INVESTMENT
Current liabilities
  Trade payables............................................   8,281    5,913    3,876
  Tax payable...............................................   1,336    1,796    2,707
  Social Security payable...................................     300      311      345
  Other payables............................................   1,603    1,104    1,237
                                                              ------   ------   ------
     Total current liabilities..............................  11,520    9,124    8,165
Agents severance fund.......................................     421      462      380
Termination indemnity.......................................   1,551    1,780    1,769
                                                              ------   ------   ------
     TOTAL LIABILITIES......................................  13,492   11,366   10,314
                                                              ------   ------   ------
Ellebi S.p.A. investment....................................  12,869   17,836   18,336
                                                              ------   ------   ------
     TOTAL LIABILITIES AND ELLEBI S.P.A. INVESTMENT.........  26,361   29,202   28,650
                                                              ======   ======   ======

              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                            STATEMENTS OF OPERATIONS
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1995     1996     1997
                                                               ----     ----     ----
Net sales...................................................  31,301   32,541   36,378
Cost of sales...............................................  20,521   20,547   21,180
                                                              ------   ------   ------
  Gross profit..............................................  10,780   11,994   15,198
Selling, general and product development expenses...........   6,517    6,187    6,988
                                                              ------   ------   ------
  Operating income..........................................   4,263    5,807    8,210
Other income (expense)......................................       2     (173)     (37)
                                                              ------   ------   ------
  Income before provision for income taxes..................   4,265    5,634    8,173
Taxes on income.............................................   2,270    3,130    4,460
                                                              ------   ------   ------
  Net income................................................   1,995    2,504    3,713
                                                              ======   ======   ======

              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                            STATEMENTS OF CASH FLOWS
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1995     1996     1997
                                                               ----     ----     ----
Net income..................................................   1,995    2,504    3,713
Adjustments to reconcile net income to net cash provided by
  operating activities
  Depreciation and amortization.............................   1,306    1,141      823
  Termination indemnity provision...........................     330      322      323
  Changes in assets and liabilities
     Trade receivables......................................      74      134     (776)
     Other receivables......................................     146       72     (145)
     Inventories............................................  (5,432)  (2,707)   1,089
     Trade, tax and social security payables................   1,335   (1,897)  (1,092)
     Other payables.........................................     282     (499)     133
     Agents severance fund..................................     (40)      41      (82)
     Other, net.............................................     (87)     (93)    (282)
                                                              ------   ------   ------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES....     (91)    (982)   3,704
                                                              ------   ------   ------
CASH FLOW FROM INVESTING ACTIVITIES
Intangible asset additions..................................      --     (147)     (22)
Property, plant and equipment additions.....................  (2,658)  (2,486)    (909)
Other.......................................................      --      (71)    (108)
                                                              ------   ------   ------
     NET CASH USED IN INVESTING ACTIVITIES..................  (2,658)  (2,704)  (1,039)
                                                              ------   ------   ------
CASH FLOW FROM FINANCING ACTIVITIES
Dividends paid..............................................    (797)    (227)      --
Increase (decrease) in Ellebi S.p.A. investment.............     707    2,690   (3,213)
                                                              ------   ------   ------
  NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.......     (90)   2,463   (3,213)
                                                              ------   ------   ------
Net decrease in cash........................................  (2,839)  (1,223)    (548)
Cash at beginning of year...................................   4,620    1,781      558
                                                              ------   ------   ------
Cash at end of year.........................................   1,781      558       10
                                                              ======   ======   ======

              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                STATEMENT OF CHANGES IN ELLEBI S.P.A. INVESTMENT
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)

                                                              YEAR ENDED DECEMBER 31,
                                                              ------------------------
                                                               1995     1996     1997
                                                               ----     ----     ----
BEGINNING ELLEBI S.P.A. INVESTMENT..........................  10,964   12,869   17,836
Net income..................................................   1,995    2,504    3,713
Intercompany activity.......................................     707    2,690   (3,213)
Dividends paid..............................................    (797)    (227)      --
                                                              ------   ------   ------
ENDING ELLEBI S.P.A. INVESTMENT.............................  12,869   17,836   18,336
                                                              ======   ======   ======

              See accompanying notes to the financial statements.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

                         NOTES TO FINANCIAL STATEMENTS
                     (AMOUNTS IN MILLIONS OF ITALIAN LIRA)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The towbar segment of Ellebi S.p.A. (the "Company"), is a manufacturer and distributor of trailers, towbars, accessories and spare parts. The financial statements have been prepared on a carve-out basis and present the historical financial position, results of operations and cash flows of the Company previously included in the financial statements of Ellebi S.p.A. The Company's financial information included herein is not necessarily indicative of its financial position, results of operations and cash flows in the future, or of the results which would have been reported if the Company had operated as an unaffiliated enterprise.

SIGNIFICANT ESTIMATES

     The preparation of combined financial statements on a carve-out basis in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue from product sales is recognized at the time of shipment to the customer, which represents the moment when ownership passes.

CONCENTRATION OF CREDIT RISK

     Financial instruments, which potentially expose the Company to a concentration of credit risk, consist primarily of accounts receivable. The Company does not require collateral from its customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed. At December 31, 1995, 1996 and 1997, approximately 29%, 41% and 41%, respectively, of trade accounts receivable were from the Company's ten major customers. For the same years the major customer (Fiat Auto S.p.A.) represented 19%, 28% and 25%, respectively, of trade accounts receivable.

FINANCIAL INSTRUMENTS

     The carrying value of the Company's financial instruments, comprising cash, accounts receivable, accounts payable and accrued liabilities, approximate their fair values.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and on deposit.

RECEIVABLES

     Receivables are stated at face value reduced to their estimated realizable value by the allowance for doubtful accounts.

INVENTORIES

     Inventories are carried at the lower of cost, as determined per item by the last-in-first-out (LIFO) method, or market. Inventories are periodically reviewed and reserves established for excess and obsolete items.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The allowance for doubtful trade receivables is provided for based on specific identification.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are carried at cost and depreciated using estimated useful lives. Depreciation is computed on the straight-line method. Maintenance and repairs costs are charged to expense as incurred. Plant and equipment additions and improvements are capitalized. Yearly depreciation rates are as follows:

Plant and machinery.........................................  10%
Equipment and tools (molds).................................  25%
Cars........................................................  25%
Furniture...................................................  12%
Computers...................................................  20%
Vans........................................................  20%

     Management believes that there are no impairments of property, plant and equipment or other long-lived assets at December 31, 1997.

INTANGIBLE ASSETS

     Intangible assets are carried at cost and amortized on the straight-line method over their estimated useful lives.

RESEARCH, DEVELOPMENT AND ENGINEERING

     Research, development and engineering costs are charged to expense as incurred. These costs for the years ended December 31, 1995, 1996 and 1997 were 1,110, 1,150 and 1,350, respectively.

DEFERRED COMPENSATION

     All employees are covered by a plan required under Italian law and labor contracts which grants a termination indemnity based on compensation and years of service. The Company accrues the amount due to each employee, based on the relevant factors at year-end.

TRANSACTIONS IN FOREIGN CURRENCIES

     Transactions in foreign currencies are recorded using the exchange rates in effect at the transaction dates. Exchange gains or losses realized during the year are included in the statement of income. The effect of translation of foreign currency receivables and payables using year-end rates are reported as other payables in the balance sheet.

INCOME TAXES

     The Company is included in the income tax return of Ellebi S.p.A. In preparing its financial statements, the Company has determined its tax provision on a separate return basis and the resulting liability is settled on an intercompany basis. There are no temporary differences that give rise to deferred taxes.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

2. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS

     The profit and loss accounts are prepared based upon an allocation of costs between Ellebi S.p.A. and the Company. The allocation of costs has been prepared taking into account the activities of the Company and of Ellebi S.p.A. and also under the assumption that the segments were separate and that each segment should carry its own direct operating costs.

     Management believes that the methods utilized to allocate costs to the Company, as discussed above, are reasonable. However, the terms of transactions between the Company and Ellebi S.p.A., including allocated costs, may differ from those that would result from transactions with unrelated parties.

3. NET SALES

     Classification of net sales is as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                          --------------------------
                                                           1995      1996      1997
                                                           ----      ----      ----
Towbars -- aftermarket................................    13,915    15,610    16,946
Towbars -- OEM........................................     3,876     4,844     5,939
Trailers..............................................    10,126     9,381    10,894
Accessories and spare parts...........................     3,769     3,178     3,106
Other.................................................       287        96       233
Bonuses to customer...................................      (672)     (568)     (740)
                                                          ------    ------    ------
                                                          31,301    32,541    36,378
                                                          ======    ======    ======

4. TAXES ON INCOME

     Current income tax expense for the three years ended December 31, 1997 was calculated at a rate of 53.2% on taxable income. Current income tax expense included in the statements of operations are as follows:

                                                             YEAR ENDED DECEMBER 31,
                                                             -----------------------
                                                             1995     1996     1997
                                                             ----     ----     ----
Income before taxes......................................    4,265    5,634    8,173
Non deductible costs.....................................       --      252      207
                                                             -----    -----    -----
                                                             4,265    5,886    8,380
                                                             -----    -----    -----
Tax charge...............................................    2,270    3,130    4,460
                                                             =====    =====    =====

5. INVENTORIES

     The difference between LIFO and current valuation as of December 31, 1997, 1996 and 1995 is 2,770, 3,670 and 3,690, respectively.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

6. ACCOUNT BALANCES

     Account balances included in the balance sheet are comprised of the following:

                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                 1995       1996       1997
                                                                 ----       ----       ----
CASH AND CASH EQUIVALENTS
Banks and postal deposit....................................      1,761        550         --
Cash on hand................................................         20          8         10
                                                                -------    -------    -------
                                                                  1,781        558         10
                                                                =======    =======    =======
OTHER RECEIVABLES
Due from personnel..........................................          4         20          6
Due from sales agents.......................................        329        266        397
Due from freight forwarders.................................        214        167        209
Due from suppliers..........................................          7         23         10
Other.......................................................        142        148        147
Allowance for doubtful accounts.............................       (142)      (142)      (142)
                                                                -------    -------    -------
                                                                    554        482        627
                                                                =======    =======    =======
INVENTORIES VALUED AT LIFO
Raw materials and supplies..................................      5,561      4,664      2,846
Work-in-process.............................................      4,052      6,133      6,491
Finished goods and merchandise..............................      4,965      6,425      6,793
Allowance for obsolescence and slow-moving items............       (270)      (207)      (204)
                                                                -------    -------    -------
                                                                 14,308     17,015     15,926
                                                                =======    =======    =======
PROPERTY, PLANT AND EQUIPMENT
Plant and machinery.........................................      7,966      9,198     10,050
Molds, jigs and other tools.................................      8,738      9,282      9,476
Other fixed assets..........................................      2,137      2,180      2,283
Assets under construction and advances......................        136         44          8
Accumulated depreciation....................................    (15,756)   (16,072)   (17,084)
                                                                -------    -------    -------
                                                                  3,221      4,632      4,733
                                                                =======    =======    =======
TAXES PAYABLE
Income taxes................................................      1,107      1,483      2,325
Tax on equity...............................................         63         57         30
V.A.T. tax..................................................         --         55        150
Withholding tax.............................................        166        201        202
                                                                -------    -------    -------
                                                                  1,336      1,796      2,707
                                                                =======    =======    =======
OTHER PAYABLES
Due to customers............................................        671        567        740
Due to workers..............................................        440        478        444
Other.......................................................        492         59         53
                                                                -------    -------    -------
                                                                  1,603      1,104      1,237
                                                                =======    =======    =======

7. ELLEBI S.P.A. INVESTMENT

     The Ellebi S.p.A. investment balance represents the cumulative activity from transactions between the Company and Ellebi S.p.A.

                        TOWBAR SEGMENT OF ELLEBI S.P.A.

8. LEASE COMMITMENTS

     The Company leases certain buildings under operating lease agreements. Rent charged from Ellebi S.p.A. to the Company approximates 750 annually.

9. SUBSEQUENT EVENT (UNAUDITED)

     On January 2, 1998, Ellebi S.p.A. sold substantially all of the net assets of the Company to Brink International B.V. for approximately 35,000, subject to certain post-closing adjustments. The accompanying financial statements do not give effect to this transaction.

=========================================================

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
Available Information...................      3
Prospectus Summary......................      4
Risk Factors............................     17
The Exchange Offer......................     23
Use of Proceeds.........................     31
Capitalization..........................     32
Unaudited Pro Forma Financial
  Information...........................     33
Selected Historical Financial Data......     38
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................     40
Business................................     49
Management..............................     59
Security Ownership of Certain Beneficial
  Owners and Management.................     64
Limited Liability Company Agreement.....     65
Certain Transactions....................     66
Description of the Credit Facilities....     66
Description of the Notes................     68
Certain United States Federal Income Tax
  Consequences..........................     99
Plan of Distribution....................     99
Legal Matters...........................    101
Experts.................................    101
Index to Financial Statements...........    F-1

=========================================================
=========================================================

                        $125,000,000

              ADVANCED ACCESSORY SYSTEMS, LLC

                  AAS CAPITAL CORPORATION

                   9 3/4% SERIES B SENIOR
                SUBORDINATED NOTES DUE 2007

                  ------------------------
                         PROSPECTUS
                  ------------------------

                                  , 1998

=========================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of Capital Corp and AAS Holdings, Inc. provide that the directors of Capital Corp and AAS Holdings, Inc., individually or collectively, shall not be held personally liable to Capital Corp or AAS Holdings, Inc. (as the case may be) or their respective stockholders for monetary damages for breaches of fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to Capital Corp or AAS Holdings, Inc. (as the case may be) or their respective stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under Section 174 of the General Corporation Law of the State of Delaware or (4) for any transaction from which the director derived an improper personal benefit. The by-laws of Capital Corp and AAS Holdings, Inc. provide for indemnification of their respective officers and directors to the full extent authorized by law.

     Section 18-108 of the Delaware Limited Liability Company Act (the "Act") provides that, subject to such standards and restrictions, if any, as are set forth in a limited liability company's operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Bylaws of AAS, SportRack, LLC and Valley Industries, LLC provide that AAS, SportRack, LLC and Valley Industries, LLC shall, to the fullest extent authorized under the Act, indemnify and hold harmless against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered, any manager or officer of AAS, SportRack, LLC or Valley Industries, LLC, as the case may be, including indemnification for negligence or gross negligence but excluding indemnification (i) for acts or omissions involving actual fraud or willful misconduct or (ii) with respect to any transaction from which the indemnitee derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS.

  3.1    Amended and Restated Certificate of Formation of AAS
  3.2    Second Amended and Restated Operating Agreement of AAS
  3.3    Amended Bylaws of AAS
  3.4    Certificate of Incorporation of Capital Corp.
  3.5    Bylaws of Capital Corp.
  4.1    Indenture dated as of October 1, 1997 for the Notes
         (including the form of New Note attached as Exhibit B thereto) among the Issuers, the Guarantors named therein and First Union National Bank, as Trustee
  5.1    Opinion of O'Sullivan Graev & Karabell, LLP
 10.1    Asset Purchase Agreement among MascoTech Automotive Systems
         Group, Inc., MascoTech Accessories, Inc. and Advanced
         Accessory Systems, LLC dated as of September 28, 1995
 10.2 Agreement for the Sale and Purchase of Shares in Brink BV dated October 30, 1996 among AAS Holdings, Inc., AAS
         Holdings, LLC, Brink Holding BV and Brink BV
 10.3    Asset Purchase Agreement among Bell Sports Corp., Bell
         Sports Canada, Inc. and Advanced Accessory Systems Canada
         Inc./Les Systemes d'Accessoire Advanced Canada Inc. dated as of July 2, 1997
 10.4    Stock Purchase Agreement dated July 24, 1997 among Robert
         Boulard and Alan Hamer and Advanced Accessory Systems Canada
         Inc. / Les Systems d'Accessoire Advanced Canada Inc.
 10.5    Asset Purchase Agreement among Valley Industries, LLC,
         Valley Industries, Inc., certain affiliates of Valley
         Industries, Inc., Robert L. Fisher and Roger T. Morgan dated as of August 5, 1997
 10.6    Preliminary Agreement for the Transfer of a Business dated
         December 16, 1997 between Ellebi S.p.A. and Brink Italia
         S.r.1. and Brink International B.V.
 10.7    Second Amended and Restated Credit Facility among AAS,
         SportRack, LLC, Brink International BV, Brink BV and Valley
         Industries, LLC, as Borrowers, NBD Bank as Administrative
         Agent and Documentation and Collateral Agent and The Chase
         Manhattan Bank as Co-Administrative Agent and Syndication
         Agent dated August 5, 1997.
 10.8    First Amended and Restated Credit Agreement among SportRack
         International, Inc. and First Chicago NBD Bank, Canada, The
         Chase Manhattan Bank of Canada and The Bank of Nova Scotia dated as of March 19, 1998.
 10.9    Employment Agreement between AAS and Richard Borghi dated
         September 28, 1995.
 10.10   Employment Agreement between AAS and Marshall Gladchun dated
         September 28, 1995.
 10.11   Management Consulting Agreement between AAS and Barry
         Banducci dated September 28, 1995.
 10.12   Management Consulting Agreement between AAS and F. Alan
         Smith dated September 28, 1995.
 10.13   Employment Agreement between AAS and Terence C. Seikel dated
         January 22, 1996.
 10.14   Employment Agreement between AAS and Roger T. Morgan dated
         August 5, 1997.
 10.15 Employment Agreement between Brink B.V. and Gerrit de Graaf dated November 1, 1996.
 10.16   Management Consulting Agreement between AAS and Les
         Placements Jean Maynard Inc. dated July 2, 1997.
 10.17   Lease dated as of January 24, 1997 between Valley Industries
         Realty, L.P. and Valley Industries, Inc.
 10.18   Addendum to Sublease dated as of July 2, 1997 between Bell
         Sports Canada, Inc. and SportRack International, Inc.
         (formerly known as Advanced Accessory Systems Canada
         Inc./Les Systems d'Accessoire Advanced Canada Inc.).

    10.19  Lease dated May 25, 1994 between VBG Towbars AB and VBG Produkter AB.
    10.20  Lease Agreement for commercial use between Ellebi S.p.A. and Brink Italia S.r.l.
    10.21  Registration Rights Agreement dated September 25, 1997 by and among Advanced Accessory Systems, LLC, AAS
           Capital Corporation, the Guarantors named therein and Chase Securities, Inc. and First Chicago Capital
           Markets, Inc.
    12.1   Statement re: computation of ratios
    21.1   Subsidiaries of the Registrant
    23.1   Consent of O'Sullivan Graev & Karabell, LLP (included in Exhibit 5.1)
   *23.2   Consent of Price Waterhouse LLP
   *23.3   Consent of Price Waterhouse LLP
   *23.4   Consent of Price Waterhouse LLP
   *23.5   Consent of Coopers & Lybrand N.V.
   *23.6   Consent of Ernst & Young LLP
   *23.7   Consent of AXIS S.r.l.
    24.1   Powers of Attorney (included on the signature pages)
    25.1   Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of First Union National
           Bank as Trustee
    27.1   Financial Data Schedule
    99.1   Form of Letter of Transmittal
    99.2   Form of Notice of Guaranteed Delivery
    99.3   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
    99.4   Form of Letter to Clients


-------------------------
* Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES:

     SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore have been omitted.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrants pursuant to the DGCL, the Act, the Certificate of Incorporation and Bylaws of Capital Corp., the Certificate of Formation, Operating Agreement and Bylaws of AAS, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 1998.


                                          ADVANCED ACCESSORY SYSTEMS, LLC

                                          By:     /s/ TERENCE C. SEIKEL

                                            ------------------------------------
                                          Name:  Terence C. Seikel
                                          Title: Vice President of Finance and
                                                 Administration


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed as of the 9th day of June, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Manager (principal executive
-----------------------------------------------------       officer)
                Marshall D. Gladchun

                /s/ TERENCE C. SEIKEL                       Vice President of Finance and Administration
-----------------------------------------------------       and Chief Financial Officer (principal
                  Terence C. Seikel                         financial and accounting officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                                 Manager
-----------------------------------------------------
                  Donald J. Hofmann

                          *                                 Manager
-----------------------------------------------------
                   Roger T. Morgan

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 1998.


                                          AAS CAPITAL CORPORATION

                                          By:     /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed as of the 9th day of June, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (principal executive officer)
-----------------------------------------------------
                  Donald J. Hofmann

                /s/ TERENCE C. SEIKEL                       Treasurer and Director (principal financial
-----------------------------------------------------       and accounting officer)
                  Terence C. Seikel

                          *                                 Director
-----------------------------------------------------
                  John J. Daileader

             *By: /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 1998.


                                          AAS HOLDINGS, INC.

                                          By: /s/ TERENCE C. SEIKEL

                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed as of the 9th day of June, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Director (principal executive
-----------------------------------------------------       officer)
                Marshall D. Gladchun

                /s/ TERENCE C. SEIKEL                       Chief Financial Officer (principal financial
-----------------------------------------------------       and accounting officer)
                  Terence C. Seikel

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Director
-----------------------------------------------------
                   Barry Banducci

                          *                                 Director
-----------------------------------------------------
                  Donald J. Hofmann

              By: /s/ TERENCE C. SEIKEL
  -------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 1998.


                                          SPORTRACK, LLC

                                          By: /s/ TERENCE C. SEIKEL

                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Vice President of Finance and
                                              Administration


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed as of the 9th day of June, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (principal executive officer)
-----------------------------------------------------
                Marshall D. Gladchun

                /s/ TERENCE C. SEIKEL                       Vice President of Finance and Administration
-----------------------------------------------------       Chief Financial Officer (principal financial
                  Terence C. Seikel                         and accounting officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                  Donald J. Hofmann

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 1998.


                                          VALLEY INDUSTRIES, LLC

                                          By: /s/ TERENCE C. SEIKEL

                                            ------------------------------------
                                            Name: Terence C. Seikel
                                            Title: Vice President of Finance and
                                              Administration


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed as of the 9th day of June, 1998 by the following persons in the capacity indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            President (principal executive officer)
-----------------------------------------------------
                   Roger T. Morgan

                /s/ TERENCE C. SEIKEL                  Vice President of Finance and Administration
-----------------------------------------------------  and Chief Financial Officer (principal
                  Terence C. Seikel                    financial and accounting officer)

                          *                            Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                            Manager
-----------------------------------------------------
                   Barry Banducci

                          *                            Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                            Manager
-----------------------------------------------------
                  Marshall Gladchun

                          *                            Manager
-----------------------------------------------------
                  Donald J. Hofmann

                          *                            Manager
-----------------------------------------------------
                   Roger T. Morgan

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 1998.


                                          VALTEK, LLC

                                          By:     /s/ TERENCE C. SEIKEL

                                            ------------------------------------
                                          Name:  Terence C. Seikel
                                          Title: Vice President of Finance and
                                                 Administration and Chief
                                                 Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed as of the 9th day of June, 1998 by the following persons in the capacity indicated.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chief Executive Officer and Manager
-----------------------------------------------------       (principal executive officer)
                Marshall D. Gladchun

                /s/ TERENCE C. SEIKEL                       Vice President of Finance and Administration
-----------------------------------------------------       and Chief Financial Officer (principal
                  Terence C. Seikel                         financial and accounting officer)

                          *                                 Chairman of the Board of Managers
-----------------------------------------------------
                    F. Alan Smith

                          *                                 Manager
-----------------------------------------------------
                   Barry Banducci

                          *                                 Manager
-----------------------------------------------------
                Gerard Jacobus Brink

                          *                                 Manager
-----------------------------------------------------
                  Donald J. Hofmann

                          *                                 Manager
-----------------------------------------------------
                   Roger T. Morgan

        *By:           /s/ TERENCE C. SEIKEL
  ------------------------------------------------
         Terence C. Seikel, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
   3.1       Amended and Restated Certificate of Formation of AAS
   3.2       Second Amended and Restated Operating Agreement of AAS
   3.3       Amended Bylaws of AAS
   3.4       Certificate of Incorporation of Capital Corp.
   3.5       Bylaws of Capital Corp.
   4.1       Indenture dated as of October 1, 1997 for the Notes
             (including the form of New Note attached as Exhibit B
             thereto) among the Issuers, the Guarantors named therein and
             First Union National Bank, as Trustee
   5.1       Opinion of O'Sullivan Graev & Karabell, LLP
  10.1       Asset Purchase Agreement among MascoTech Automotive Systems
             Group, Inc., MascoTech Accessories, Inc. and Advanced
             Accessory Systems, LLC dated as of September 28, 1995
  10.2       Agreement for the Sale and Purchase of Shares in Brink BV
             dated October 30, 1996 among AAS Holdings, Inc., AAS
             Holdings, LLC, Brink Holding BV and Brink BV
  10.3       Asset Purchase Agreement among Bell Sports Corp., Bell
             Sports Canada, Inc. and Advanced Accessory Systems Canada
             Inc./Les Systemes d'Accessoire Advanced Canada Inc. dated as of July 2, 1997
  10.4       Stock Purchase Agreement dated July 24, 1997 among Robert
             Boulard and Alan Hamer and Advanced Accessory Systems Canada
             Inc. / Les Systems d'Accessoire Advanced Canada Inc.
  10.5       Asset Purchase Agreement among Valley Industries, LLC,
             Valley Industries, Inc., certain affiliates of Valley
             Industries, Inc., Robert L. Fisher and Roger T. Morgan dated as of August 5, 1997
  10.6       Preliminary Agreement for the Transfer of a Business dated
             December 16, 1997 between Ellebi S.p.A. and Brink Italia
             S.r.1. and Brink International B.V.
  10.7       Second Amended and Restated Credit Facility among AAS,
             SportRack, LLC, Brink International BV, Brink BV and Valley
             Industries, LLC, as Borrowers, NBD Bank as Administrative
             Agent and Documentation and Collateral Agent and The Chase
             Manhattan Bank as Co-Administrative Agent and Syndication
             Agent dated August 5, 1997.
  10.8       First Amended and Restated Credit Agreement among SportRack
             International, Inc. and First Chicago NBD Bank, Canada, The
             Chase Manhattan Bank of Canada and The Bank of Nova Scotia
             dated as of March 19, 1998.
  10.9       Employment Agreement between AAS and Richard Borghi dated
             September 28, 1995.
  10.10      Employment Agreement between AAS and Marshall Gladchun dated
             September 28, 1995.
  10.11      Management Consulting Agreement between AAS and Barry
             Banducci dated September 28, 1995.
  10.12      Management Consulting Agreement between AAS and F. Alan
             Smith dated September 28, 1995.
  10.13      Employment Agreement between AAS and Terence C. Seikel dated
             January 22, 1996.
  10.14      Employment Agreement between AAS and Roger T. Morgan dated
             August 5, 1997.
  10.15      Employment Agreement between Brink B.V. and Gerrit de Graaf dated November 1, 1996.
  10.16      Management Consulting Agreement between AAS and Les
             Placements Jean Maynard Inc. dated July 2, 1997.
  10.17      Lease dated as of January 24, 1997 between Valley Industries
             Realty, L.P. and Valley Industries, Inc.

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
  10.18      Addendum to Sublease dated as of July 2, 1997 between Bell
             Sports Canada, Inc. and SportRack International, Inc.
             (formerly known as Advanced Accessory Systems Canada Inc./
             Les Systems d'Accessoire Advanced Canada Inc.).
  10.19      Lease dated May 25, 1994 between VBG Towbars AB and VBG
             Produkter AB.
  10.20      Lease Agreement for commercial use between Ellebi S.p.A. and
             Brink Italia S.r.l.
  10.21      Registration Rights Agreement dated September 25, 1997 by
             and among Advanced Accessory Systems, LLC, AAS Capital
             Corporation, the Guarantors named therein and Chase
             Securities, Inc. and First Chicago Capital Markets, Inc.
  12.1       Statement re: computation of ratios
  21.1       Subsidiaries of the Registrant
  23.1       Consent of O'Sullivan Graev & Karabell, LLP (included in
             Exhibit 5.1)
 *23.2       Consent of Price Waterhouse LLP
 *23.3       Consent of Price Waterhouse LLP
 *23.4       Consent of Price Waterhouse LLP
 *23.5       Consent of Coopers & Lybrand N.V.
 *23.6       Consent of Ernst & Young LLP
 *23.7       Consent of AXIS S.r.l.
  24.1       Powers of Attorney (included on the signature pages)
  25.1       Statement of Eligibility and Qualifications under the Trust
             Indenture Act of 1939 of First Union National Bank as
             Trustee
  27.1       Financial Data Schedule
  99.1       Form of Letter of Transmittal
  99.2       Form of Notice of Guaranteed Delivery
  99.3       Form of Letter to Brokers, Dealers, Commercial Banks, Trust
             Companies and Other Nominees
  99.4       Form of Letter to Clients


-------------------------
* Filed herewith.

                        ADVANCED ACCESSORY SYSTEMS, LLC

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996,
      AND FOR THE PERIOD FROM SEPTEMBER 28, 1995 THROUGH DECEMBER 31, 1995

                                                                ADDITIONS
                                                        -------------------------
                                         BALANCE AT     CHARGED TO    CHARGED TO
                                        BEGINNING OF    COSTS AND        OTHER                     BALANCE AT
                                            YEAR         EXPENSES     ACCOUNTS(1)    WRITE-OFFS    END OF YEAR
                                        ------------    ----------    -----------    ----------    -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  For the year ended December 31,
     1997.............................   $  605,000      $458,000     $  734,000      $ 98,000     $1,699,000
     1996.............................      368,000        54,000        268,000        85,000        605,000
  For the period from September 28,
     1995 through December 31, 1995...      354,000        14,000             --            --        368,000
ALLOWANCE FOR INVENTORY OBSOLESCENCE
  AND LOWER OF COST OR MARKET RESERVE
  For the year ended December 31,
     1997.............................   $1,579,000      $423,000     $1,303,000      $715,000     $2,590,000
     1996.............................      564,000        70,000      1,173,000       228,000      1,579,000
  For the period from September 28,
     1995 through December 31, 1995...      456,000       108,000             --            --        564,000
ALLOWANCE FOR REIMBURSABLE TOOLING
  For the year ended December 31,
     1997.............................   $  368,000      $195,000     $  493,000      $166,000     $  890,000
     1996.............................      257,000       300,000             --       189,000        368,000
  For the period from September 28,
     1995 through December 31, 1995...      257,000       134,000             --       134,000        257,000

-------------------------
(1) Charges to other accounts includes amounts related to acquired companies and the effects of changing foreign currency exchange rates for the Company's foreign subsidiaries.